UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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FedEx Corporation

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Notice of 2019
Annual Meeting
of Stockholders

Monday, September 23, 2019
8:00 a.m. local time

FedEx Express World Headquarters
Auditorium
3670 Hacks Cross Road, Building G
Memphis, Tennessee 38125

Our solutions connect
people and possibilities.

At FedEx, we believe that a connected world is a better world, and that belief guides everything we do.

With networks that span billions of people across six continents, delivering is our business. It’s also our responsibility to deliver the resources that improve the lives of those we serve.

When we help businesses of all sizes access new markets, they grow and create jobs that boost standards of living in our communities. Investments in safer and more sustainable transportation improve our own footprint and make our communities more livable. A more connected world sparks innovation when shared ideas, goods and technologies interact to transform how we live and work.

We believe a connected world is a prosperous and sustainable world. And we aim to multiply opportunities.

LEARN MORE ABOUT FEDEX

Learn more about how we are multiplying opportunities across the world through our 2019 Global Citizenship Report:

2019 Global Citizenship Report* http://csr.fedex.com
*	The information on the Global Citizenship Report web page is not incorporated by reference into, and does not form part of, this proxy statement.

Notice of Annual Meeting of Stockholders

ITEMS OF BUSINESS
Voting Proposal	Board Recommendation
Proposal 1 Elect the twelve nominees named in the proxy statement as FedEx directors for a one-year term	FOR each director nominee
Proposal 2 Advisory vote to approve named executive officer compensation	FOR
Proposal 3 Approve the FedEx Corporation 2019 Omnibus Stock Incentive Plan	FOR
Proposal 4 Ratify the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm for fiscal year 2020	FOR
Proposals 5-6 Act upon two stockholder proposals, if properly presented at the meeting	AGAINST

Stockholders also will consider any other matters that may properly come before the meeting.

Members of FedEx’s management team will be present at the meeting to respond to appropriate questions from stockholders.

Annual Meeting Admission
If you plan to attend the annual meeting in person, you must register by 11:59 p.m. Eastern time on Thursday, September 19, 2019. See page 108 of the proxy statement for information on how to register in advance to attend the meeting.

If you attend the annual meeting in person, you will need to present your admission ticket, which you will receive in advance, and a valid government-issued photo identification.

Please Vote Your Shares
Your vote is very important. Please vote your shares whether or not you plan to attend the meeting. We look forward to your attendance at the annual meeting either in person or by proxy.

By order of the Board of Directors,

MARK R. ALLEN
Executive Vice President,
General Counsel and Secretary

August 12, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 23, 2019:

The following materials are available on the Investor Relations section of the FedEx website at http://investors.fedex.com:

►	The Notice of Annual Meeting of Stockholders to be held September 23, 2019;
►	The FedEx 2019 Proxy Statement; and
►	The FedEx Annual Report to Stockholders for the fiscal year ended May 31, 2019.

A Notice Regarding the Internet Availability of Proxy Materials or the proxy statement, form of proxy and accompanying materials are first being sent to stockholders on or about August 12, 2019.

LOGISTICS

Date and Time
Monday, September 23, 2019, at 8:00 a.m. local time
Location
The Auditorium, FedEx Express World Headquarters, 3670 Hacks Cross Road, Building G, Memphis, Tennessee 38125
Who Can Vote
Stockholders of record at the close of business on July 29, 2019, may vote at the meeting or any postponements or adjournments of the meeting.

HOW TO CAST YOUR VOTE

If you are a registered stockholder, you can vote by any of the following methods:

Online
www.investorvote.com/FDX through 9/22/2019
By phone
1-800-652-VOTE (8683) through 9/22/2019
Proxy card
Completing, signing and returning your proxy card
In person
With a ticket obtained upon advance registration and valid photo identification

If you are a beneficial owner, please follow the instructions provided by your bank or broker to vote your shares. In order to vote at the meeting, you must obtain a legal proxy from your bank or broker and bring it with you to hand in with your signed ballot.

FEDEX.COM 1

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find additional information in this proxy statement.

PROPOSAL 1

Election of Directors	Your Board of Directors recommends that you vote “FOR” the election of each of the twelve nominees See page 8

		Director	COMMITTEES
Nominee and position	Age	since	AC	CC	ITOC	NGC	Other public directorships
FREDERICK W. SMITH Chairman and Chief Executive Officer of FedEx Corporation	75	1971
JOHN A. EDWARDSON(1) Independent Former Chairman and Chief Executive Officer of CDW Corporation	70	2003					Chubb Limited
MARVIN R. ELLISON(2) Independent President and Chief Executive Officer of Lowe’s Companies, Inc.	54	2014					Lowe’s Companies, Inc.
SUSAN PATRICIA GRIFFITH Independent President and Chief Executive Officer of The Progressive Corporation	54	2018					The Progressive Corporation
JOHN C. (“CHRIS”) INGLIS(3) Independent Professor at the U.S. Naval Academy	64	2015					Huntington Bancshares Inc.
KIMBERLY A. JABAL Independent Chief Financial Officer of Unity Technologies	50	2013					SVB Financial Group
SHIRLEY ANN JACKSON(4) Independent President of Rensselaer Polytechnic Institute	73	1999					International Business Machines Corporation, Public Service Enterprise Group Incorporated (Lead Director)
R. BRAD MARTIN(5) Independent Chairman of RBM Venture Company	67	2011					Chesapeake Energy Corporation (Chairman)
JOSHUA COOPER RAMO Independent Vice Chairman, Co-Chief Executive Officer, Kissinger Associates, Inc.	50	2011					Starbucks Corporation
SUSAN C. SCHWAB Independent Professor at the University of Maryland School of Public Policy	64	2009					The Boeing Company, Caterpillar Inc., Marriott International, Inc.
DAVID P. STEINER Lead Independent Director Former Chief Executive Officer of Waste Management, Inc.	59	2009					Vulcan Materials Company
PAUL S. WALSH Independent Chairman of Compass Group PLC	64	1996					Compass Group PLC (Chairman), RM2 International S.A., TPG Pace Holdings Corp., McDonald’s Corporation
(1)	If elected, Mr. Edwardson will become a member of the CC and NGC and will no longer serve on the AC.	AC: Audit Committee CC: Compensation Committee ITOC: Information Technology Oversight Committee NGC: Nominating & Governance Committee	Chair
(2)	If elected, Mr. Ellison will become a member of the AC and will no longer serve on the ITOC or NGC.		Member
(3)	If elected, Mr. Inglis will no longer serve on the CC.
(4)	If elected, Dr. Jackson will no longer serve on the NGC.
(5)	If elected, Mr. Martin will become Chairman of the AC and will no longer serve on the NGC.

2	2019 PROXY STATEMENT

Proxy Statement Summary – Director Nominee Highlights

DIRECTOR NOMINEE HIGHLIGHTS

DIVERSITY OF TENURE, AGE, GENDER AND BACKGROUND

Independent Director Nominee Tenure*			Age*
10 years Average Independent Director Nominee Tenure			62 years Average Age

4 Newer Directors (6 years or less)	4 Medium-Tenured Directors (7 to 10 years)	4 Experienced Directors (more than 10 years)	2 Directors 45 to 50 Years	3 Directors 51 to 60 Years	5 Directors 61 to 70 Years	2 Directors over 70 Years

Board Refreshment			Diversity
In the past 6 years:			33% Female
4 New independent directors have joined our Board		4 Independent directors have retired from our Board	17% Ethnically Diverse

*	As of August 12, 2019.

DIRECTOR EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS

The Board believes that it is desirable that the following experience, qualifications, attributes and skills be possessed by one or more of FedEx’s Board members because of their particular relevance to the company’s business and structure, and these were all considered by the Board in connection with this year’s director nomination process:

Transportation	International	Financial	Marketing	Technological	Energy	Government	Leadership

6 Directors	7 Directors	6 Directors	4 Directors	5 Directors	4 Directors	5 Directors	12 Directors

CORPORATE GOVERNANCE HIGHLIGHTS

You can find detailed information about our corporate governance policies and practices in the Corporate Governance Matters section of this proxy statement. You can also access our corporate governance documents on the Governance & Citizenship page of the Investor Relations section of our website at http://investors.fedex.com.

CORPORATE GOVERNANCE FACTS

✓Proxy Access ✓Majority Voting for Directors ✓Annual Election of All Directors ✓Gender and Ethnically Diverse Board ✓Annual Board and Committee Self-Evaluations	✓Strong and Experienced Lead Independent Director ✓Independent Directors Meet Regularly Without Management Present ✓Annual Independent Director Evaluation of Chairman and CEO
✓Code of Business Conduct and Ethics Applicable to all Directors
✓Lead Independent Director’s Mandatory Service on Nominating & Governance Committee
✓Stock Ownership Goal for Directors and Executive Officers

✕Separate Chairman & CEO

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Proxy Statement Summary – Proposal 2

PROPOSAL 2

Advisory Vote to Approve Named Executive Officer Compensation	Your Board of Directors recommends that you vote “FOR” this proposal See page 34

EXECUTIVE COMPENSATION DESIGN

Our executive compensation program is designed not only to retain and attract highly qualified and effective executives, but also to motivate them to substantially contribute to FedEx’s future success for the long-term benefit of shareowners and reward them for doing so. We believe there should be a strong relationship between pay and corporate performance, and our executive compensation program reflects this belief.

In the 2018 advisory vote, 95.3% of the voted shares supported the compensation of our named executive officers.

ELEMENTS OF COMPENSATION

The elements of target total direct compensation for fiscal 2019 are presented below.

Element and Fiscal 2019 Average NEO Target Pay Mix(1)	Description and Metrics
Base Salary	Fixed cash income to retain and attract highly marketable executives in a competitive market for executive talent.
Performance-Based AIC

Annual cash incentive program designed to motivate our executives to achieve annual financial goals and other business objectives and reward them accordingly. Total amount paid is based on:

►Achievement of adjusted consolidated operating income objective and individual performance goals

Restricted Stock(2)

Annual equity incentive awards designed to further align the interests of our executives with those of our shareowners by facilitating significant ownership of FedEx stock by the officers. The number of options and shares of restricted stock awarded is primarily based on:

►An officer’s position and level of responsibility

Stock Options
Performance-Based LTI

Long-term cash incentive program designed to motivate management to build long-term shareowner value and reward them accordingly. Total amount paid is based on:

►Achievement of aggregate earnings-per-share (“EPS”) goals for the preceding three-fiscal-year period

(1)	See page 40 for individual fiscal 2019 target total direct compensation components.
(2)	This average excludes our Chairman and CEO because restricted stock was not a component of his fiscal 2019 compensation. As a result, the percentages included in this table do not sum to 100%.

4	2019 PROXY STATEMENT

Proxy Statement Summary – Proposal 3

FISCAL 2019 COMPENSATION HIGHLIGHTS

►	In response to the challenging business conditions, the fiscal 2019 annual incentive compensation program was amended to provide that no officers or managing/staff directors across the enterprise, including the named executive officers, would receive a payout under the program.
►	The FY2017-FY2019 long-term incentive plan paid above target to all participants, including the named executive officers, as the company’s strong adjusted EPS results in fiscal 2018 more than offset weaker than expected adjusted EPS results in fiscal 2019.
►	Officers realize value from the stock options recognized in the total direct compensation calculation only if the stock price appreciates after the grant date. The exercise price for the fiscal 2019 annual option grant to executive officers exceeded the closing price of FedEx common stock on July 29, 2019.

PROPOSAL 3

Approve the FedEx Corporation 2019 Omnibus Stock Incentive Plan	Your Board of Directors recommends that you vote “FOR” this proposal See page 80

FedEx relies on equity awards to retain and attract key employees and non-employee Board members and believes that equity incentives are necessary for FedEx to remain competitive in retaining and attracting highly qualified individuals upon whom, in large measure, the future growth and success of FedEx depend. The FedEx Corporation 2010 Omnibus Stock Incentive Plan, as amended, which is the only FedEx equity compensation plan under which equity or equity-based awards can be made, is scheduled to expire on June 30, 2020. In order to continue the practice of granting equity incentive awards, the Board of Directors is seeking stockholder approval of the 2019 Plan. If adopted, the 2019 Plan will become effective on September 24, 2019 (the date immediately following the annual meeting).

If adopted, the number of shares available for future issuance under the 2019 Plan will equal the sum of (i) 6.7 million shares and (ii) the total number of shares remaining available for awards under the 2010 Plan, up to a maximum of 17,000,000 shares. Of the shares authorized for issuance under the 2019 Plan, the maximum number that may be issued as full-value awards will be 1,500,000.

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Proxy Statement Summary – Proposal 4

PROPOSAL 4

Ratify the Appointment of Ernst & Young LLP as FedEx’s Independent Registered Public Accounting Firm	Your Board of Directors recommends that you vote “FOR” this proposal See page 93

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm and has specific policies in place to ensure its independence. The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) to serve as FedEx’s independent registered public accounting firm for fiscal 2020. Ernst & Young has been our independent registered public accounting firm since 2002.

Fees paid to Ernst & Young for fiscal 2019 and 2018 are detailed on page 96.

Representatives of Ernst & Young will be present at the meeting, will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

PROPOSALS 5-6

Two Stockholder Proposals, if properly presented	Your Board of Directors recommends that you vote “AGAINST” each of these proposals See pages 99 – 104

6	2019 PROXY STATEMENT

2019 PROXY STATEMENT

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Corporate Governance Matters

PROPOSAL 1

Election of Directors	Your Board of Directors recommends that you vote “FOR” the election of each of the twelve nominees

All of FedEx’s directors are elected at each annual meeting of stockholders and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors currently consists of twelve members. The Board proposes that each of the current directors be reelected to the Board. Each of the nominees elected at this annual meeting will hold office until the annual meeting of stockholders to be held in 2020 and until his or her successor is duly elected and qualified.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee.

Under FedEx’s majority-voting standard, each of the twelve director nominees must receive more votes cast “for” than “against” his or her election in order to be elected to the Board. For more information, please see “— Process for Selecting Directors — Nomination Process — Majority-Voting Standard for Director Elections.”

PROCESS FOR SELECTING DIRECTORS

The Board is responsible for recommending director candidates for election by the stockholders and for electing directors to fill vacancies or newly created directorships. The Board has delegated the screening and evaluation process for director candidates to the Nominating & Governance Committee, which identifies, evaluates and recruits highly qualified director candidates and recommends them to the Board.

Experience, Qualifications, Attributes and Skills

The Nominating & Governance Committee seeks director nominees with the skills and experience needed to properly oversee the interests, risks and businesses of the company. The Committee carefully evaluates each candidate to ensure that he or she possesses the experience, qualifications, attributes and skills that the Committee has found are necessary for an effective board member. These crucial qualities include, among others:

►The highest level of personal and professional ethics, integrity and values; ►Practical wisdom and mature judgment;	►An inquiring and independent mind; ►Expertise that is useful to FedEx and complementary to the background and experience of other Board members; and	►Willingness to represent the best interests of all stockholders and objectively appraise management performance.

8	2019 PROXY STATEMENT

Corporate Governance Matters – Process for Selecting Directors

In addition to the qualifications that each director nominee must have, the Board believes that one or more of FedEx’s Board members should possess the experience and expertise listed below because of their particular relevance to the company’s business, strategy and structure. These were all considered by the Board in connection with this year’s director nomination process.

TRANSPORTATION INDUSTRY EXPERIENCE	TECHNOLOGICAL EXPERTISE

Diversity: The Board is also committed to having a membership that reflects a diversity of gender, race, ethnicity, age and background. This commitment is demonstrated by the fact that the Board currently includes four female directors and two directors who are racially diverse.

INTERNATIONAL EXPERIENCE	ENERGY EXPERTISE
FINANCIAL EXPERTISE	GOVERNMENT EXPERIENCE
MARKETING EXPERTISE	LEADERSHIP EXPERIENCE

Nomination Process

NOMINATION OF DIRECTOR CANDIDATES

The Nominating & Governance Committee identifies, evaluates and recruits director candidates, considers the advisability of adding new directors to the current composition of the Board, and evaluates and recommends existing director nominees to the Board as follows:

The Committee considers potential new candidates that may be proposed by current directors, management, professional search firms, stockholders or other persons. The Committee may engage a third-party executive search firm to assist in identifying potential director candidates. The Committee considers and evaluates a director candidate recommended by a stockholder in the same manner as a nominee recommended by a Board member, management, search firm or other sources.	The Nominating & Governance Committee evaluates a potential new director candidate thoroughly in considering whether the candidate fits the criteria that the Board seeks in all of its directors and how that candidate’s skills and experience would contribute to the Board. The process may include reviewing the candidate’s qualifications, interviewing the candidate, engaging an outside firm to gather additional information and making inquiries of persons with knowledge of the candidate.
In its evaluation of all director candidates, including the members of the Board of Directors eligible for reelection, the Nominating & Governance Committee considers the appropriate size, composition, skills and contributions of current members and the needs of the Board of Directors and each of its committees.

AS A RESULT OF THIS PROCESS, FOUR NEW, INDEPENDENT, HIGHLY QUALIFIED DIRECTORS HAVE JOINED THE FEDEX BOARD IN THE PAST SIX YEARS.

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Corporate Governance Matters – Process for Training and Evaluating Directors

STOCKHOLDER NOMINATIONS

The Nominating & Governance Committee will consider director nominees recommended by stockholders. To recommend a prospective director candidate for the Nominating & Governance Committee’s consideration, stockholders may submit the candidate’s name, qualifications, including whether the candidate satisfies the requirements set forth in our Corporate Governance Guidelines and discussed in “— Process for Selecting Directors — Experience, Qualifications, Attributes and Skills,” and other relevant biographical information in writing to: FedEx Corporation Nominating & Governance Committee, c/o Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120. FedEx’s Bylaws require stockholders to give advance notice of stockholder proposals, including nominations of director candidates. For more information, please see “Stockholder Proposals and Director Nominations for 2020 Annual Meeting.”

MAJORITY-VOTING STANDARD FOR DIRECTOR ELECTIONS

FedEx’s Bylaws require that we use a majority-voting standard in uncontested director elections and contain a resignation requirement for directors who fail to receive the required majority vote. The Bylaws also prohibit the Board from reverting to a plurality-voting standard without the approval of our stockholders. Under the majority-voting standard, a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the Board. In accordance with the majority-voting standard and resignation requirement, each director who is standing for reelection at the annual meeting has tendered an irrevocable resignation from the Board of Directors that will take effect if (i) the director does not receive more votes cast “for” than “against” his or her election at the annual meeting, and (ii) the Board accepts the resignation. FedEx’s Bylaws require the Board of Directors, within 90 days after certification of the election results, to accept the director’s resignation unless there is a compelling reason not to do so and to promptly disclose its decision (including, if applicable, the reasons for rejecting the resignation) in a filing with the Securities and Exchange Commission (the “SEC”).

PROCESS FOR TRAINING AND EVALUATING DIRECTORS

New Director Orientation

FedEx has a New Director Orientation Program that enables new members of the Board to quickly become active, knowledgeable and effective Board members. The program includes, among other things, individual meetings with key members of the Board and executive management, facility tours, and attendance at committee meetings of each Board committee even when the new director is not a member, in order to gain better understanding of committee functions. The process is tailored to take into account the individual needs of each new director.

The Nominating & Governance Committee is responsible for overseeing the New Director Orientation Program. The Executive Vice President, General Counsel and Secretary is responsible for administering the program and reporting to the Nominating & Governance Committee the status of the orientation process with respect to each new director. The orientation process is designed to provide new directors with comprehensive information about the company’s business, strategy, capital structure, financial performance, risk oversight, evaluation of management and executive compensation practices, as well as the policies, procedures and responsibilities of the Board and its committees.

Continuing Director Education

FedEx provides continuing director education through individual speakers who make relevant presentations in connection with in-person Board meetings, which generally occur four times per year. The company receives feedback from the directors on potential topics that would be useful for these discussions. In addition to facilitating these customized in-house programs, FedEx monitors pertinent developments in director education and recommends valuable outside programs for Board committee chairpersons to attend. The Nominating & Governance Committee reviews the company’s director education process on an annual basis to ensure the continuing education provided serves to further directors’ knowledge in their oversight responsibilities.

10	2019 PROXY STATEMENT

Corporate Governance Matters – Nominees for Election to the Board

Board and Committee Evaluations

The Nominating & Governance Committee oversees an annual performance evaluation of each committee of the Board and the Board as a whole. Each Board member also completes an individual self-assessment, the responses to which are provided to the Chairman of the Board and the chairperson of the Nominating & Governance Committee, who is our lead independent director. The responses to the performance evaluations and individual self-assessments are compiled annually by a third-party provider who distributes the results to the applicable recipients.

The Nominating & Governance Committee reviews and discusses the evaluation results for each committee and the Board as a whole. Each committee discusses its annual evaluation results and identifies any opportunities for improvement. The chairperson of the Nominating & Governance Committee reports the results to the Board of Directors, including any action plans. The chairperson also reports to the Board the results of the full Board assessment. The Chairman of the Board and chairperson of the Nominating & Governance committee discuss any notable results from the individual director self-assessments with the relevant directors.

As part of the evaluation, our directors consider the Board’s processes to ensure, among other things, that its leadership structure remains effective, that Board and committee meetings are conducted in a manner that promotes candid and constructive dialogue, sufficient time has been allocated for such meetings, agenda items reflect key matters of importance to the company, and that the materials provided to the Board and the reports received from management are useful, comprehensive and timely.

NOMINEES FOR ELECTION TO THE BOARD

Below you will find each nominee’s biography along with other pertinent information, including a selection of each Board nominee’s skills and qualifications. Following the biographies, we have included a chart that exhibits the collective experience, qualifications, attributes and skills of our Board nominees.

FREDERICK W. SMITH

Age 75
Director Since 1971
Committees None
Other Public Company
Directorships None

Mr. Smith is the company’s founder and has been Chairman and Chief Executive Officer of FedEx since 1998 and Chairman of FedEx Express since 1975. Mr. Smith was President of FedEx from 1998 through January 2017. He was Chairman, President and Chief Executive Officer of FedEx Express from 1983 to 1998, Chief Executive Officer of FedEx Express from 1977 to 1998, and President of FedEx Express from 1971 to 1975.

Skills and Qualifications

Transportation Industry Founder of our company and the pioneer of the express transportation industry.	Energy Co-chairman of the Energy Security Leadership Council.
International
Leads our multinational company and has served on the board of the Council on Foreign Relations and as chairman of the U.S.-China Business Council and the French-American Business Council.

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Corporate Governance Matters – Nominees for Election to the Board

JOHN A. EDWARDSON
Independent

Age 70
Director Since 2003
Committees
Audit (Chairman)
Other Public Company
Directorships
Chubb Limited
Mr. Edwardson is the former Chairman and Chief Executive Officer of CDW Corporation, a provider of technology products and services, serving as Chief Executive Officer from 2001 to September 2011 and as Chairman from 2001 to December 2012. He was Chairman and Chief Executive Officer of Burns International Services Corporation, a provider of security services, from 1999 to 2000. He was President and Chief Operating Officer of UAL Corporation (the parent company of United Air Lines, Inc.), an airline, from 1995 to 1998. He is a former director of CDW Corporation and Rockwell Collins, Inc.

Skills and Qualifications

Financial Former CFO of two public companies. An audit committee financial expert, as determined by the Board.	Technological Former CEO of a technology products and services provider.	Transportation Industry/International Former President and COO of a major airline.

MARVIN R. ELLISON
Independent

Age 54
Director Since 2014
Committees
Compensation
Information Technology Oversight
Nominating & Governance
Other Public Company
Directorships
Lowe’s Companies, Inc.
Mr. Ellison serves as President and Chief Executive Officer and a director of Lowe’s Companies, Inc., a home improvement retailer, positions he has held since July 2018. Mr. Ellison served as Chairman of J. C. Penney Company, Inc., an apparel and home furnishings retailer, from August 2016 until May 2018, and Chief Executive Officer from August 2015 through May 2018. He served as President and CEO-Designee of J. C. Penney from November 2014 through July 2015. From August 2008 through October 2014, Mr. Ellison served as Executive Vice President – U.S. Stores of The Home Depot, Inc., a home improvement specialty retailer. From June 2002 to August 2008, he served in a variety of operational roles at The Home Depot, including as President – Northern Division and as Senior Vice President – Global Logistics. Prior to joining The Home Depot, Mr. Ellison spent 15 years at Target Corporation in a variety of operational roles. He is a former director of J. C. Penney Company, Inc. and H&R Block, Inc.

Skills and Qualifications

Marketing Marketing expert through his executive experience at Lowe’s, The Home Depot and J. C. Penney.	Leadership Significant executive leadership experience gained from executive positions held at Lowe’s, The Home Depot and J. C. Penney.
Transportation Industry
Served in a variety of logistics roles during his career, including as Senior Vice President – Global Logistics at The Home Depot. Also has significant e-commerce experience due to his executive positions held at Lowe’s, J. C. Penney and The Home Depot.

12	2019 PROXY STATEMENT

Corporate Governance Matters – Nominees for Election to the Board

SUSAN PATRICIA GRIFFITH
Independent

Age 54
Director Since 2018
Committees
Information Technology Oversight
Nominating & Governance
Other Public Company
Directorships
The Progressive Corporation
Ms. Griffith currently serves as President and Chief Executive Officer of The Progressive Corporation, a leading property and casualty insurance company, positions she has held since July 2016. Prior to being named President and Chief Executive Officer, Ms. Griffith served as Personal Lines Chief Operating Officer from April 2015 through June 2016 and Vice President from May 2015 through June 2016. She joined Progressive as a claims representative in 1988 and has served in many key leadership positions during her tenure. Ms. Griffith held several managerial positions in the Claims division before being named Chief Human Resources Officer in 2002. In 2008, she returned to the Claims division as the group president, and prior to being named Personal Lines Chief Operating Officer, she was President of Customer Operations from April 2014 to March 2015. Ms. Griffith was named one of FORTUNE magazine’s “Most Powerful Women in Business” in 2016 and 2017. She is a former director of The Children’s Place, Inc.

Skills and Qualifications

Marketing Extensive executive and managerial experience in an industry that emphasizes distinctive advertising and marketing campaigns.	Leadership Has held a series of executive leadership positions at The Progressive Corporation, including her role as President and CEO.	Technological Executive and managerial experience at a company that relies heavily on its ability to adapt to change, innovate, develop, and implement new applications and other technologies.

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Corporate Governance Matters – Nominees for Election to the Board

JOHN C. (“CHRIS”) INGLIS
Independent

Age 64
Director Since 2015
Committees
Information Technology Oversight (Chairman)
Compensation
Nominating & Governance
Other Public Company
Directorships
Huntington
Bancshares Inc.
Mr. Inglis is currently a Visiting Professor of Cyber Studies at the U.S. Naval Academy. He previously served for 28 years at the National Security Agency as a computer scientist and operational manager, retiring in 2014 as the Agency’s Deputy Director and senior civilian leader. In this role, he acted as the NSA’s chief operating officer responsible for guiding and directing strategies, operations and policy. Prior to joining the NSA, Mr. Inglis had nine years of active duty service as an officer and pilot in the U.S. Air Force, followed by twenty-one years with the Air National Guard, from which he retired as a Brigadier General. He is a former director of KEYW Corp.

Skills and Qualifications

Transportation Industry
Commanded USAF C-130 tactical airlift units at the Squadron and Group level, holds the rating of USAF Command Pilot and has more than 20 years of experience piloting USAF C-141 and C-130 aircraft.
International
Has extensive experience conducting intelligence liaison as a senior representative of the U.S. government, including three years as the U.S. Special Liaison to the United Kingdom at U.S. Embassy London.
Technological
Serves on technical advisory boards across the private and public sectors, including service as a member of the U.S. Defense Science Board. Holds graduate degrees in engineering and computer science from Columbia, Johns Hopkins, and George Washington Universities.
Government/Leadership
Served for 17 years as a senior executive in the U.S. Department of Defense, including seven and one-half years as the Deputy Director and Chief Operating Officer of the NSA. He currently serves as a member of the Strategic Advisory Groups for U.S. Strategic Command and the Director of National Intelligence. Mr. Inglis is also a commissioner on the U.S. Cyberspace Solarium Commission charged by law to consider and recommend a U.S. national cyberspace strategy.

14	2019 PROXY STATEMENT

Corporate Governance Matters – Nominees for Election to the Board

KIMBERLY A. JABAL
Independent

Age 50
Director Since 2013
Committees
Audit
Information Technology Oversight
Other Public Company
Directorships
SVB Financial Group
Ms. Jabal currently is the Chief Financial Officer of Unity Technologies, a creator of real-time 3D development platforms. Prior to joining Unity Technologies in March 2019, Ms. Jabal was the Chief Financial Officer of Weebly, a small business software company, from November 2015 through December 2018. Prior to joining Weebly in November 2015, she served as Chief Financial Officer of Path, Inc. and as Vice President of Finance at Lytro, Inc., both early-stage technology companies. She served in various capacities at Google from 2003 to 2011, including as director of engineering finance, director of investor relations and director of online sales finance. Prior to Google, Ms. Jabal spent two years at Goldman Sachs in technology investment banking and eight years with Accenture working in information technology.

Skills and Qualifications

Financial Current CFO of a software company, sixteen years of experience in finance at software and Internet companies, and two years of experience in technology investment banking.
Technological
Has extensive information technology experience, having spent eight years serving in various capacities with Google and eight years with Accenture designing and building technical infrastructure for major information technology systems implementations at global companies. Ms. Jabal also holds a B.S. in engineering from the University of Illinois at Urbana-Champaign.

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Corporate Governance Matters – Nominees for Election to the Board

SHIRLEY ANN JACKSON
Independent

Age 73
Director Since 1999
Committees
Audit
Compensation
Nominating & Governance
Other Public Company
Directorships
International Business Machines Corporation and Public Service Enterprise Group Incorporated (Lead Director)
Dr. Jackson is President of Rensselaer Polytechnic Institute (RPI), a technological research university, a position she has held since 1999. She was Chairman of the U.S. Nuclear Regulatory Commission (NRC) from 1995 to 1999 and Commissioner of the NRC from 1995 to 1999. Dr. Jackson was a member of the President’s Council of Advisors on Science and Technology (PCAST) from 2009 until 2014, Co-Chair of the President’s Intelligence Advisory Board from November 2014 to January 2017, a member of the International Security Advisory Board to the U.S. Secretary of State from July 2011 to January 2017, a member of the Secretary of Energy Advisory Board from 2013 to 2017, a member of the Board of Directors of the Council on Foreign Relations from 2008 to 2018, and Chairman of the International Nuclear Regulators Association from 1997 to 1999. Dr. Jackson was Vice-Chair of the Board of Regents of the Smithsonian Institution from 2014 to 2017 and a member of the Board of Regents from 2005 to 2017. She also is a life trustee of M.I.T. (member of the M.I.T. Corporation). Dr. Jackson is a National Medal of Science recipient. She was previously a director of Medtronic, Inc., Marathon Oil Corporation, NYSE Euronext and U.S. Steel Corporation.

Skills and Qualifications

Financial Has numerous years of public company audit committee experience, including as a chair. Dr. Jackson is also a former director of NYSE Euronext and former chair of the Board of NYSE Regulation.
Technological
Earned undergraduate and doctorate degrees in physics from the Massachusetts Institute of Technology and is the president of a world-renowned technological research university (RPI). Dr. Jackson is also a member of the Board of IBM and a former member of PCAST.
International
As Chairman and Commissioner of the U.S. Nuclear Regulatory Commission, traveled extensively on behalf of the U.S. government, including negotiating on nuclear safety matters with foreign government officials. Extensive involvement with the World Economic Forum (WEF), including as Co-Chair of the WEF Global Future Council on International Security. Dr. Jackson is also a former director of the Council on Foreign Relations.
Energy/Government/ Leadership
Serves as Lead Director of Public Service Enterprise Group Incorporated and is the former Vice-Chair of the Smithsonian Institution, former Chairman and Commissioner of the U.S. Nuclear Regulatory Commission, former Co-Chair of the President’s Intelligence Advisory Board, a former member of the International Security Advisory Board to the U.S. Secretary of State, a former member of the Secretary of Energy Advisory Board and a former director of Marathon Oil Corporation.

16	2019 PROXY STATEMENT

Corporate Governance Matters – Nominees for Election to the Board

R. BRAD MARTIN
Independent

Age 67
Director Since 2011
Committees
Audit
Nominating & Governance
Other Public Company
Directorships
Chesapeake Energy Corporation (Chairman)
Mr. Martin is Chairman of the Board of Chesapeake Energy Corporation, a producer of oil, natural gas, and natural gas liquids, a position he has held since October 2015. In addition, Mr. Martin has served as Chairman of RBM Ventures, a private investment company, since 2007. Mr. Martin was Chairman and Chief Executive Officer of Saks Incorporated from 1989 to 2006 and remained Chairman until his retirement in 2007. He is the former Interim President of the University of Memphis, a position he held from July 2013 until May 2014. He was previously a director of First Horizon National Corporation, Caesars Entertainment Corporation, Dillard’s, Inc., Gaylord Entertainment Company, lululemon athletica inc. and Ruby Tuesday, Inc.

Skills and Qualifications

Financial
Earned an MBA from Vanderbilt University. As a former CEO of a public company, he actively supervised the CFO, and has significant public company audit committee experience. An audit committee financial expert, as determined by the Board.	Marketing Gained valuable retail marketing experience and successfully applied his marketing expertise as the former CEO of Saks, a leading department store retailer.	Energy Member of the boards of Chesapeake Energy Corporation, where he currently serves as Chairman, and Pilot Travel Centers LLC.	Government Former Tennessee state representative.

JOSHUA COOPER RAMO
Independent

Age 50
Director Since 2011
Committees
Audit
Information Technology Oversight
Other Public Company
Directorships
Starbucks Corporation
Mr. Ramo is Vice Chairman, Co-Chief Executive Officer, Kissinger Associates, Inc., a strategic advisory firm (he has been Vice Chairman since 2011 and Co-Chief Executive Officer since July 1, 2015). He served as Managing Director of Kissinger Associates from 2006 to 2011. Prior to joining Kissinger Associates, he was Managing Partner of JL Thornton & Co., LLC, a consulting firm. Before that, he worked as a journalist and served as Senior Editor, Foreign Editor and then Assistant Managing Editor of TIME Magazine from 1995 to 2003.

Skills and Qualifications

Leadership Vice Chairman, Co-Chief Executive Officer, Kissinger Associates.
International
Has been a term member of the Council on Foreign Relations, Asia 21 Leaders Program, World Economic Forum’s Young Global Leaders and Global Leaders of Tomorrow. He co-founded the U.S.-China Young Leaders Forum in conjunction with the National Committee on U.S.-China Relations.

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Corporate Governance Matters – Nominees for Election to the Board

SUSAN C. SCHWAB
Independent

Age 64
Director Since 2009
Committees
Compensation
Information Technology Oversight
Other Public Company
Directorships
The Boeing Company, Caterpillar Inc. and Marriott International, Inc.
Ambassador Schwab is a Professor at the University of Maryland School of Public Policy, a position she has held since January 2009. She has also served as a strategic advisor to Mayer Brown LLP, a law firm, since March 2010. She served as U.S. Trade Representative from 2006 to January 2009 and as Deputy U.S. Trade Representative from 2005 to 2006. She was Vice Chancellor of the University System of Maryland and President and Chief Executive Officer of the University System of Maryland Foundation from 2004 to 2005. She was Dean of the University of Maryland School of Public Policy from 1995 to 2003. She was Director of Corporate Business Development of Motorola, Inc., an electronics manufacturer, from 1993 to 1995. She was Assistant Secretary of Commerce for the U.S. and Foreign Commercial Service from 1989 to 1993.

Skills and Qualifications

International/Government
Former U.S. Trade Representative and former Director–General of the U.S. and Foreign Commercial Service (Assistant Secretary of Commerce), the export promotion arm of the U.S. government.
Leadership
Former U.S. Trade Representative, former Director–General of the U.S. and Foreign Commercial Service (Assistant Secretary of Commerce), former President and Chief Executive Officer of the University System of Maryland Foundation and former Dean of the University of Maryland School of Public Policy.

DAVID P. STEINER
Lead Independent Director

Age 59
Director Since 2009
Committees
Nominating & Governance (Chairman)
Other Public Company
Directorships
Vulcan Materials Company
Mr. Steiner is the former Chief Executive Officer of Waste Management, Inc., a provider of integrated waste management services, serving as Chief Executive Officer from 2004 through October 2016. He was President of Waste Management, Inc. from 2010 through July 2016, Executive Vice President and Chief Financial Officer from 2003 to 2004, Senior Vice President, General Counsel and Corporate Secretary from 2001 to 2003, and Vice President and Deputy General Counsel from 2000 to 2001. He was a partner at Phelps Dunbar L.L.P., a law firm, from 1990 to 2000. Mr. Steiner was previously a director of TE Connectivity Ltd. and Waste Management, Inc.

Skills and Qualifications

Transportation Former CEO of Waste Management, which transports waste materials.	Financial Has an accounting degree from Louisiana State University and was CFO of Waste Management before becoming its CEO.	Energy Former CEO of Waste Management, which has taken an industry leadership role in converting waste to renewable energy.

18	2019 PROXY STATEMENT

Corporate Governance Matters – Nominees for Election to the Board

PAUL S. WALSH
Independent

Age 64
Director Since 1996
Committees
Compensation (Chairman)
Other Public Company
Directorships
Compass Group PLC (Chairman), RM2 International S.A., TPG Pace Holdings Corp. and McDonald’s Corporation
Mr. Walsh is Chairman of the Board of Compass Group PLC, a food service and support services company, a position he has held since February 2014. He also serves as an advisor for L.E.K. Consulting, a global strategy consulting firm, and TPG Capital LLP, a private investment firm. Mr. Walsh served as Chief Executive Officer of Diageo plc, a beverage company, from 2000 to June 2013 and then served as an advisor to the company from July 2013 through 2014. Mr. Walsh also is a director of Chime Communications Limited, where he serves as Chairman of the Board, and RM2 International S.A. He has been a member of the U.K. Prime Minister’s Business Advisory Group since July 2015 and has been a Business Ambassador on the U.K. government’s Business Ambassador Network since his appointment in August 2012. Mr. Walsh was Chairman, President and Chief Executive Officer of The Pillsbury Company, a wholly owned subsidiary of Diageo plc, from 1996 to 2000, and Chief Executive Officer of The Pillsbury Company from 1992 to 1996. He was previously a director of Avanti Communications Group PLC, Centrica plc, Diageo plc, HSBC Holdings plc, Ontex Group NV, Pace Holdings Corp. and Unilever PLC.

Skills and Qualifications

International Former CEO of a U.K.–based, large multinational corporation.	Financial Has held executive finance positions, including CFO of a major division, at a U.K.–based public company.	Marketing Led a company that owes much of its growth and success to highly effective marketing of its brands. His consumer-centric experience brings a vital and unique perspective to the Board.	Government Has held executive positions at companies where government interface is crucial.

SUMMARY OF DIRECTOR EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS

Transportation Industry Experience is a positive attribute as it greatly increases a director’s understanding of our business operations and its management.
International Experience is beneficial given our continued capitalization on increasing globalization and the resulting expansion of customer access to goods, services and information.
Financial Expertise is important given our use of financial targets as measures of success and the importance of accurate financial reporting and robust internal auditing.
Marketing Expertise is valuable because we emphasize promoting and protecting the FedEx brand, one of our most important assets.
Technological Expertise is beneficial because attracting and retaining customers and competing effectively depend in part upon the sophistication and reliability of our technology.
Energy Expertise is important as we are committed to protecting the environment and have initiatives underway to reduce our energy use and minimize our environmental impact.
Government Experience is useful in our highly regulated industry as we work constructively with governments around the world.
Leadership Experience is critical because we want directors with the experience and confidence to capably advise our executive management team on a wide range of issues.

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Corporate Governance Matters – Nominees for Election to the Board

Audit Committee Financial Expert

The Board of Directors has determined that at least two members of the Audit Committee, John A. Edwardson and R. Brad Martin, are audit committee financial experts as that term is defined in SEC rules.

Director Independence

The Board of Directors has determined that each member of the Audit, Compensation and Nominating & Governance Committees and, with the exception of Frederick W. Smith, each of the Board’s current members and director nominees (John A. Edwardson, Marvin R. Ellison, Susan Patricia Griffith, John C. (“Chris”) Inglis, Kimberly A. Jabal, Shirley Ann Jackson, R. Brad Martin, Joshua Cooper Ramo, Susan C. Schwab, David P. Steiner and Paul S. Walsh) is independent and meets the applicable independence requirements of the New York Stock Exchange (including the additional requirements for Audit Committee and Compensation Committee members) and the Board’s more stringent standards for determining director independence. Mr. Smith is FedEx’s Chairman of the Board and Chief Executive Officer. James L. Barksdale served as a director for approximately four months of fiscal 2019, but retired as a director immediately before the 2018 annual meeting, and the Board of Directors had previously determined that he was independent.

Under the Board’s standards of director independence, which are included in FedEx’s Corporate Governance Guidelines, available on the Governance & Citizenship page under “Policies & Guidelines” of the Investor Relations section of our website at http://investors.fedex.com, a director will be considered independent only if the Board affirmatively determines that the director has no direct or indirect material relationship with FedEx, other than as a director. The standards set forth certain categories or types of transactions, relationships or arrangements with FedEx, as follows, each of which (i) is deemed not to be a material relationship with FedEx, and thus (ii) will not, by itself, prevent a director from being considered independent:

►	Prior Employment of Director. The director was employed by FedEx or was personally working on FedEx’s audit as an employee or partner of FedEx’s independent auditor, and over five years have passed since such employment, partner or auditing relationship ended.
►	Prior Employment of Immediate Family Member. An immediate family member was an officer of FedEx or was personally working on FedEx’s audit as an employee or partner of FedEx’s independent auditor, and over five years have passed since such employment, partner or auditing relationship ended.
►	Current Employment of Immediate Family Member. An immediate family member is employed by FedEx in a non-officer position, or by FedEx’s independent auditor not as a partner and not personally working on FedEx’s audit.
►	Interlocking Directorships. An executive officer of FedEx served on the board of directors of a company that employed the director or employed an immediate family member as an executive officer, and over five years have passed since either such relationship ended.
►	Transactions and Business Relationships. The director or an immediate family member is a partner, greater than 10% shareholder, director or officer of a company that makes or has made payments to, or receives or has received payments (other than contributions, if the company is a tax-exempt organization) from, FedEx for property or services, and the amount of such payments has not within any of such other company’s three most recently completed fiscal years exceeded one percent (or $1 million, whichever is greater) of such other company’s consolidated gross revenues for such year.
►	Indebtedness. The director or an immediate family member is a partner, greater than 10% shareholder, director or officer of a company that is indebted to FedEx or to which FedEx is indebted, and the aggregate amount of such debt is less than one percent (or $1 million, whichever is greater) of the total consolidated assets of the indebted company.
►	Charitable Contributions. The director is a trustee, fiduciary, director or officer of a tax-exempt organization to which FedEx contributes, and the contributions to such organization by FedEx have not within any of such organization’s three most recently completed fiscal years exceeded one percent (or $250,000, whichever is greater) of such organization’s consolidated gross revenues for such year.

20	2019 PROXY STATEMENT

Corporate Governance Matters – Nominees for Election to the Board

In determining each director’s independence, the Board broadly considered all relevant facts and circumstances, including the following immaterial transactions, relationships and arrangements:

►	Mr. Barksdale served as an officer of FedEx, but he left the company well over five years ago (his employment at FedEx ended in 1992).
►	Mr. Barksdale has made an investment (holding a less-than-10% equity interest) in a privately held entity that is headed by Mr. Smith’s daughter and of which Mr. Smith is a director and 10% owner.
►	Messrs. Ellison and Martin and Alan B. Graf, Jr., FedEx’s Executive Vice President and Chief Financial Officer, serve on the Board of Trustees of the University of Memphis, a non-profit entity to which FedEx makes payments and charitable contributions. The payments and charitable contributions made by FedEx to the University of Memphis in its 2018 and 2016 fiscal years represented one percent of the University’s consolidated gross revenues for each such year, and the payments made by FedEx to the University in its 2017 fiscal year represented less than one percent of the University’s consolidated gross revenues for the year. The Board determined that Messrs. Ellison and Martin are independent directors under the Board’s independence standards as neither of them have a direct or indirect material relationship with either FedEx or the University of Memphis, other than as a director or trustee, and neither of them derive any financial or other personal benefit from these transactions.
►	FedEx has an ordinary course business relationship with Lowe’s Companies, Inc., an entity for which Mr. Ellison has served as President and Chief Executive Officer and as a director since July 2018. The amount of the payments made by FedEx to Lowe’s within any of its three most recently completed fiscal years has not exceeded one percent (or $1 million, whichever is greater) of its consolidated gross revenues for such year.
►	FedEx has an ordinary course business relationship with The Progressive Corporation, an entity for which Ms. Griffith serves as President and Chief Executive Officer and as a director since July 2016. The amount of the payments made by FedEx to Progressive within any of its three most recently completed fiscal years has not exceeded one percent (or $1 million, whichever is greater) of its consolidated gross revenues for such year.
►	Mr. Martin and Robert B. Carter, FedEx’s Executive Vice President, FedEx Information Services and Chief Information Officer, serve as members of the board of managers of Pilot Travel Centers LLC.
►	In the ordinary course of business, FedEx makes purchases of aircraft and related services and equipment from The Boeing Company, an entity for which Ambassador Schwab serves as a director. The payments made by FedEx to Boeing in its three most recently completed fiscal years represented more than one percent of Boeing’s consolidated gross revenues for each such year. Ambassador Schwab recuses herself when the Board discusses or votes on Boeing-related matters. The Board determined that Ambassador Schwab is an independent director under the Board’s independence standards as she does not have a direct or indirect material relationship with either FedEx or Boeing, other than as a director, and does not derive any financial benefit from these ordinary course transactions.

Related Person Transactions

In accordance with the company’s Policy on Review and Preapproval of Related Person Transactions, which is described in more detail below in “— Board Processes and Policies — Policy on Review and Preapproval of Related Person Transactions,” the Nominating & Governance Committee has reviewed the following existing related person transactions and determined that they remain in the best interests of FedEx and our stockholders:

►	In November 1999, FedEx entered into a multi-year, $205 million naming rights agreement with Washington Football, Inc. Under this agreement, FedEx has certain marketing rights, including the right to name the stadium where the NFL Washington Redskins professional football team plays “FedExField.” In August 2003, Mr. Smith acquired an approximate 10% ownership interest in the Washington Redskins and joined its Leadership Council, or board of directors.
►	FedEx’s policy on personal use of corporate aircraft requires officers to pay FedEx two times the cost of fuel, plus applicable passenger ticket taxes and fees, for personal trips. Pursuant to this requirement, Mr. Smith and David J. Bronczek, FedEx’s former President and Chief Operating Officer, paid FedEx $480,846 and $143,792, respectively, during fiscal 2019 in connection with certain personal use of corporate aircraft.
►	Mr. Smith’s son is employed by FedEx Logistics (formerly FedEx Trade Networks) as its President and CEO. The compensation of Mr. Smith’s son for fiscal 2019 (including any incentive compensation amounts and the Black-Scholes value of any stock option award) was approximately $1,500,000.

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Corporate Governance Matters – The Board’s Role and Responsibilities

►	Mr. Smith’s daughter is employed by FedEx Corporation as a global public policy advisor in Washington, D.C.; the brother of Rajesh Subramaniam, the company’s President and Chief Operating Officer, is employed by FedEx Services as a manager of information technology; the son-in-law of Mark R. Allen, FedEx’s Executive Vice President, General Counsel and Secretary, is employed by FedEx Express as a managing director in the legal department; and the son of Henry J. Maier, the President and Chief Executive Officer of FedEx Ground, was employed by FedEx Services (during June and July 2018) as a manager of marketing and, beginning August 1, 2018, by FedEx Logistics as a manager of program management and planning. The total annual compensation of each of Mr. Smith’s daughter, Mr. Subramaniam’s brother, Mr. Allen’s son-in-law and Mr. Maier’s son for fiscal 2019 (including any incentive compensation and the Black-Scholes value of any stock option award) did not, individually, exceed $315,000.
►	In fiscal 2017, following the Board’s approval, FedEx entered into a two-year agreement with LiveSafe, Inc., a leading mobile safety communications platform delivering actionable crowd-sourced safety and security intelligence, preventing incidents, and connecting people to the help they need. Mr. Smith is a former member of the board of directors of LiveSafe, and an affiliated entity of Mr. Smith has invested $7.25 million in LiveSafe’s Series B financings. Mr. Smith’s son is an employee and partial owner of LiveSafe. Under the terms of the agreement, FedEx paid LiveSafe $300,000 per year, in addition to an initial set-up fee of approximately $20,000. In July 2018, following the Board’s approval, FedEx and LiveSafe agreed to amend and extend the agreement through July 2021. Pursuant to the amendment, the number of licensed FedEx users of the LiveSafe application increased and FedEx will pay total license fees of approximately $4.4 million over the three-year term of the agreement.

THE BOARD’S ROLE AND RESPONSIBILITIES

FedEx Corporate Governance

Our Board of Directors and management team are committed to achieving and maintaining high standards of corporate governance, as well as a culture of and reputation for the highest levels of ethics, integrity and reliability. We periodically review our governance policies and practices against evolving standards and make changes when the Board believes they would be in the best interest of stockholders. We value the perspectives of our stockholders and other stakeholders, including our employees and the communities in which we operate, and take steps to address their concerns where warranted.

In considering possible modifications of our corporate governance policies and practices, our Board and management focus on those changes that are best for our company and our industry. Our focus is on the best long-term interests of our company, our stockholders and our other stakeholders.

The following sections summarize our corporate governance policies and practices, including our Board leadership structure and the responsibilities and activities of our Board and its committees. Our corporate governance documents, including our Corporate Governance Guidelines, our Board committee charters and our Code of Business Conduct and Ethics, are available on the Governance & Citizenship page of the Investor Relations section of our website at http://investors.fedex.com.

Board Risk Oversight

The Board of Directors’ role in risk oversight at FedEx is consistent with the company’s leadership structure, with management having day-to-day responsibility for assessing and managing the company’s risk exposure and the Board and its committees providing oversight in connection with those efforts, with particular focus on ensuring that FedEx’s risk management practices are adequate and regularly reviewing the most significant risks facing the company. The Board performs its risk oversight role by using several different levels of review. Each Board meeting begins with a strategic overview by the Chairman of the Board and Chief Executive Officer that describes the most significant issues, including risks, affecting the company, and also includes business updates from the President and Chief Operating Officer and each reporting segment CEO. In addition, at least annually, the Board reviews in detail the business and operations of each of the company’s reporting segments, including the primary risks associated with that segment. The Board also reviews the risks associated with the company’s financial forecasts and annual business plan.

22	2019 PROXY STATEMENT

Corporate Governance Matters – The Board’s Role and Responsibilities

Additionally, risks are identified and managed in connection with the company’s robust enterprise risk management (“ERM”) process. Our ERM process provides the enterprise with a common framework and terminology to ensure consistency in identification, reporting and management of key risks. The ERM process is embedded in our strategic financial planning process, which ensures explicit consideration of risks that affect the underlying assumptions of strategic plans and provides a platform to facilitate integration of risk information in business decision-making.

The Board has delegated to each of its committees responsibility for the oversight of specific risks that fall within the committee’s areas of responsibility.

The Audit Committee reviews and discusses with management the company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures and the implementation and effectiveness of the company’s compliance and ethics programs, including the Code of Business Conduct and Ethics and the employee hotline program. In addition, the Audit Committee is responsible for reviewing and discussing with management the guidelines and policies that govern the processes by which the company assesses and manages its exposure to all risk, including our ERM process. The ERM process culminates in an annual presentation to the Audit Committee on the key enterprise risks facing FedEx.	The Information Technology Oversight Committee reviews and discusses with management the company’s cybersecurity risks and the technologies, policies, processes and practices for managing and mitigating such risks, and it reviews and discusses with management the quality and effectiveness of the company’s information technology systems and processes, including the extent to which those systems and processes protect the company from technology-related risks.

The Compensation Committee reviews and discusses with management the relationship between the company’s compensation policies and practices and the company’s risk management, including the extent to which those policies and practices create or decrease risks for the company.	The Nominating & Governance Committee reviews and discusses with management, in light of the company’s risk exposure, the composition, structure, processes and practices of the Board and the Board committees. In addition, the Nominating & Governance Committee reviews and discusses with management the company’s corporate social responsibility strategies and programs, including the management of sustainability-related risks.

Board Oversight of Sustainability and Corporate Social Responsibility Matters

FedEx is well recognized as a leader, not only in the transportation industry and for technological innovation, but also in global corporate social responsibility (“CSR”). We understand that a sustainable global business is tied to our global citizenship, and we are committed to connecting the world responsibly and resourcefully.

The FedEx Enterprise Sustainability Council is responsible for setting and implementing our company-wide sustainability strategy and is chaired by our Chief Sustainability Officer. The Chief Sustainability Officer also oversees the company-wide implementation of our environmental management system and reviews performance on an annual basis. The Chief Sustainability Officer gives periodic presentations to the full Board on our sustainability programs.

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Corporate Governance Matters – The Board’s Role and Responsibilities

In addition, during fiscal 2019, the Board amended the Nominating & Governance Committee charter to reflect that the committee would review and discuss with management, at least annually, the company’s (i) CSR strategies and programs, including with respect to sustainability, and (ii) management of sustainability-related risks.

FedEx is committed to actively supporting the communities we serve worldwide through the strategic investment of our people, resources and network. We provide financial contributions, in-kind charitable shipping services and volunteer efforts by our team members to help a variety of non-profit organizations achieve their goals and make a measurable impact on the world.

FedEx publishes a global CSR report describing how we think about our responsibilities in the area of global CSR that includes important goals and metrics demonstrating our commitment to fulfilling these responsibilities. Our 2019 Global Citizenship Report is available at http://csr.fedex.com. The Global Citizenship Report is not incorporated by reference in, and does not form a part of, this proxy statement.

Corporate Culture and Strategy

We believe that maintaining a sound corporate culture furthers our corporate mission to produce superior financial returns for our shareowners by providing high value-added logistics, transportation and related business services through our focused operating companies. At FedEx, we view our greatest asset as our people, and we are committed to providing a workplace where our team members feel respected, satisfied and appreciated, which includes promoting a diverse and inclusive workplace. We see the diversity of backgrounds, perspectives and experiences that our team members bring to the company as essential to fostering exceptional business results. We are committed to strengthening our team members’ careers and their general health and well-being, offering programs that help team members advance in their careers and providing training, mentoring and networking opportunities, as well as health and wellness programs, including competitive health benefits. Our 2019 Global Citizenship Report, which is available at http://csr.fedex.com, provides information regarding the initiatives we have in place to support our team members, including those relating to workplace safety, recruitment and retention, learning and development, diversity and inclusion and quality of life.

Further emphasizing our commitment to sound corporate culture and its relationship to corporate strategy, in fiscal 2019 the Board amended the Corporate Governance Guidelines to reflect its role in oversight of the company’s culture. As described in the applicable guideline, the Board is responsible for reviewing and overseeing the company’s culture and evaluating management’s efforts to align corporate culture with the company’s stated values and long-term strategy. The Board has delegated to each of its committees responsibility for the oversight of specific aspects of the company’s culture that fall within the committee’s areas of responsibility (e.g., the Audit Committee reviews the implementation and effectiveness of the company’s corporate integrity and compliance programs). In furtherance of its oversight responsibilities, the Board will periodically discuss with the Chairman of the Board and Chief Executive Officer and other members of management (i) the implementation and effectiveness of the company’s policies, practices, programs and initiatives that promote a culture consistent with the company’s stated values and (ii) how the company’s culture supports the achievement of its long-term strategic objectives.

The Board also engages with management regarding the development of the company’s corporate strategy by reviewing and approving the annual business plan, strategic acquisitions and significant capital allocations. The Board is provided with regular updates on the company’s performance against its business plan and the progress of strategic initiatives. These actions allow the Board to have an ongoing and open dialogue with management regarding corporate strategy and long-term value creation.

Stockholder Engagement

We believe that thoughtful stockholder engagement is important, and we have a long history of such engagement. We have an active stockholder engagement program in which we meet regularly with our largest stockholders to discuss our business strategy, operations, sustainability and CSR programs, and corporate governance, as well as other topics of interest to them. Our stockholder engagement efforts allow us to better understand our stockholders’ priorities, perspectives and concerns, and enable the company to effectively address issues that matter most to our stockholders.

24	2019 PROXY STATEMENT

Corporate Governance Matters – Board Structure

We also give our stockholders means by which they can communicate with our Board. As set forth in our Corporate Governance Guidelines, one of the responsibilities of our Lead Independent Director is to communicate with stockholders, as appropriate, if so requested. Moreover, as discussed in more detail in “— Board Processes and Policies — Communications with Directors,” our stockholders have the ability to communicate directly with any director (including our Lead Independent Director), any Board committee or the full Board.

Executive Management Succession Planning

The Board of Directors has in place an effective planning process to select successors to the Chairman of the Board and Chief Executive Officer and other members of executive management. The Nominating & Governance Committee, in consultation with the Chairman of the Board and Chief Executive Officer, annually reports to the Board on executive management succession planning. The entire Board works with the Nominating & Governance Committee and the Chairman of the Board and Chief Executive Officer to evaluate potential successors to the CEO and other members of executive management. Through this process, the Board receives information that includes qualitative evaluations of potential successors to the CEO and other executives. Each Board member has complete and open access to any member of management. We believe this enhances the Board’s oversight of succession planning. The Chairman of the Board and Chief Executive Officer periodically provides to the Board his recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals. Additionally, the Board periodically reviews and revises as necessary the company’s emergency executive management succession plan, which details the actions to be taken by specific individuals in the event a member of executive management suddenly dies or becomes incapacitated.

BOARD STRUCTURE

Board Leadership Structure

FedEx’s strong and independent Board of Directors effectively oversees our management and provides vigorous oversight of FedEx’s business and affairs in support of our mission of producing superior financial returns for our shareowners by providing high value-added logistics, transportation and related business services through focused operating companies.

The leadership structure of our Board of Directors includes:

A combined Chairman of the Board and Chief Executive Officer.

Independent, active and effective directors of equal importance and rights, who all have the same opportunities and responsibilities in providing vigorous oversight of the effectiveness of management policies.

A Lead Independent Director. The Chairperson of the Nominating & Governance Committee, who is elected annually by a majority of the independent Board members, serves as the Lead Independent Director.

The Board believes that FedEx has been and continues to be well served by having the company’s founder, Frederick W. Smith, serve as both Chairman of the Board and Chief Executive Officer. The current Board leadership model, when combined with the composition of the Board, the strong leadership of our independent directors, Board committees and Lead Independent Director, and the highly effective corporate governance structures and processes in place, strikes an appropriate balance between consistent leadership and independent oversight of FedEx’s business and affairs. As set forth in our Corporate Governance Guidelines, the Lead Independent Director has the following responsibilities and authority:

►	Presides at all meetings of the Board of Directors at which the Chairman of the Board and Chief Executive Officer is not present, including executive sessions of the independent Board members;
►	Serves as a liaison between the Chairman of the Board and Chief Executive Officer and independent Board members, it being understood that all Board members have complete and open access to any member of management;

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Corporate Governance Matters – Board Structure

►	Reviews and approves Board meeting agendas and Board meeting schedules and consults with the Chairman of the Board and Chief Executive Officer with regard to other information sent to the Board of Directors in connection with Board meetings or other Board action, it being understood that all Board members may place items on the agenda for Board meetings;
►	Calls meetings of the independent Board members, as necessary or appropriate; and
►	Communicates with stockholders of the company, as appropriate, if requested by such stockholders.

The Board believes that FedEx’s Bylaws and Corporate Governance Guidelines help ensure that strong and independent directors will continue to play the central oversight role necessary to maintain FedEx’s commitment to the highest quality corporate governance. Under our Bylaws and Corporate Governance Guidelines, the Board maintains the following practices, in addition to those described above:

DIRECTORS STAND FOR ELECTION ANNUALLY BY MAJORITY VOTE.

Under our Bylaws, all members of our Board of Directors are elected annually. In addition, our Bylaws require that we use a majority-voting standard in uncontested director elections in which a director nominee must receive more votes cast “for” than “against” in order to be elected.

OUR INDEPENDENT DIRECTORS HOLD REGULAR EXECUTIVE SESSIONS.

Our independent Board members meet at regularly scheduled executive sessions without management present in conjunction with each in-person Board meeting. The Lead Independent Director conducts and presides at these meetings. In addition, the Lead Independent Director may call such meetings of the independent Board members as he or she deems necessary or appropriate, may be designated to preside at any Board or stockholder meeting and presides at all Board meetings at which the Chairman of the Board and Chief Executive Officer is not present.

BOARD MEMBERS MAY SUBMIT AGENDA ITEMS AND INFORMATION REQUESTS.

Each Board member may place items on the agenda for Board meetings, raise subjects that are not on the agenda for that meeting or request information that has not otherwise been provided to the Board. Additionally, the Lead Independent Director reviews and approves all Board meeting schedules and agendas and consults with the Chairman of the Board and Chief Executive Officer regarding other information sent to the Board in connection with Board meetings or other Board action.

OUR BOARD MEMBERS INTERACT WITH MANAGEMENT.

Consistent with our philosophy of empowering each member of our Board of Directors, each Board member has complete and open access to any member of management and to the chairperson of each Board committee for the purpose of discussing any matter related to the work of such committee. The Lead Independent Director also serves as a liaison, but not a buffer, between the Chairman of the Board and Chief Executive Officer and independent Board members.

OUR DIRECTORS ARE ENCOURAGED TO INTERACT WITH STOCKHOLDERS.

If any of our major stockholders asks to speak with any Board member on a matter related to FedEx, we encourage that director to make himself or herself available and will facilitate such interaction. Additionally, the Lead Independent Director is available to communicate with stockholders, as appropriate, if requested by such stockholders.

OUR DIRECTORS CAN REQUEST SPECIAL BOARD MEETINGS.	Special meetings of the Board can be called by the Chairman of the Board and Chief Executive Officer or at the request of two or more directors.
THE BOARD OR ANY BOARD COMMITTEE CAN RETAIN INDEPENDENT ADVISORS.	The Board and each Board committee have the authority to retain independent legal, financial and other advisors as they deem appropriate.
OUR BYLAWS PROVIDE STOCKHOLDERS A MEANINGFUL PROXY ACCESS RIGHT.

In March 2016, the Board of Directors amended our bylaws to implement proxy access. The bylaw includes the following terms: a 3% ownership threshold and 3-year holding period requirement; a cap on the number of director nominees at two directors or 20% of the Board, whichever is greater; and a stockholder group aggregation limit of 20.

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Corporate Governance Matters – Board Structure

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee, Information Technology Oversight Committee and Nominating & Governance Committee. Each committee’s written charter, as adopted by the Board of Directors, is available on the Investor Relations section of our website at http://investors.fedex.com on the Governance & Citizenship page under “Committee Charters.” Committee memberships are currently as follows:

Audit Committee

COMMITTEE MEMBERS JOHN A. EDWARDSON* (CHAIRMAN) Kimberly A. Jabal Shirley Ann Jackson R. Brad Martin* Joshua Cooper Ramo FY19 MEETINGS HELD 9 COMMITTEE REPORT page 94 * Audit Committee Financial Expert

COMMITTEE FUNCTIONS:

►Oversees the independent registered public accounting firm’s qualifications, independence and performance;
►Assists the Board of Directors in its oversight of (i) the integrity of FedEx’s financial statements, (ii) the effectiveness of FedEx’s disclosure controls and procedures and internal control over financial reporting, and (iii) the performance of the internal auditors;
►Preapproves all audit and allowable non-audit services to be provided by FedEx’s independent registered public accounting firm;
►Reviews and discusses with management and the Board of Directors (i) the guidelines and policies that govern the processes by which the company assesses and manages its exposure to risk and (ii) the company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures; and
►Oversees FedEx’s compliance with legal and regulatory requirements and the implementation and effectiveness of FedEx’s corporate integrity and compliance programs.

Compensation Committee

COMMITTEE MEMBERS PAUL S. WALSH (CHAIRMAN) Marvin R. Ellison John C. (“Chris”) Inglis Shirley Ann Jackson Susan C. Schwab FY19 MEETINGS HELD 5 COMMITTEE REPORT page 35

COMMITTEE FUNCTIONS:

►Evaluates, together with the independent members of the Board, the performance of FedEx’s Chairman of the Board and Chief Executive Officer and recommends his compensation for approval by the independent directors;
►Helps discharge the Board’s responsibilities relating to the compensation of executive management;
►Reviews and discusses with management the Compensation Discussion and Analysis and produces a report recommending whether the Compensation Discussion and Analysis should be included in the proxy statement; and
►Oversees the administration of FedEx’s equity compensation plans and reviews the costs and structure of key employee benefit and fringe-benefit plans and programs.

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Corporate Governance Matters – Board Structure

Information Technology Oversight Committee

COMMITTEE MEMBERS JOHN C. (“CHRIS”) INGLIS (CHAIRMAN) Marvin R. Ellison Susan Patricia Griffith Kimberly A. Jabal Joshua Cooper Ramo Susan C. Schwab FY19 MEETINGS HELD 6

COMMITTEE FUNCTIONS:

►Reviews major information technology (“IT”) related projects and technology architecture decisions;
►Assesses whether FedEx’s IT programs effectively support FedEx’s business objectives and strategies;
►Assists FedEx’s Board of Directors in oversight of cybersecurity risks and FedEx management’s efforts to monitor and mitigate those risks; and
►Advises FedEx’s senior IT management team and the Board of Directors on IT-related matters.

Nominating & Governance Committee

COMMITTEE MEMBERS DAVID P. STEINER (CHAIRMAN) Marvin R. Ellison Susan Patricia Griffith John C. (“Chris”) Inglis Shirley Ann Jackson R. Brad Martin FY19 MEETINGS HELD 5

COMMITTEE FUNCTIONS:

►Identifies individuals qualified to become Board members;
►Recommends to the Board director nominees to be proposed for election at the annual meeting of stockholders;
►Recommends to the Board directors for appointment to Board committees;
►Assists the Board in developing and implementing effective corporate governance programs;
►Reviews and discusses with management the company’s political activities and the company’s Policy on Political Contributions; and
►Reviews and discusses with management the company’s CSR strategies and programs, including the management of sustainability-related risks.

In addition, as discussed above under “— The Board’s Role and Responsibilities — Board Risk Oversight,” each Board committee has responsibility for the oversight of specific risks that fall within the committee’s areas of responsibility. Also, the Audit Committee is responsible for reviewing and discussing with management the guidelines and policies that govern the processes by which the company assesses and manages its exposure to all risk, including our ERM process.

In response to a stockholder demand letter, one special committee of the Board has been formed, comprised of Messrs. Edwardson and Steiner and Ms. Jabal. The special committee held four meetings during fiscal 2019.

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Corporate Governance Matters – Board Processes and Policies

The Board of Directors has approved reconstituting the committees so that, immediately following the annual meeting, if all of the director nominees are elected, committee memberships will be as follows:

AUDIT COMMITTEE R. Brad Martin (Chairman) Marvin R. Ellison Kimberly A. Jabal Shirley Ann Jackson Joshua Cooper Ramo	COMPENSATION COMMITTEE Paul S. Walsh (Chairman) John A. Edwardson Marvin R. Ellison Shirley Ann Jackson Susan C. Schwab	INFORMATION TECHNOLOGY OVERSIGHT COMMITTEE John C. (“Chris”) Inglis (Chairman) Susan Patricia Griffith Kimberly A. Jabal Joshua Cooper Ramo Susan C. Schwab	NOMINATING & GOVERNANCE COMMITTEE David P. Steiner (Chairman) John A. Edwardson Susan Patricia Griffith John C. (“Chris”) Inglis

Board Meetings and Meeting Attendance

During fiscal 2019, the Board of Directors held six regular meetings and one special meeting. The average attendance of all directors at Board and committee meetings was 96%. Each director attended at least 87% of the aggregate meetings of the Board and any committees on which he or she served that were held during the periods that he or she served as a director. Our policy on director attendance at meetings can be found in our Corporate Governance Guidelines, which are available on the Governance & Citizenship page under “Policies & Guidelines” of the Investor Relations section of our website at http://investors.fedex.com.

Attendance at Annual Meeting of Stockholders

FedEx expects all Board members to attend annual meetings of stockholders. Each then-current member of the Board of Directors attended the 2018 annual meeting of stockholders.

BOARD PROCESSES AND POLICIES

Director Mandatory Retirement

FedEx’s Corporate Governance Guidelines provide that a non-management director must retire immediately before the annual meeting of FedEx’s stockholders during the calendar year in which he or she attains age 75. Under this policy, a non-management director may not be nominated to a new term if he or she would be age 75 or older at the end of the calendar year in which the election is held.

Policy on Poison Pills

The Board of Directors has adopted a policy requiring stockholder approval for any future “poison pill” prior to or within twelve months after adoption of the poison pill. (A poison pill is a device used to deter a hostile takeover. Note that FedEx does not currently have, nor have we ever had, a poison pill.) The policy on poison pills is included in FedEx’s Bylaws and Corporate Governance Guidelines.

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Corporate Governance Matters – Board Processes and Policies

Policy on Review and Preapproval of Related Person Transactions

The Board of Directors has adopted a Policy on Review and Preapproval of Related Person Transactions, which is included in FedEx’s Corporate Governance Guidelines. The policy requires that all proposed related person transactions (as defined in the policy) and all proposed material changes to existing related person transactions be reviewed and preapproved by the Nominating & Governance Committee. To the extent the related person (as defined in the policy) is a director or immediate family member of a director, the transaction or change must also be reviewed and preapproved by the full Board. The policy provides that a related person transaction or a material change to an existing related person transaction may not be preapproved if it would:

►	Interfere with the objectivity and independence of any related person’s judgment or conduct in carrying out his or her duties and responsibilities to FedEx;
►	Not be fair as to FedEx; or
►	Otherwise be opposed to the best interests of FedEx and its stockholders.

The policy requires the Nominating & Governance Committee to annually (i) review each existing related person transaction that has a remaining term of at least one year or remaining payments of at least $120,000, and (ii) determine, based upon all material facts and circumstances and taking into consideration our contractual obligations, whether it is in the best interests of FedEx and our stockholders to continue, modify or terminate the transaction or relationship.

Communications with Directors

Stockholders and other interested parties may communicate directly with any member (including the Lead Independent Director) or committee of the Board of Directors by writing to: FedEx Corporation Board of Directors, c/o Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120. Please specify to whom your letter should be directed. The Corporate Secretary of FedEx will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in his opinion, deals with the functions of the Board or its committees or that he otherwise determines requires the attention of any member, group or committee of the Board of Directors. Board members may at any time review a log of all correspondence received by FedEx that is addressed to Board members and request copies of any such correspondence.

Policy Regulating Trading by Insiders

We have comprehensive and detailed policies (memorialized in the FedEx Securities Manual) that regulate trading by our insiders, including Board members. The Securities Manual includes information regarding quiet periods, explains when transactions in FedEx stock are permitted and contains a mandatory pre-clearance policy for transactions in FedEx securities by certain insiders, including Board members. The Securities Manual prohibits insiders, including Board members, from trading (or tipping others to trade) in FedEx securities on the basis of “material, non-public information” until the information has been disclosed to the public. The policy explains the principles governing “material, non-public information” and provides examples of the types of events or information that may be considered material. The Securities Manual, including the examples and contextual information contained therein, are reviewed regularly and updated, as applicable. For instance, following increased sophistication and prevalence of cyberattacks, the list of potentially material items was updated to include “a significant data breach, cyberattack, cyber-intrusion or other disruption to FedEx’s information technology infrastructure.”

The Securities Manual and our Corporate Governance Guidelines also set forth certain types of transactions that are always prohibited, even when permitted by law, in order to further align the interests of our executives and directors with our stockholders’ interests. Specifically, (1) publicly traded (or exchange-traded) options, such as puts, calls and other derivative securities; (2) short sales, including “sales against the box”; and (3) hedging or monetization transactions designed to limit the financial risk of ownership, including prepaid variable forward contracts, equity swaps, collars, exchange funds and other similar transactions, are prohibited. The Securities Manual and our Corporate Governance Guidelines also prohibit margin accounts and pledges; however, our Lead Independent Director and General Counsel, acting together, may grant an exception to the prohibition against holding FedEx securities in a margin account or pledging FedEx securities on a case-by-case basis to any member of the Board of Directors or the Chairman of the Board and Chief Executive Officer if he or she clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

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Corporate Governance Matters – Directors’ Compensation

Stock Ownership Goal for Directors and Senior Officers

In order to encourage significant stock ownership by our directors and senior officers, and to further align their interests with the interests of FedEx’s stockholders, the Board of Directors has established a goal that (a) each non-management director serving as of March 13, 2017 own FedEx shares valued at (i) three times his or her annual retainer fee within four years after joining the Board and (ii) five times his or her annual retainer fee by December 31, 2020, (b) each non-management director who joins the Board after March 13, 2017 own FedEx shares valued at five times his or her annual retainer fee within five years after joining the Board, and (c) within five years after being appointed to his or her position, each member of senior management own FedEx shares valued at the following multiple of his or her annual base salary:

Senior Management Position	Ownership Goal
Chairman of the Board and Chief Executive Officer		6x annual base salary
President and Chief Operating Officer		5x annual base salary
Other FedEx Executive Officers, including the Chief Executive Officers of FedEx Express, FedEx Ground and FedEx Freight		3x annual base salary
Executive Vice Presidents of FedEx Express, FedEx Ground, FedEx Freight and FedEx Services		2x annual base salary
Certain Other Senior Officers		1x annual base salary

For purposes of meeting this goal, unvested restricted stock is counted, but unexercised stock options are not. The Board also recommends that each director and senior officer retain shares acquired upon stock option exercises until his or her goal is met. The stock ownership goal is included in FedEx’s Corporate Governance Guidelines. As of July 29, 2019, each director who was a Board member as of March 13, 2017, other than Ms. Jabal and Mr. Ellison, and each executive officer owned sufficient shares to comply with this goal.

DIRECTORS’ COMPENSATION

Outside Directors’ Compensation

During fiscal 2019, non-management (outside) directors were paid an annual retainer of $132,000. Chairpersons of the Compensation, Nominating & Governance and Information Technology Oversight Committees were paid an additional annual fee of $15,000. The Audit Committee chairperson was paid an additional annual fee of $25,000. In addition, each outside director who was elected at FedEx’s 2018 annual meeting received a stock option for 2,780 shares of FedEx common stock.

In response to a stockholder demand letter, a special committee has been formed. Members of the special committee (Messrs. Edwardson and Steiner and Ms. Jabal) are paid $2,000 for each in-person meeting attended and $1,500 for each telephonic meeting attended.

Frederick W. Smith, the only director who is also a FedEx employee, receives no additional compensation for serving as a director.

The Compensation Committee annually reviews director compensation, including, among other things, comparing FedEx’s director compensation practices with those of other companies with annual revenues between $25 billion and $100 billion (this year’s comparison group included 114 companies, which are listed on Appendix A hereto, and was based on proxy statement data provided by a third-party compensation data provider). Before making a recommendation regarding director compensation to the Board, the Compensation Committee considers that the directors’ independence may be compromised if compensation exceeds appropriate levels or if FedEx enters into other arrangements beneficial to the directors.

Beginning in fiscal 2020, non-employee directors may elect to receive their annual retainer in all cash, all shares or 50% in cash and 50% in shares. Any such shares issued in September 2019 will be issued under the FedEx Corporation 2010 Omnibus Stock Incentive Plan, as amended.

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Corporate Governance Matters – Directors’ Compensation

Retirement Plan for Outside Directors

In July 1997, the Board of Directors of FedEx Express (FedEx’s predecessor) voted to freeze the Retirement Plan for Outside Directors (that is, no further benefits would be earned under this plan). Concurrent with the freeze, the Board amended the plan to accelerate the vesting of the benefits for each outside director who was not yet vested under the plan. This plan is unfunded and any benefits under the plan are general, unsecured obligations of FedEx. Once all benefits are paid from the plan, it will be terminated.

The plan benefit payable to the one individual who served on the Board during fiscal 2019 and has not yet received any plan benefits will be paid as a single lump-sum distribution. The lump-sum distribution is payable on or before the fifteenth business day of the month immediately following the later of the date of the director’s retirement and the date he attains age 60. In the event of the outside director’s death, his surviving spouse shall be entitled to receive the lump-sum payment. The following table sets forth, for the one director entitled to receive future benefits under the plan who served on the Board during fiscal 2019, the amount payable to him assuming a hypothetical retirement date of June 1, 2019.

Name	Lump Sum Payment Amount ($)
P.S. Walsh	69,704(1)
(1)	Discounted from the age 60 normal retirement date provided for in the plan.

Fiscal 2019 Director Compensation

The following table sets forth information regarding the compensation of FedEx’s non-employee (outside) directors for the fiscal year ended May 31, 2019:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
J.L. Barksdale(4)	—	—	513	513
J.A. Edwardson	163,000	168,374	—	331,374
M.R. Ellison	132,000	168,374	—	300,374
S.P. Griffith	132,000	168,374	—	300,374
J.C. Inglis	147,000	168,374	—	315,374
K.A. Jabal	138,000	168,374	—	306,374
S.A. Jackson	132,000	168,374	—	300,374
R.B. Martin	132,000	168,374	—	300,374
J.C. Ramo	132,000	168,374	—	300,374
S.C. Schwab	132,000	168,374	—	300,374
D.P. Steiner	153,000	168,374	—	321,374
P.S. Walsh	147,000	168,374	—	315,374
(1)

Includes retainer payments and committee chairperson fees (as applicable). Also includes special committee meeting fees for Messrs. Edwardson and Steiner and Ms. Jabal. See “— Outside Directors’ Compensation” above.

(2)

On September 24, 2018, each outside director elected at the 2018 annual meeting received a stock option for 2,780 shares of common stock. The grant date fair value of each such option was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 and is set forth in this column. Assumptions used in the calculation of these amounts are included in note 10 to our audited consolidated financial statements for the fiscal year ended May 31, 2019, included in our Annual Report on Form 10-K for fiscal 2019. Stock options granted to the outside directors generally vest fully one year after the grant date.

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Corporate Governance Matters – Directors’ Compensation

(3)	The following table sets forth the aggregate number of outstanding stock options held by each current outside director listed in the above table as of May 31, 2019:

Name	Options Outstanding
J.A. Edwardson	19,620
M.R. Ellison	15,920
S.P. Griffith	4,123
J.C. Inglis	8,775
K.A. Jabal	5,795
S.A. Jackson	5,795
R.B. Martin	30,310
J.C. Ramo	25,950
S.C. Schwab	41,350
D.P. Steiner	24,340
P.S. Walsh	41,350
(4)

James L. Barksdale retired as a director immediately before the 2018 annual meeting. The amount in the “All Other Compensation” column for Mr. Barksdale includes $311 for a retirement gift and a $202 tax payment relating to the gift.

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Executive Compensation

PROPOSAL 2

Advisory Vote to Approve Named Executive Officer Compensation	Your Board of Directors recommends that you vote “FOR” this proposal.

We are asking stockholders to approve, on a non-binding basis, the following advisory resolution at the annual meeting:

“RESOLVED, that the compensation paid to FedEx’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative discussion, is hereby APPROVED.”

This annual advisory vote is not intended to address any specific element of executive compensation, but instead is intended to address the overall compensation of the named executive officers as disclosed in this proxy statement.

Our executive compensation program is designed not only to retain and attract highly qualified and effective executives, but also to motivate them to substantially contribute to FedEx’s future success for the long-term benefit of stockholders and reward them for doing so. Accordingly, our Board of Directors and Compensation Committee believe that there should be a strong relationship between pay and corporate performance (both financial results and stock price), and our executive compensation program reflects this belief. As more fully discussed in the Compensation Discussion and Analysis beginning on page 36:

►	Annual and long-term incentive payments and stock options represent a significant portion of our executive compensation program. This variable compensation is “at risk” and directly dependent upon the achievement of corporate financial-performance goals or stock price appreciation. In fiscal 2019, 91% of the Chairman and Chief Executive Officer’s target total direct compensation consisted of variable, at-risk components. With respect to the other named executive officers, 56% to 64% of their fiscal 2019 target total direct compensation consisted of variable, at-risk components.
►	Annual bonus payments for fiscal 2019 were tied to meeting aggressive business plan goals for adjusted consolidated operating income. In response to challenging business conditions, the fiscal 2019 annual incentive compensation (“AIC”) program was amended to provide that no officers or managing/staff directors across the enterprise, including the named executive officers, would receive an AIC payout.
►	Long-term incentive (“LTI”) payouts are tied to meeting pre-established aggregate earnings-per-share (“EPS”) goals over a three-fiscal-year period. Strong adjusted EPS growth in fiscal 2018 offset weaker than expected adjusted EPS performance in fiscal 2019. As a result, aggregate adjusted EPS growth over the past three fiscal years resulted in above-target payouts under the LTI program for fiscal 2019.
►	The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of our common stock on the date of grant, so the options will yield value to the executive only if the stock price appreciates. The exercise price for the fiscal 2019 annual option grant to executive officers exceeded the closing price of FedEx common stock on July 29, 2019.
►	Our stock ownership goal effectively promotes meaningful and significant stock ownership by our executive officers and further aligns their interests with those of our stockholders. As of July 29, 2019, each of our executive officers exceeded the stock ownership goal.

We urge you to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table and related compensation tables and narrative appearing on pages 36 through 78, which provides detailed information on our compensation philosophy, policies and practices and the compensation of our named executive officers.

34	2019 PROXY STATEMENT

Executive Compensation – Report of the Compensation Committee of the Board of Directors

EFFECT OF THE PROPOSAL

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is not binding on FedEx, the Board of Directors or the Compensation Committee. The vote on this proposal will, therefore, not affect any compensation already paid or awarded to any named executive officer and will not overrule any decisions made by the Board of Directors or the Compensation Committee. Because we highly value the opinions of our stockholders, however, the Board of Directors and the Compensation Committee will consider the results of this advisory vote when making future executive compensation decisions.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote is required to approve this proposal.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors, and the Board approved, that the Compensation Discussion and Analysis be included in this proxy statement and in FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2019.

COMPENSATION COMMITTEE MEMBERS

PAUL S. WALSH Chairman	MARVIN R. ELLISON	JOHN C. (“CHRIS”) INGLIS	SHIRLEY ANN JACKSON	SUSAN C. SCHWAB

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Executive Compensation – Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

In this section we discuss and analyze the compensation of our principal executive officer, principal financial officer, our three other most highly compensated executive officers, and David J. Bronczek and David L. Cunningham, Jr. (the “named executive officers”) for the fiscal year ended May 31, 2019. Mr. Bronczek retired as FedEx Corporation’s President and Chief Operating Officer effective February 28, 2019, and Mr. Cunningham retired as President and Chief Executive Officer of FedEx Express effective December 31, 2018. Messrs. Bronczek and Cunningham each entered into separation and release agreements with FedEx, the terms of which are described beginning on page 77. For additional information regarding compensation of the named executive officers, see “— Summary Compensation Table” and other compensation-related tables and disclosure below.

Executive Summary

Fiscal 2019 was a year of both challenge and change for FedEx. We continued to focus on finding ways to improve efficiency and rationalize capacity, and we continued investing in critical, long-term projects, including the integration of TNT Express. During fiscal 2019, international macroeconomic conditions shifted and there was a slowdown in the global economy that, along with other factors, created a revenue shortfall for FedEx. As a result, fiscal 2019 adjusted consolidated operating income was below our threshold objective under our fiscal 2019 annual incentive compensation (“AIC”) program. In response to the challenging business conditions, the fiscal 2019 AIC program was amended to provide that no officers or managing/staff directors across the enterprise, including the named executive officers, would receive an AIC payout.

Under our long-term incentive compensation (“LTI”) program, which is tied to financial performance over a three-year period (fiscal 2017 through fiscal 2019 for the FY2017–FY2019 LTI plan), above-target payouts were earned in fiscal 2019 by all participants, including our named executive officers. We exceeded the earnings-per-share (“EPS”) goal required for a target payout, as the company’s strong adjusted EPS results in fiscal 2018 more than offset weaker than expected adjusted EPS results in fiscal 2019.

The following table, which details key compensation highlights of the last five fiscal years, demonstrates the pay-for-performance nature of our executive compensation program.

COMPENSATION HIGHLIGHTS

FY2015	FY2016	FY2017	FY2018	FY2019
►AIC plan paid below target ►No FY2013-FY2015 LTI plan payout	►AIC plan paid below target (slightly below target payout for FedEx Express CEO) ►FY2014-FY2016 LTI plan paid at maximum	►AIC plan paid below target ►FY2015-FY2017 LTI plan paid at maximum	►AIC plan paid below target ►FY2016-FY2018 LTI plan paid at maximum	►No AIC plan payout for named executive officers ►FY2017-FY2019 LTI plan paid above target

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Executive Compensation – Compensation Discussion and Analysis

PHILOSOPHY

FedEx is consistently ranked among the world’s most admired and trusted employers and respected brands. Maintaining this reputation and continuing to position FedEx for future success requires high caliber talent to protect and grow the company in support of our mission of producing superior financial returns for our shareowners. We design our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects individual and company performance, job complexity, and strategic value of the position while ensuring long-term retention and motivation.

Each of the named executive officers is (or was) a longstanding member of our management, and our Chairman of the Board and Chief Executive Officer, Frederick W. Smith, founded the company and pioneered the express transportation industry over 45 years ago. As a result, our named executive officers are especially knowledgeable about our business and our industry and thus particularly valuable to the company and our shareowners.

As with tenure, position and level of responsibility are important factors in the compensation of any FedEx employee, including our named executive officers. There are internal salary ranges for each level, and annual target bonus percentages, long-term bonus amounts, and the number of stock options and restricted shares awarded are all closely tied to management level and responsibilities. For instance, our Chief Financial Officer, General Counsel and Chief Information Officer have the same salary range and annual target bonus percentages and receive the same long-term bonus and the same number of options and restricted shares in the annual grant.

Our philosophy is to (i) closely align the compensation paid to our executives with the performance of the company on both a short-term and long-term basis, and (ii) set performance goals that do not promote excessive risk while supporting the company’s core long-term financial goals, which include:

Increasing EPS by 10% to 15% per year;	Growing profitable revenue;	Achieving a 10%+ operating margin;	Improving cash flow; and	Increasing returns, such as return on invested capital.

Our executive compensation is, in large measure, highly variable and linked to the above goals and the performance of the FedEx stock price over time.

2018 Say-on-Pay Advisory Vote Outcome

The Compensation Committee annually considers the results of the most recent advisory vote by shareowners to approve named executive officer compensation. In the 2018 advisory vote, 95.3% of the voted shares supported the compensation of FedEx’s named executive officers, and the Compensation Committee and the Board of Directors interpret this strong level of support as affirmation of the current design, purposes and direction of FedEx’s executive compensation programs. In its ongoing evaluation of FedEx’s executive compensation programs and practices, the Compensation Committee will continue to consider the results from future shareowner advisory votes to approve named executive officer compensation.

At our 2018 annual meeting of stockholders, our say on pay proposal received support from 95.3% of votes cast.

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Compensation Objectives and Design-Related Features

We design our executive compensation program to further FedEx’s mission of producing superior financial returns for our shareowners by pursuing the following objectives:

HOW PURSUED
OBJECTIVE	GENERALLY	SPECIFICALLY
►Retain and attract highly qualified and effective executive officers.	►Pay competitively.
►Use comparison survey data as a point of reference in evaluating target levels for total direct compensation, which includes both fixed and variable, at-risk components tied to stock price appreciation and short- and long-term financial performance.

►Motivate executive officers to contribute to our future success and to build long-term shareowner value and reward them accordingly.	►Link a significant part of compensation to FedEx’s financial and stock price performance, especially long-term performance.
►Weight executive compensation program in favor of incentive and equity-based compensation elements (rather than base salary), especially long-term incentive cash compensation and equity incentives in the form of stock options and restricted stock.

►Further align executive officer and shareowner interests.	►Encourage and facilitate long-term shareowner returns and significant ownership of FedEx stock by executives.
►Make annual equity-based grants; tie long-term cash compensation to growth in our EPS, which strongly correlates with long-term stock price appreciation; maintain a stock ownership goal for senior officers and encourage each officer to retain shares acquired upon stock option exercises until his or her goal is met.

COMMITMENT TO RETAIN AND ATTRACT

FedEx is widely acknowledged as one of the world’s most admired and respected companies, and it is our people — our greatest asset — who have earned FedEx its strong reputation. Because FedEx operates a global enterprise in a highly challenging business environment, we compete for talented management with some of the largest companies in the world — in our industry and in others. Our global recognition and reputation for excellence in management and leadership make our people attractive targets for other companies, and our key employees are aggressively recruited. To prevent loss of our managerial talent, we seek to provide an overall compensation program that is competitive with all types of companies and continues to retain and attract outstanding people to conduct our business. Each element of compensation is intended to fulfill this important obligation.

MARKET REFERENCING

Because retention is imperative and tenure and management level are determinative factors, we use external survey data solely as a market reference point to assess the competitiveness of our compensation programs. The target compensation levels of our named executive officers are not designed to correspond to a specific percentile of compensation in those surveys. Instead, our analysis considers multiple market reference points for the analyzed positions, rather than referring to a specific percentile.

For the fiscal 2019 executive compensation review, we considered survey data published by two major consulting firms engaged by the company: Willis Towers Watson and Aon Hewitt. Each consulting firm provided target compensation data for general industry companies (excluding financial services companies), including U.S. and multinational companies, in its respective database with annual revenues between $25 billion and $100 billion. These companies are listed on Appendix B hereto.

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General industry companies, including U.S. and multinational companies, is the appropriate comparison category because our executives are recruited by and from businesses outside of FedEx’s industry peer group. Moreover, our industry peer group does not provide a sufficient number of companies that are of a comparable size to FedEx. Using a robust data sample (127 companies for fiscal 2019) mitigates the impact of outliers, year-over-year volatility of compensation levels and the risk of selection bias, and increases the likelihood of comparing with companies with executive officer positions similar to ours. Because the annual revenues of these companies vary significantly, each consulting firm used regression analysis to allow for the inclusion of data from a large number of both larger and smaller companies. The data results provided by each firm were then averaged to arrive at blended market compensation data for general industry executives.

When we evaluate the elements of compensation of our executive officers in light of the referenced survey data, we consider total direct compensation (“TDC”) as illustrated below:

ELEMENTS OF TDC

TDC includes AIC at target (i.e., assuming achievement of all objectives) and all long-term components at target. Tax payments on restricted stock awards are included in TDC.

Other elements of compensation of the named executive officers (such as perquisites and retirement benefits) are not included in TDC, consistent with our referenced survey information. Accordingly, these other elements are not referenced against survey data, and decisions as to these other elements do not influence decisions as to the elements of compensation that are included in TDC. These other elements of compensation, however, are reviewed and approved by the Compensation Committee.

While we may reference our target executive compensation levels against the survey group of companies, we do not compare our AIC and LTI financial-performance goals against these companies or any other group of companies. Rather, as discussed below, our AIC and LTI financial-performance goals are based upon our internal business objectives which, when set each year, represent aggressive but achievable goals. Accordingly, the relationship between our financial performance and the financial performance of the survey companies does not affect the relationship between our executive compensation and the executive compensation of that group in a given year.

PAY FOR PERFORMANCE

Our executive compensation program is intended not only to retain and attract highly qualified and effective managers, but also to motivate them to substantially contribute to FedEx’s future success for the long-term benefit of shareowners and appropriately reward them for doing so. Accordingly, we believe that there should be a strong relationship between pay and corporate performance (both financial results and stock price), and our executive compensation program reflects this belief. In particular, AIC payments, LTI payments and stock options represent a significant portion of our executive compensation program, as shown by the chart below, and this variable compensation is “at risk” and directly dependent upon the achievement of corporate financial-performance goals and stock price appreciation:

►	Fiscal 2019 AIC payouts for all plan participants, including the named executive officers, were tied to meeting aggressive goals for adjusted consolidated operating income, as well as individual performance objectives as described further below. Due to challenging business conditions, adjusted consolidated operating income (which excluded several items that did not reflect core business performance, as described in detail below) fell below the threshold objective for annual financial performance for fiscal 2019. Additionally, in response to the challenging business conditions, the fiscal 2019 AIC program was amended to provide that no officers or managing/staff directors across the enterprise, including the named executive officers, would receive an AIC payout.

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►	LTI payouts are tied to meeting pre-established aggregate EPS goals over a three-fiscal-year period. Strong fiscal 2018 adjusted EPS growth offset weaker than expected adjusted EPS performance in fiscal 2019. As a result, aggregate adjusted EPS growth over the past three years resulted in above-target payouts under the FY2017-FY2019 LTI plan.
►	The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of our common stock on the date of grant, so the options will yield value to the executive only if the stock price appreciates.

The following chart illustrates for each named executive officer the allocation of fiscal 2019 target TDC between base salary and incentive and equity-oriented compensation elements (the restricted stock value includes the related tax payment):

FISCAL 2019 TARGET TDC COMPONENTS

We believe that long-term performance is the most important measure of our success, as we manage FedEx’s operations and business for the long-term benefit of our shareowners. Accordingly, not only is our executive compensation program weighted towards variable, at-risk pay components, but we also emphasize incentives that are dependent upon long-term corporate performance and stock price appreciation. These long-term incentives include LTI cash compensation and equity awards (stock options and restricted stock), which comprise a significant portion of an executive officer’s total compensation. These incentives are designed to motivate and reward our executive officers for achieving long-term corporate financial-performance goals and maximizing long-term shareowner value.

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The following chart illustrates for each named executive officer the allocation of fiscal 2019 target TDC between short-term components — base salary and AIC — and long-term incentives — LTI, stock options and restricted stock, including the related tax payment:

FISCAL 2019 SHORT-TERM VS. LONG-TERM COMPENSATION

TDC for our named executive officers includes AIC and LTI at target. The actual compensation paid out in a given year may vary widely from target levels because compensation earned under the AIC and LTI programs is variable and commensurate with the level of achievement of financial-performance goals. When we fall short of our business objectives, payments under these variable programs decrease correspondingly. Conversely, when we achieve superior results, we reward our executives accordingly under the terms of these programs. As noted above, there was no payout under the fiscal 2019 AIC plan and the FY2017-FY2019 LTI plan paid above target. In addition, with regard to the stock-option component of TDC, officers realize value from the stock options recognized in the TDC calculation only if the stock price appreciates after the grant date. The exercise price for the fiscal 2019 annual option grant to executive officers exceeded the closing price of FedEx common stock on July 29, 2019.

ALIGN MANAGEMENT AND SHAREOWNER INTERESTS

We award stock options and restricted stock to create and maintain a long-term economic stake in the company for the officers, thereby aligning their interests with the interests of our shareowners.

In addition, as discussed above, payout under our LTI program is dependent upon achievement of a pre-established aggregate EPS goal for a three-fiscal-year period. EPS was selected as the financial measure for the LTI plan because growth in our EPS strongly correlates to long-term stock price appreciation.

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The following graph illustrates the relationship between FedEx’s EPS growth and stock price appreciation (based on the fiscal year-end stock price and adjusted for stock splits) from 1978 to 2019:

*	Fiscal 2016, 2017, 2018 and 2019 adjusted EPS of $10.80, $12.02, $15.47 and $15.14, respectively, are included in the adjusted EPS line. As discussed in detail below, the Board of Directors, upon recommendation of the Compensation Committee, approved certain adjustments to fiscal 2016, 2017, 2018 and 2019 EPS for LTI plan purposes in order to ensure that payouts, if any, under the applicable LTI plans more accurately reflect core financial performance. See Appendix C for a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures.

Stock Ownership Goal for Senior Officers

In order to encourage significant stock ownership by FedEx’s senior management, including the named executive officers, and to further align their interests with the interests of our shareowners, the Board of Directors has adopted a stock ownership goal for senior officers, which is included in FedEx’s Corporate Governance Guidelines. With respect to our executive officers, the goal is that within five years after being appointed to his or her position, each officer own FedEx shares valued at the following multiple of his or her annual base salary:

►	6x for the Chairman of the Board and Chief Executive Officer;
►	5x for the President and Chief Operating Officer; and
►	3x for the other executive officers.

For purposes of meeting this goal, unvested restricted stock is counted, but unexercised stock options are not. Until the ownership goal is met, the officer is encouraged to retain “net profit shares” resulting from the exercise of stock options. Net profit shares are the shares remaining after payment of the option exercise price and taxes owed upon the exercise of options. As of July 29, 2019, each executive officer exceeded the stock ownership goal.

Policy Against Hedging and Pledging Transactions

In addition, we have adopted comprehensive and detailed policies (the FedEx Securities Manual) that regulate trading by our insiders, including the named executive officers and Board members. The Securities Manual includes information regarding quiet periods and explains when transactions in FedEx stock are permitted.

The Securities Manual and our Corporate Governance Guidelines also set forth certain types of transactions that are prohibited, even when permitted by law, in order to further align our executives and directors with stockholders. Specifically, company officers, employees and Board members are prohibited from, directly or indirectly, purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity or other securities of the company or any of its subsidiaries that were granted as compensation to or that are held, directly or indirectly, by the officer, employee or Board member, including the following financial instruments and transactions: (1) publicly traded (or exchange-traded) options, such as puts, calls and other derivative securities; (2) short sales, including “sales against the box”; and (3) hedging or monetization transactions designed to limit the financial risk of ownership, including prepaid variable forward contracts, equity swaps, collars, exchange funds and other similar transactions. The Securities Manual and

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our Corporate Governance Guidelines also prohibit margin accounts and pledges; however, our Lead Independent Director and General Counsel, acting together, may grant an exception to the prohibition against holding FedEx securities in a margin account or pledging FedEx securities on a case-by-case basis to any member of the Board of Directors or the Chairman of the Board and Chief Executive Officer if he or she clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Based upon this criterion, such an exception has been granted with respect to the shares that are disclosed in this proxy statement as having been pledged as security by Frederick W. Smith, FedEx’s Chairman of the Board and Chief Executive Officer, and Frederick Smith Enterprise Company, Inc. (“Enterprise”). See “Stock Ownership — Directors and Executive Officers.” As a result of the stock price decline during fiscal 2019, Mr. Smith was granted approval to pledge additional shares in December 2018. With respect to the shares pledged by Mr. Smith and Enterprise as of July 29, 2019:

►	None of the shares pledged were acquired through a FedEx equity compensation plan.
►	The pledged shares are not used to shift or hedge any economic risk in owning FedEx shares. These shares collateralize loans used to fund outside personal business ventures and prior purchases of FedEx shares. If Mr. Smith had been unable to pledge these shares, he may have been forced to sell the shares in order to obtain the necessary funds.
►	The pledged shares represent 1.5% of FedEx’s outstanding shares as of July 29, 2019, and therefore, do not present any appreciable risk for investors or the company.
►	Mr. Smith is FedEx’s founder and one of the company’s largest shareowners. Mr. Smith has pledged only 20.1% of his total share ownership, and there has been a net decrease of 1,388,000 shares pledged by Mr. Smith and Enterprise over the last seven years. Based on the fiscal year-end stock price ($154.28), the value of his pledged shares was approximately $604 million. Mr. Smith’s total stock ownership increased by 46,242 shares since July 29, 2018. Excluding the pledged shares, as of July 29, 2019, Mr. Smith’s stock ownership is 324 times what he is required to hold under the company’s stock ownership goal.
►	In accordance with our policy, Mr. Smith has established his financial capacity to repay the loan without resorting to the pledged shares. In the unlikely event such a sale was necessary, based on the 30-day average trading volume for FedEx shares as of July 29, 2019, it would take two days for the pledged shares to be sold in the open market. Furthermore, Mr. Smith’s unpledged share ownership is very substantial and would likely be able to prevent any margin call.

We have an active shareowner engagement program in which we meet regularly with our largest shareowners. During these discussions, none of our largest shareowners have raised any concerns regarding Mr. Smith’s pledged shares.

No other FedEx executive officer or Board member currently holds FedEx securities that are pledged pursuant to a margin account, loan or otherwise.

Clawback Policy

In March 2019, the Board of Directors, upon recommendation of the Compensation Committee, adopted the FedEx Corporation Policy on Recoupment of Incentive Compensation, or clawback policy, which is available on the Governance & Citizenship page under “Policies & Guidelines” of the Investor Relations section of our website at http://investors.fedex.com. Under the policy, the company’s current or former Section 16 officers may have their cash or equity-based incentive compensation awards that are based on a company financial reporting measure recouped if a triggering event occurs. A triggering event arises under the policy when: (i) there is a restatement of the company’s financial statements due to material noncompliance with any financial reporting requirement under the federal securities laws, (ii) the officer engaged in fraud or intentional misconduct that resulted in the need for the restatement, and (iii) a lower payment or award would have been made or granted based upon the restated financial results. The Board of Directors, taking into account the Compensation Committee’s recommendation, has enforcement discretion under the policy. The policy is applicable to incentive compensation awards granted on or after March 11, 2019, the date of the policy’s adoption.

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RESTRICTED STOCK PROGRAM

FedEx’s restricted stock program has been in place for over 25 years and has encouraged FedEx executives to own and retain company stock. Although none of our largest shareowners have raised any concerns to us regarding our restricted stock program, during fiscal 2019 the Compensation Committee again reviewed our restricted stock program and, for all of the following reasons, determined that it continues to be appropriate for FedEx.

By facilitating the ownership of FedEx shares by our executives, we strengthen the alignment of their interests with those of our investors. When granting restricted stock, FedEx first determines the total target value of the award and then approves the delivery of that value in two components: restricted shares and cash payment of taxes due. Therefore, the total target value of the award is the same as it would be if there were no tax payments. In particular, because the amount of the tax payment is included in the calculation of the target value of the restricted stock award, the officers receive fewer shares in each award than they would in the absence of the tax payment: fewer by an amount equal in value to the tax payment.

This methodology prevents the need for an officer to make a disposition of FedEx stock to cover the tax consequences of a restricted stock award and dilute his or her interest in FedEx. Conversely, absent the tax payment, the number of shares received in each award would be larger by an amount equal in value to the forgone tax payment, thereby having a dilutive effect on our shareowners’ equity interest in FedEx. While SEC disclosure rules require that these payments be included with tax reimbursement payments and reported as “other compensation” in the Summary Compensation Table, we do not believe these payments are “tax gross-ups” in the traditional sense, since their value is fully reflected in the number of shares ultimately delivered to recipients. The following chart illustrates this principle, using the target value for the fiscal year 2019 restricted stock awards granted to our Chief Financial Officer, General Counsel and Chief Information Officer (as in previous years, Mr. Smith did not receive a restricted stock award in fiscal 2019):

TARGET VALUE OF RESTRICTED STOCK AWARD

Not only is the value to the officer, as well as the cost to the company, generally the same as it would be otherwise, but this practice uses fewer shares of stock to arrive at the same benefit and has proved extremely successful in retaining executives and enabling them to retain their shares. Our restricted stock program also includes certain lower-level officers and high-performing managers and individual contributors who are nominated for special awards, and we make tax payments as part of restricted stock awards to these individuals. In sum, we strongly believe that our restricted stock program is effectively designed and is aligned with the best interests of our shareowners.

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Role of the Compensation Committee, its Compensation Consultant and the Chairman of the Board and Chief Executive Officer

Our Board of Directors is responsible for the compensation of our executive management. The purpose of the Board’s Compensation Committee, which is composed solely of independent directors, is to help discharge this responsibility by, among other things:

►	Reviewing and discussing with management the factors underlying our compensation policies and decisions, including overall compensation objectives;
►	Reviewing and discussing with management the relationship between the company’s compensation policies and practices and the company’s risk management, including the extent to which those policies and practices create risks for the company;
►	Reviewing and approving all company goals and objectives (both financial and non-financial) relevant to the compensation of the Chairman of the Board and Chief Executive Officer;
►	Evaluating, together with the other independent directors, the performance of the Chairman of the Board and Chief Executive Officer in light of these goals and objectives and the quality and effectiveness of his leadership;
►	Recommending to the Board for approval by the independent directors each element of the compensation of the Chairman of the Board and Chief Executive Officer;
►	Reviewing the performance evaluations of all other members of executive management (the Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer are responsible for the performance evaluations of the non-CEO executive officers who report to them);
►	Reviewing and approving (and, if applicable, recommending to the Board for approval) each element of compensation, as well as the terms and conditions of employment, of these other members of executive management;
►	Granting awards under our equity compensation plans and overseeing the administration of all such plans; and
►	Reviewing the costs and structure of our key employee benefit and fringe-benefit plans and programs.

The Compensation Committee may form and delegate authority to any subcommittee as it deems appropriate or advisable in accordance with the terms of its written charter. To date, however, the Committee has not formed or delegated authority to any subcommittee.

In furtherance of the Compensation Committee’s responsibility, the Committee has engaged Steven Hall & Partners (the “consultant”) to assist the Committee in evaluating FedEx’s executive compensation, including during fiscal 2019. In connection with this engagement, the consultant reports directly and exclusively to the Committee. The consultant participates in Committee meetings, reviews Committee materials and provides advice to the Committee upon its request. For example, the consultant: updates the Committee on trends and issues in executive compensation and comments on the competitiveness and reasonableness of FedEx’s executive compensation program; assists the Committee in the development and review of FedEx’s AIC and LTI programs, including commenting on performance measures and the goal-setting process; and reviews and provides advice to the Committee for its consideration in reviewing compensation-related proxy statement disclosure, including this Compensation Discussion and Analysis, and on any new equity compensation plans or plan amendments proposed for adoption.

Other than services provided to the Compensation Committee, the consultant does not perform any services for FedEx. Additionally, the consultant has robust policies and procedures in place to prevent conflicts of interest; the fees received by the consultant from FedEx in the consultant’s most recently completed fiscal year represented less than 5% of the consultant’s revenues; neither the consultant nor any adviser of the consultant had a business or personal relationship with any member of the Compensation Committee or any executive officer of FedEx during fiscal 2019; and no adviser of the consultant directly owns, or directly owned during fiscal 2019, any FedEx stock. Accordingly, the Compensation Committee has determined the consultant to be independent from the company and that no conflicts of interest exist related to the consultant’s services provided to the Committee. Compensation Committee pre-approval is required for any services to be provided to the company by the Committee’s independent compensation consultant. This ensures that the consultant maintains the highest level of independence from the company, in both appearance and fact.

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The Chairman of the Board and Chief Executive Officer, who attends most meetings of the Compensation Committee by invitation of the Committee’s chairman, assists the Committee in determining the compensation of all other executive officers by, among other things:

►	Approving any annual merit increases to the base salaries of the executive officers who report to him within limits established by the Committee;
►	Approving, as needed, any special base salary adjustments designed to maintain market competitiveness, within limits established by the Committee;
►	Establishing annual individual performance objectives for the executive officers who report to him and evaluating their performance against such objectives (the Committee reviews these performance evaluations); and
►	Making recommendations, from time to time, for special stock option and restricted stock grants (e.g., for motivational or retention purposes) to other executive officers.

The other executive officers do not have a role in determining their own compensation, other than discussing their annual individual performance objectives and results achieved with the Chairman of the Board and Chief Executive Officer or the President and Chief Operating Officer, as applicable.

Compensation Elements and Fiscal 2019 Amounts

BASE SALARY

Our primary objective with respect to the base salary levels of our executive officers is to provide sufficient fixed cash income to retain and attract these highly marketable executives in a competitive market for executive talent. The base salaries of our executive officers are reviewed and adjusted (if appropriate) at least annually to reflect, among other things, economic conditions, TDC for comparable positions from the executive compensation survey data discussed above, the tenure of the officers, and the base salaries of the officers relative to one another, as well as the internal salary ranges for the officer’s level.

Effective in October 2018, Mr. Smith’s annual base salary was increased by 2.5%, and each other named executive officer’s annual base salary was increased by 3%. As a result, the base salaries of FedEx’s named executive officers are as follows:

Name	Annual Base Salary ($)
F.W. Smith	1,384,820
A.B. Graf, Jr.	1,117,704
R.B. Carter	858,720
M.R. Allen	621,864
H.J. Maier	922,848
D.J. Bronczek(1)	n/a
D.L. Cunningham, Jr.(1)	n/a
(1)	Messrs. Bronczek and Cunningham, who retired effective February 28, 2019 and December 31, 2018, respectively, no longer receive an annual base salary from FedEx. Messrs. Bronczek and Cunningham have each entered into a separation and release agreement with FedEx, the terms of which are summarized beginning on page 77.

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Executive Compensation – Compensation Discussion and Analysis

CASH PAYMENTS UNDER AIC PROGRAM

The primary objective of our AIC program is to motivate our people to achieve our annual financial goals and other business objectives and reward them accordingly. The program generally provides an annual cash bonus opportunity to many of our salaried employees on an enterprise-wide basis, including the named executive officers, at the conclusion of each fiscal year. The payout opportunity is based upon the achievement of financial performance objectives that apply equally to all plan participants, as well as individual performance objectives as described below.

Target AIC payouts are established as a percentage of the executive officer’s base salary actually paid during the fiscal year. Payouts above target levels are based exclusively upon the company’s financial performance. Accordingly, the executive officer receives above-target payouts only if the company exceeds the AIC target objective for annual financial performance.

AIC objectives for company annual financial performance are based upon our business plan for the fiscal year, which is reviewed and approved by the Board of Directors and which reflects, among other things, the risks and opportunities identified in connection with our enterprise risk management process. Consistent with our long-term focus and in order to discourage unnecessary and excessive risk-taking, we measure performance against our business plan, rather than a fixed growth rate or an average of growth rates from prior years, to account for short-term economic and competitive conditions and anticipated strategic investments that may have adverse short-term profit implications. We address year-over-year improvement targets through our LTI plans, as discussed below.

Fiscal 2019 AIC Plan Design

In order to continue motivating management to improve the company’s overall financial performance, the performance measure for all participants in the fiscal 2019 AIC plan was adjusted consolidated operating income. In order to ensure that payouts under the fiscal 2019 AIC plan accurately reflected the company’s core financial performance, the Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of the following items from fiscal 2019 consolidated operating income for purposes of the fiscal 2019 AIC plan: (i) fiscal 2019 TNT Express integration expenses (including any restructuring charges at TNT Express); (ii) costs related to business realignment activities, including the company’s U.S.-based voluntary employee buyout program; (iii) costs related to FedEx Ground’s settlement of pending lawsuits with the City and State of New York arising from FedEx Ground’s alleged shipments of cigarettes to New York residents; and (iv) the reversal of certain charges accrued in connection with U.S. Customs and Border Protection matters involving FedEx Logistics (formerly FedEx Trade Networks) that have been fully resolved. A more detailed rationale for the exclusion of each of these items, which apply equally for purposes of the fiscal 2019 AIC plan, is included below under the heading “— LTI Mark-to-Market Retirement Plan Accounting and Other Adjustments to EPS for LTI Plan Purposes.”

As adopted in June 2018, the adjusted consolidated operating income target objective under the fiscal 2019 AIC program was lower than the fiscal 2019 business plan objective for adjusted consolidated operating income (the target and business plan objectives for consolidated operating income excluded fiscal 2019 TNT Express integration expenses). In order to achieve above-target payouts under the fiscal 2019 AIC plan, performance was required to exceed the fiscal 2019 business plan objective. The maximum payout opportunity under the plan was 200% of the target amount. The plan, as adopted in June 2018, also provided for a minimum funding level of 50% of the target amount, independent of the company’s financial performance.

The actual payout for plan participants, including the non-CEO named executive officers, depended on the achievement level of their respective individual performance objectives. The AIC payout amount for Mr. Smith was not based on individual performance objectives, but could be adjusted by the independent Board members based on their annual evaluation of his performance.

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The fiscal 2019 AIC target payouts for the named executive officers, as a percentage of their respective base salary actually paid during fiscal 2019, were as follows:

Name	Target Payout (as a percentage of base salary)
F.W. Smith	165%
A.B. Graf, Jr.	120%
R.B. Carter	120%
M.R. Allen	120%
H.J. Maier	90%
D.J. Bronczek	140%
D.L. Cunningham, Jr.	120%

The maximum fiscal 2019 AIC payout opportunity for each named executive officer was 200% of his target bonus.

In response to challenging business conditions that arose after the AIC plan’s adoption, the Board of Directors, upon recommendation of the Compensation Committee, took the following actions with regard to the fiscal 2019 AIC plan: (i) approved a modification to the target objective so that the target objective was the same as the corresponding business plan objective for fiscal 2019 adjusted consolidated operating income; (ii) approved removing the 50% funding floor from the plan; and (iii) removed officers and managing/staff directors, including the named executive officers, from the fiscal 2019 AIC plan. Because officers and managing/staff directors were removed from the fiscal 2019 AIC plan, none of the named executive officers were eligible to receive a payout under the plan.

Chairman of the Board and Chief Executive Officer

Mr. Smith’s fiscal 2019 AIC payout opportunity was based on the achievement of corporate objectives for adjusted consolidated operating income, as described above. Mr. Smith’s minimum AIC payout opportunity was zero, as a result of the independent directors’ ability to adjust his bonus amount downward based on his annual performance evaluation, as described below.

Mr. Smith’s target AIC payout is set as a percentage of his base salary, and his maximum AIC payout is set as a multiple of the target payout. The independent members of the Board of Directors, upon the recommendation of the Compensation Committee, approve these percentages. The actual AIC payout ranges on a sliding scale based upon the performance of the company against our company financial-performance goals.

In addition, the independent Board members, upon the recommendation of the Compensation Committee, may adjust this amount upward or downward, or may determine that no AIC payout is justified, based on their annual evaluation of Mr. Smith’s performance. When performing this evaluation, the Compensation Committee and the independent Board members consider many factors, including the quality and effectiveness of Mr. Smith’s leadership, the execution of key strategic initiatives and the following corporate performance measures:

►	FedEx’s stock price performance relative to the Standard & Poor’s 500 Composite Index, the Dow Jones Transportation Average, the Dow Jones Industrial Average and competitors;
►	FedEx’s stock price to earnings (P/E) ratio relative to the Standard & Poor’s 500 Composite Index, the Dow Jones Industrial Average and competitors;
►	FedEx’s market capitalization;
►	FedEx’s revenue growth and operating income growth (excluding certain items) relative to competitors;
►	FedEx’s free cash flow (excluding business acquisitions), return on invested capital (excluding certain items and the mark-to-market retirement plan accounting adjustment (the “MTM Adjustment”), and weighted average cost of capital;
►	Analyst coverage and ratings for FedEx’s stock;
►	FedEx’s U.S. and international revenue market share;
►	FedEx’s reputation rankings by various publications and surveys; and
►	FedEx’s achievement of corporate objectives for financial performance under the AIC program.

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None of these factors is given any particular weight in determining whether to adjust Mr. Smith’s bonus amount. Because officers and managing/staff directors were removed from the fiscal 2019 AIC plan, the results of Mr. Smith’s fiscal 2019 performance evaluation had no impact on his AIC payout, which was zero.

Non-CEO Named Executive Officers

The fiscal 2019 AIC payout opportunity for each of the non-CEO named executive officers was based on the achievement of corporate objectives for adjusted consolidated operating income, as described above. The minimum AIC payout opportunity for each of the non-CEO named executive officers was zero, as a result of the ability of Mr. Smith or Rajesh Subramaniam, the company’s President and Chief Operating Officer, as applicable, to adjust the officer’s bonus amount downward based on his achievement of individual performance objectives, as described below.

The target AIC payout for each non-CEO named executive officer is set as a percentage of the executive’s base salary, and the maximum AIC payout is set as a multiple of the target payout. The actual AIC payout ranges on a sliding scale based upon the performance of the individual and the company against the objectives.

Mr. Smith or Mr. Subramaniam may adjust the applicable officer’s bonus amount based on the achievement of individual performance objectives established at the beginning of the fiscal year. Individual performance objectives for the non-CEO named executive officers vary by management level and by operating segment and include (but are not limited to):

►	Provide leadership to support the achievement of financial goals;
►	Guide and support key strategic initiatives;
►	Enhance the FedEx customer experience and meet goals related to internal metrics that measure customer satisfaction and service quality;
►	Recruit and develop executive talent and ensure successors exist for all management positions; and
►	Implement and document good faith efforts designed to ensure inclusion of females and minorities in the pool of qualified applicants for open positions and promotional opportunities, and otherwise promote FedEx’s commitment to diversity, tolerance and inclusion in the workplace.

Individual performance objectives are designed to further the company’s business objectives. Achievement of individual performance objectives is generally within each officer’s control or scope of responsibility, and the objectives are intended to be achieved with an appropriate level of effort and effective leadership by the officer. The achievement level of each non-CEO named executive officer’s individual performance objectives is based on Mr. Smith’s or Mr. Subramaniam’s evaluation (as applicable) at the conclusion of the fiscal year, which is reviewed by the Compensation Committee. Because officers and managing/staff directors were removed from the fiscal 2019 AIC plan, the achievement of the non-CEO named executive officer’s fiscal 2019 individual performance objectives had no impact on their AIC payouts, which were zero.

Fiscal 2019 AIC Performance and Payouts

Due to the international macroeconomic weakness and revenue shortfall for FedEx, the fiscal 2019 actual adjusted consolidated operating income was below the threshold objective for adjusted consolidated operating income under the company’s fiscal 2019 AIC plan. The following table presents the threshold, target and maximum objectives for adjusted consolidated operating income under our fiscal 2019 AIC program, and our actual adjusted consolidated operating income for fiscal 2019 (in millions):

Company Performance Measure	Threshold	Target	Maximum	Actual
Adjusted Consolidated Operating Income(1)	$5,301	$6,098	$6,671	$5,218
(1)	As discussed above, the Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of certain items from the adjusted consolidated operating income objectives and actual adjusted consolidated operating income for purposes of the fiscal 2019 AIC plan. See Appendix C for a reconciliation of fiscal 2019 adjusted consolidated operating income to the most directly comparable GAAP measure.

FEDEX.COM 49

Executive Compensation – Compensation Discussion and Analysis

As described above, because officers and managing/staff directors were removed from the plan, payouts to the named executive officers under the fiscal 2019 AIC program were zero. The following table demonstrates the actual AIC payout for each named executive officer as compared to the target AIC payout:

Name	Target AIC Payout ($)	Actual AIC Payout ($)
F.W. Smith	$2,266,376	$0
A.B. Graf, Jr.	$1,328,222	$0
R.B. Carter	$1,020,461	$0
M.R. Allen	$738,991	$0
H.J. Maier	$822,499	$0
D.J. Bronczek	$1,269,969	$0
D.L. Cunningham, Jr.	$586,246	$0

Fiscal 2020 AIC Plan Design

In order to continue motivating management to improve the company’s overall financial performance, the performance measure for all participants in the fiscal 2020 AIC program is adjusted consolidated operating income. In order to ensure that payouts under the fiscal 2020 AIC plan accurately reflect the company’s core financial performance, the Board of Directors, upon the recommendation of the Compensation Committee, has approved excluding the impact of fiscal 2020 TNT Express integration expenses (including any restructuring charges at TNT Express) from fiscal 2020 consolidated operating income for purposes of the plan.

The adjusted consolidated operating income threshold objective under the fiscal 2020 AIC plan is equal to the fiscal 2020 business plan objective for adjusted consolidated operating income, and the target objective under the AIC plan is higher than the fiscal 2020 business plan objective for adjusted consolidated operating income (the AIC plan and business plan objectives for consolidated operating income exclude fiscal 2020 TNT Express integration expenses). Actual adjusted consolidated operating income performance that exceeds the fiscal 2020 target objective for adjusted consolidated operating income under the AIC plan will result in an above-target payout opportunity, up to the maximum payout amount. The maximum payout opportunity under the plan is 200% of the target amount. However, the actual payout for plan participants, including the non-CEO named executive officers, depends on the achievement level of their respective individual performance objectives. The AIC payout amount for the Chairman and CEO is not based on individual performance objectives, but may be adjusted by the independent Board members based on their annual evaluation of his performance, as described above.

The fiscal 2020 AIC payout opportunity for each of Messrs. Smith, Graf, Carter, Allen and Maier will be based on the achievement of corporate objectives for adjusted consolidated operating income, as described above. The minimum payout opportunity under the plan for Mr. Smith will be zero, as a result of the independent directors’ ability to adjust Mr. Smith’s bonus amount downward based on his annual performance evaluation, as described above. The minimum payout opportunity for each non-CEO named executive officer also will be zero, as a result of Mr. Smith’s ability (with respect to Messrs. Graf, Carter and Allen) and Mr. Subramaniam’s ability (with respect to Mr. Maier) to adjust each applicable officer’s payout amount downward based on his achievement of individual performance objectives established at the beginning of the fiscal year. In other words, the fiscal 2020 AIC plan does not have a funding floor for the named executive officers. Mr. Smith or Mr. Subramaniam, as applicable, will determine the achievement level of the officer’s individual objectives at the conclusion of fiscal 2020.

The fiscal 2020 AIC target payouts for the named executive officers (other than Messrs. Bronczek and Cunningham, who both retired before the beginning of fiscal 2020), as a percentage of their respective base salary actually paid during fiscal 2020, are as follows:

Name	Target Payout (as a percentage of base salary)
F.W. Smith	165%
A.B. Graf, Jr.	120%
R.B. Carter	120%
M.R. Allen	120%
H.J. Maier	90%

The maximum fiscal 2020 AIC payout opportunity for each named executive officer will be 200% of his target bonus.

50	2019 PROXY STATEMENT

Executive Compensation – Compensation Discussion and Analysis

CASH PAYMENTS UNDER LTI PROGRAM

The primary objective of our LTI program is to motivate management to contribute to our future success and to build long-term shareowner value and reward them accordingly. The program provides a long-term cash payment opportunity to members of management, including the named executive officers, based upon achievement of aggregate EPS goals for the preceding three-fiscal-year period. The LTI plan design provides for payouts that correspond to specific EPS goals established by the Board of Directors. The EPS goals represent total growth in EPS (over a base year) for the three-year term of the LTI plan. The following chart illustrates the relationship between EPS growth and payout:

LTI PAYOUT OPPORTUNITY (as a percentage of target) Three-Year Average Annual EPS Growth

As illustrated by the above chart, the LTI program provides for:

►	No LTI payment unless the three-year average annual EPS growth rate is at least 5%;
►	Target payouts if the three-year average annual EPS growth rate is 12.5%;
►	Above-target payouts if the growth rate is above 12.5%, up to a maximum amount (equal to 150% of the target payouts) if the growth rate is 15% or higher; and
►	Below-target payouts if the growth rate is below 12.5%, down to a threshold amount (equal to 25% of the target payouts) if the growth rate is 5%.

Mark-to-Market Retirement Plan Accounting and Other Adjustments to EPS for LTI Plan Purposes

The Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of certain items from fiscal 2017, fiscal 2018 and fiscal 2019 EPS for purposes of FedEx’s FY2017–FY2019, FY2018–FY2020 and FY2019–FY2021 LTI plans, and for establishing the base-year EPS for the FY2018–FY2020, FY2019–FY2021 and FY2020–FY2022 LTI plans, as applicable. The Board determined that, by excluding each of these items, payouts, if any, under the LTI plans will more accurately reflect FedEx’s core financial performance in fiscal 2017, 2018 and 2019, as applicable. More specifically, the annual MTM Adjustment, which reflects the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans, can vary dramatically from year-to-year, as it is significantly impacted by changes in interest rates and the financial markets. As a result, the Board previously determined that the MTM Adjustment will be excluded from EPS calculations under all LTI plans. Additionally, the company has incurred and expects to incur significant expenses through fiscal 2021, and may incur additional expenses thereafter, in connection with the integration of TNT Express. The Board approved the exclusion of TNT Express integration expenses from fiscal 2017, 2018 and 2019 EPS for the applicable LTI plans because the company generally would not incur such expenses as part of its continuing operations. The Board has also approved the exclusion from fiscal 2018 EPS of the provisional benefit from the remeasurement of its net U.S. deferred tax liability as of the date of the enactment of the Tax Cuts and Jobs Act of 2017 (“TCJA”) and from fiscal 2019 EPS of the revision to the provisional benefit for the applicable LTI plans, because the provisional benefit resulted from the non-recurring impact of a significant change in the U.S. federal statutory income tax rate due to the enactment of the TCJA on the company’s overall deferred tax position, which accumulated over many reporting periods prior to enactment. The Board approved the exclusion of each of the other adjustments described below from fiscal 2017, 2018 and 2019 EPS for the applicable LTI plans because they are unrelated to the company’s core financial performance.

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Executive Compensation – Compensation Discussion and Analysis

The EPS impact of each adjustment for the applicable fiscal year is set forth in the narrative below. The table following the narrative sets forth the adjusted EPS measures for the 2017, 2018 and 2019 fiscal years that are used for each applicable LTI plan, as compared against the corresponding GAAP EPS measures. A full reconciliation showing the individual adjustments to the GAAP EPS measure for the applicable fiscal year, as compared against the non-GAAP EPS measure used for each applicable LTI plan, is set forth in Appendix C.

Fiscal 2017 EPS was adjusted for purposes of the applicable plans to exclude: (i) the MTM Adjustment ($(0.02) per diluted share); (ii) fiscal 2017 TNT Express integration expenses (including any restructuring charges at TNT Express) ($0.91 per diluted share); (iii) charges accrued in connection with pending U.S. Customs and Border Protection matters involving FedEx Logistics (formerly FedEx Trade Networks) ($0.09 per diluted share); and (iv) expenses related to the settlement of and certain expected losses relating to independent contractor litigation matters involving FedEx Ground ($0.05 per diluted share).

Similarly, fiscal 2018 EPS was adjusted for purposes of the applicable plans to exclude: (i) the MTM Adjustment ($(0.03) per diluted share); (ii) fiscal 2018 TNT Express integration expenses (including any restructuring charges at TNT Express) ($1.36 per diluted share); (iii) goodwill and other asset impairment charges at FedEx Supply Chain ($1.39 per diluted share); (iv) the cost of accelerated 2018 annual pay increases for certain hourly team members to April 2018 from October 2018, following the passage of the TCJA ($0.16 per diluted share); (v) expenses in connection with certain pending U.S. Customs and Border Protection matters involving FedEx Logistics (formerly FedEx Trade Networks) ($0.02 per diluted share); and (vi) the provisional benefit from the remeasurement of the company’s net U.S. deferred tax liability following the passage of the TCJA ($(4.22) per diluted share).

Fiscal 2019 EPS was also adjusted for purposes of the applicable plans to exclude: (i) the MTM Adjustment ($11.22 per diluted share); (ii) fiscal 2019 TNT Express integration expenses (including any restructuring charges at TNT Express) ($1.18 per diluted share); (iii) costs related to business realignment activities, including the company’s U.S.-based voluntary employee buyout program ($0.91 per diluted share); (iv) costs related to FedEx Ground’s settlement of pending lawsuits with the City and State of New York arising from FedEx Ground’s alleged shipments of cigarettes to New York residents ($0.16 per diluted share); (v) the revision of the provisional benefit associated with the remeasurement of the company’s net U.S. deferred tax liability following the passage of the TCJA ($0.02 per diluted share); and (vi) the reversal of certain charges accrued in connection with U.S. Customs and Border Protection matters involving FedEx Logistics (formerly FedEx Trade Networks) that have been fully resolved (no impact per diluted share).

The Board of Directors, upon the recommendation of the Compensation Committee, has also approved the exclusion of TNT Express integration expenses (including any restructuring charges at TNT Express) from fiscal 2020 EPS for purposes of the FY2018-FY2020, FY2019-FY2021 and FY2020-FY2022 LTI plans, as applicable, for the reasons described above.

The table below sets forth the adjusted EPS for the 2017, 2018 and 2019 fiscal years that are used for each applicable LTI plan, as compared against the reported GAAP EPS. See Appendix C for a reconciliation of the applicable non-GAAP EPS measure to the corresponding GAAP EPS measure.

	2017 EPS			2018 EPS			2019 EPS
LTI Plan	GAAP EPS	Adjusted EPS		GAAP EPS	Adjusted EPS		GAAP EPS	Adjusted EPS
FY2017–FY2019	$11.07	$12.02	(1)	$16.79	$15.47		$2.03(3)	$15.14(4)
FY2018–FY2020	$11.07	$12.09	(2)	$16.79	$15.47		$2.03(3)	$15.14(4)
FY2019–FY2021	n/a	n/a		$16.79	$15.47	(2)	$2.03(3)	$15.14(4)
FY2020–FY2022	n/a	n/a		n/a	n/a		$2.03(3)	$15.52(2)
(1)	As described in more detail below, adjusted fiscal 2017 EPS of $12.09 is further adjusted to $12.02 for this plan to account for the effect of stock repurchases.
(2)	This is the base-year EPS for the applicable LTI plan.
(3)	The MTM Adjustment negatively impacted fiscal 2019 EPS by $11.22.
(4)	As described in more detail below, adjusted fiscal 2019 EPS of $15.52 is further adjusted to $15.14 for this plan to account for the effect of stock repurchases in excess of that which offset dilution from equity awards.

52	2019 PROXY STATEMENT

Executive Compensation – Compensation Discussion and Analysis

Stock Repurchase Program-Related Adjustments to EPS for LTI Plan Purposes

During fiscal 2017 and fiscal 2019, the company repurchased 3.0 million shares and 6.6 million shares, respectively, as part of our stock repurchase program. Because the positive impact on EPS resulting from these stock repurchases did not reflect core business performance, the Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of the impact of the fiscal 2017 stock repurchases (net of interest expense on debt issued to fund a portion of the stock repurchase programs) ($(0.07) per diluted share) on fiscal 2017 EPS for purposes of the FY2017-FY2019 plan and approved the exclusion of the fiscal 2019 stock repurchase impact in excess of that which offset dilution from equity awards ($(0.38) per diluted share) from fiscal 2019 EPS for purposes of the FY2017-FY2019, FY2018-FY2020 and FY2019-FY2021 LTI plans. During fiscal 2018, the company’s stock repurchases approximately offset dilution arising from the grant of equity awards throughout the year. As a result, no adjustments were made to fiscal 2018 earnings for LTI plan purposes due to stock repurchases.

As a result, adjusted fiscal 2017 EPS of $12.02, rather than adjusted fiscal 2017 EPS of $12.09 (as set forth in the table above), is being used for purposes of the FY2017-FY2019 LTI plan. Additionally, adjusted fiscal 2019 EPS of $15.14, rather than adjusted fiscal 2019 EPS of $15.52 (as set forth in the table above), is being used for purposes of the FY2017-FY2019, FY2018-FY2020 and FY2019-FY2021 LTI plans. See Appendix C for a reconciliation of the applicable non-GAAP EPS measure to the corresponding GAAP EPS measure.

Fiscal 2019 LTI Performance and Payouts

Typically, the base-year number over which the three-year average annual EPS growth rate goals are measured for an LTI plan is the final full-year EPS of the preceding fiscal year. For the FY2017–FY2019 LTI plan, however, the base-year number is $10.80, not fiscal 2016 EPS of $6.51. For purposes of establishing the base-year EPS for the FY2017-FY2019 LTI Plan, fiscal 2016 EPS was adjusted to exclude: (i) the MTM Adjustment ($3.39 per diluted share); (ii) expenses associated with the acquisition, financing and integration of TNT Express, net of any tax impact, and TNT Express’s fiscal 2016 financial results ($0.45 per diluted share); (iii) the favorable income tax benefit from an internal corporate legal entity restructuring to facilitate the integration of FedEx Express and TNT Express ($(0.27) per diluted share); (iv) expenses incurred in connection with the settlement of and certain expected losses relating to independent contractor litigation matters involving FedEx Ground, net of recognized immaterial insurance recovery ($0.57 per diluted share); and (v) expenses related to the settlement of a U.S. Customs and Border Protection matter involving FedEx Logistics (formerly FedEx Trade Networks), net of recognized immaterial insurance recovery ($0.15 per diluted share). See Appendix C for a reconciliation of the fiscal 2016 GAAP EPS to the non-GAAP EPS used for purposes of the FY2017-FY2019 LTI Plan.

The Board of Directors, upon the recommendation of the Compensation Committee, determined that, by excluding these items, any payouts under the FY2017-FY2019 LTI plan would more accurately reflect FedEx’s core financial performance. More specifically, the Board approved the exclusion of the MTM Adjustment from fiscal 2016 EPS for purposes of the plan for the reasons described above. The Board approved the exclusion of the TNT Express expense items, as well as the income tax impact of an internal corporate legal entity restructuring to facilitate the integration of FedEx Express and TNT Express, from fiscal 2016 EPS for purposes of the plan because these items are not related to the company’s core operating performance. TNT Express operating results from the date of acquisition were excluded from fiscal 2016 EPS for purposes of the plan because TNT Express was acquired on May 25, 2016 (six days before the end of the company’s fiscal year), and its financial results were immaterial from the date of acquisition and not presented as a separate segment. The Board approved the exclusion of each of the other adjustments from fiscal 2016 EPS for purposes of the plan because they are unrelated to the company’s core financial performance.

The following table presents the aggregate EPS threshold (minimum), target and maximum under our FY2017–FY2019 LTI plan, which was established by the Board of Directors in 2016, and our actual adjusted aggregate EPS under the plan for the three-year period ended May 31, 2019:

Performance Measure	Threshold	Target	Maximum	Actual
FY2017-FY2019 Aggregate Adjusted EPS	$35.75	$41.20	$43.13	42.63*
*	The actual aggregate adjusted EPS consists of $12.02 for fiscal 2017 (which excludes the $0.07 net impact of stock repurchases as discussed above), $15.47 for fiscal 2018 and $15.14 for fiscal 2019 (which excludes the $0.38 impact of stock repurchases in excess of that which offset dilution from equity awards as discussed above). See Appendix C for a reconciliation of the applicable non-GAAP EPS measure to the corresponding GAAP EPS measure.

FEDEX.COM 53

Executive Compensation – Compensation Discussion and Analysis

Based upon this above-target performance, we made the following LTI payouts to the named executive officers under the FY2017–FY2019 LTI plan — as illustrated by the following table (compared to the threshold, target and maximum payout opportunities):

Name	Threshold LTI Payout ($)	Target LTI Payout ($)	Maximum LTI Payout ($)	Actual LTI Payout ($)
F.W. Smith	1,150,000	4,600,000	6,900,000	6,302,000
A.B. Graf, Jr.	343,750	1,375,000	2,062,500	1,883,750
R.B. Carter	343,750	1,375,000	2,062,500	1,883,750
M.R. Allen(1)	252,083	1,008,333	1,512,500	1,381,416
H.J. Maier	287,500	1,150,000	1,725,000	1,575,500
D.J. Bronczek(2)	448,438	1,793,750	2,690,625	2,457,438
D.L. Cunningham, Jr.(3)	299,648	1,198,592	1,797,888	1,642,071

(1)	Mr. Allen’s payout opportunity under the FY2017-FY2019 LTI plan was prorated based on the applicable fiscal years during which he served as Senior Vice President – Legal International of FedEx Express (fiscal 2017) and Executive Vice President, General Counsel and Secretary of FedEx (fiscal 2018 and 2019).
(2)	Mr. Bronczek’s payout opportunity under the FY2017–FY2019 LTI plan was prorated based on the applicable fiscal years (and portions thereof) during which he served as President and CEO of FedEx Express (fiscal 2017) and President and Chief Operating Officer of FedEx (fiscal 2018 and 2019).
(3)	Mr. Cunningham’s payout opportunity under the FY2017–FY2019 LTI plan was prorated based on the applicable fiscal years (and portions thereof) during which he served as Executive Vice President and Chief Operating Officer of FedEx Express (fiscal 2017) and President and CEO of FedEx Express (fiscal 2018 and 2019).

LTI Payout Opportunities

The Board of Directors has established LTI plans for the three-fiscal-year periods 2018 through 2020, 2019 through 2021 and 2020 through 2022, providing cash payment opportunities upon the conclusion of fiscal 2020, 2021 and 2022, respectively, if certain EPS goals are achieved with respect to those periods.

Typically, the base-year EPS number over which the three-year average annual EPS growth rate goals are measured for an LTI plan is the final full-year EPS of the preceding fiscal year. However, the base-year EPS amounts over which the three-year average annual EPS growth rate goals will be measured for the FY2018-FY2020, FY2019-FY2021 and FY2020-FY2022 LTI plans are $12.09, $15.47 and $15.52, respectively (as discussed above).

As described above, adjusted fiscal 2018 EPS of $15.47 is being used for purposes of the FY2018-FY2020 LTI plan. Additionally, adjusted fiscal 2019 EPS of $15.14 is being used for purposes of the FY2018-FY2020 and FY2019-FY2021 LTI plans. The following table presents the aggregate EPS thresholds, targets and maximums under the FY2018-FY2020 and FY2019-FY2021 LTI plans and our progress toward these goals as of May 31, 2019:

Performance Period	Aggregate EPS Threshold	Aggregate EPS Target	Aggregate EPS Maximum	Actual Aggregate Adjusted EPS As of May 31, 2019*
FY2018-FY2020	$40.02	$46.11	$48.28	$30.61*
FY2019-FY2021	$51.19	$59.01	$61.78	$15.14*

*	See Appendix C for a reconciliation of the applicable non-GAAP measure to the corresponding GAAP measure.

54	2019 PROXY STATEMENT

Executive Compensation – Compensation Discussion and Analysis

The following table sets forth the potential threshold, target and maximum payouts for the named executive officers under the FY2018-FY2020, FY2019-FY2021 and FY2020-FY2022 LTI plans.

		Potential Future Payouts
Name	Performance Period	Threshold ($)	Target ($)	Maximum ($)
F.W. Smith	FY2018–FY2020	1,150,000	4,600,000	6,900,000
	FY2019–FY2021	1,150,000	4,600,000	6,900,000
	FY2020–FY2022	1,150,000	4,600,000	6,900,000
A.B. Graf, Jr.	FY2018–FY2020	343,750	1,375,000	2,062,500
	FY2019–FY2021	343,750	1,375,000	2,062,500
	FY2020–FY2022	343,750	1,375,000	2,062,500
R.B. Carter	FY2018–FY2020	343,750	1,375,000	2,062,500
	FY2019–FY2021	343,750	1,375,000	2,062,500
	FY2020–FY2022	343,750	1,375,000	2,062,500
M.R. Allen	FY2018–FY2020	343,750	1,375,000	2,062,500
	FY2019–FY2021	343,750	1,375,000	2,062,500
	FY2020–FY2022	343,750	1,375,000	2,062,500
H.J. Maier	FY2018–FY2020	287,500	1,150,000	1,725,000
	FY2019–FY2021	287,500	1,150,000	1,725,000
	FY2020–FY2022	287,500	1,150,000	1,725,000
D.J. Bronczek(1)	FY2018–FY2020	302,604	1,210,417	1,815,626
	FY2019–FY2021	129,688	518,750	778,125
	FY2020–FY2022	n/a	n/a	n/a
D.L. Cunningham, Jr.(1)	FY2018–FY2020	230,898	923,592	1,385,388
	FY2019–FY2021	85,065	340,258	510,387
	FY2020–FY2022	n/a	n/a	n/a

(1)	Messrs. Bronczek and Cunningham, who retired in February 2019 and December 2018, respectively, are eligible for prorated payouts under each of the FY2018–FY2020 and FY2019-FY2021 LTI plans based on the portion of the applicable three-fiscal-year periods during which they were employed.

RETENTION AWARDS FOR CHIEF FINANCIAL OFFICER

On July 17, 2017, the Board of Directors, upon the recommendation of the Compensation Committee, approved a performance-based cash award for Mr. Graf. The award has a target value of $574,661 that is tied to the achievement of a fiscal 2020 EPS goal (excluding the MTM Adjustment and TNT Express integration expenses (including any restructuring charges at TNT Express) and subject to any adjustments that may be approved by the Board, upon the recommendation of the Compensation Committee). The cash award will be paid in its entirety if the fiscal 2020 EPS goal is met or exceeded. If fiscal 2020 EPS is less than 80% of the goal, no cash award will be paid. If fiscal 2020 EPS is between 80% and 100% of the goal, the Chairman of the Board will determine the actual award paid (but in no event will it exceed $574,661). To remain eligible for the award, Mr. Graf must remain FedEx’s Chief Financial Officer through the end of fiscal 2020. In the event of death or permanent disability prior to the end of fiscal 2020, payment will be made in accordance with the timing and payout criteria described above. On July 17, 2017, Mr. Graf was also granted a restricted stock award of 1,785 shares with a four-year ratable vesting period.

LONG-TERM EQUITY INCENTIVES — STOCK OPTIONS AND RESTRICTED STOCK

Our primary objective in providing long-term equity incentives to executive officers is to further align their interests with those of our shareowners by facilitating significant ownership of FedEx stock by the officers. This creates a direct link between their compensation and long-term shareowner return.

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Executive Compensation – Compensation Discussion and Analysis

Amount

Stock options and restricted stock are generally granted to executive officers on an annual basis. As discussed above, an officer’s position and level of responsibility are the primary factors that determine the number of options and shares of restricted stock awarded to the officer in the annual grant. For instance, FedEx’s Chief Financial Officer, General Counsel and Chief Information Officer receive the same number of options and restricted shares in the annual grant.

The number of stock options and restricted shares awarded at each management level can vary from year to year. In determining how many options and shares of restricted stock should be awarded at each level, the Compensation Committee may consider:

►	Target TDC levels and referenced survey data — as discussed above, we include the total target value of all equity-based awards (including tax payments for restricted stock awards) in our calculation of target TDC, and in evaluating the fiscal 2019 target TDC levels for our named executive officers, we referred to multiple market reference points for comparable positions in the referenced surveys;
►	The total number of shares then available to be granted; and
►	Potential shareowner dilution. As of July 29, 2019, the total number of shares underlying options and shares of restricted stock outstanding or available for future grant under our equity compensation plans represented 9.5% of the sum of shares outstanding plus the shares underlying options outstanding or available for future grant plus shares of restricted stock available for future grant.

Other factors that the Compensation Committee may consider, especially with respect to special grants outside of the annual-grant framework, include the promotion of an officer or the desire to retain a valued executive or recognize a particular officer’s contributions. None of these factors is given any particular weight and the specific factors used may vary among individual executives.

Timing

In selecting dates for awarding equity-based compensation, we do not consider, nor have we ever considered, the price of FedEx’s common stock or the timing of the release of material, non-public information about the company. Stock option and restricted stock awards are generally made to executive officers on an annual basis according to a pre-established schedule.

When the Compensation Committee approves a special grant outside of the annual-grant framework, such grants are made at a regularly scheduled meeting and the grant date of the awards is the approval date or the next business day, if the meeting does not fall on a business day. If the grant is made in connection with the promotion of an individual or the election of an officer, the grant date may be the effective date of the individual’s promotion or the officer’s election, if such effective date is after the approval date.

Pricing

The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of FedEx’s common stock on the date of grant. Under the terms of our equity incentive plans, the fair market value on the grant date is defined as the average of the high and low trading prices of FedEx’s common stock on the New York Stock Exchange (“NYSE”) on that day. We believe this methodology is the most equitable method for determining the exercise price of our stock option awards given the intra-day price volatility often shown by our stock.

Vesting

Stock options and restricted stock granted to executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. This four-year vesting period is intended to further encourage the retention of the executive officers, since unvested stock options are forfeited upon termination of the officer’s employment for any reason other than death or permanent disability and unvested restricted stock is forfeited upon termination of the officer’s employment for any reason other than death, permanent disability or retirement.

56	2019 PROXY STATEMENT

Executive Compensation – Compensation Discussion and Analysis

Tax Payments for Restricted Stock Awards

As discussed previously, FedEx pays the taxes resulting from a restricted stock award on behalf of the recipient. This prevents the need for the officer to sell a portion of a stock award to pay the corresponding tax obligation and thus encourages and facilitates FedEx stock ownership by our officers, thereby further aligning their interests with those of our shareowners. The total target value of the award is the same as it would be if there were no tax payments.

Voting and Dividend Rights on Restricted Stock

Holders of restricted shares are entitled to vote and receive any dividends on such shares. The dividend rights are included in the computation of the value of the restricted stock award for purposes of determining the recipient’s target TDC.

Fiscal 2019 Awards

On June 11, 2018, the named executive officers were granted stock option and restricted stock awards as follows:

Name	Number of Stock Options		Number of Shares of Restricted Stock
F.W. Smith	115,890		0
A.B. Graf, Jr.	14,380		2,815
R.B. Carter	14,380		2,815
M.R. Allen	14,380		2,815
H.J. Maier	9,960		2,830
D.J. Bronczek	24,575	(1)	4,290	(2)
D.L. Cunningham, Jr.	18,695	(1)	3,635	(3)

(1)	These options were forfeited upon Messrs. Bronczek’s and Cunningham’s retirements on February 28, 2019 and December 31, 2018, respectively.
(2)	In accordance with the terms of FedEx’s 2010 Omnibus Stock Incentive Plan, the restrictions applicable to these shares lapsed upon Mr. Bronczek’s retirement on February 28, 2019.
(3)	In accordance with the terms of FedEx’s 2010 Omnibus Stock Incentive Plan, because Mr. Cunningham retired after age 55 but before age 60, the restrictions applicable to his restricted shares will continue until the specified expiration of the restriction period.

As in previous years, at the request of Mr. Smith and in light of his significant stock ownership, the Compensation Committee did not award him any restricted stock. Instead, his equity awards were in the form of stock options, which will yield value to him only if the stock price increases from the date of grant.

The target value of stock options and restricted stock awarded in fiscal 2019 to each named executive officer remained substantially the same compared to the fiscal 2018 target value. The amount reported for restricted stock awards in the Summary Compensation Table reflects the average of the high and low prices of FedEx common stock on the NYSE on the grant date, which may vary from the stock price assumption used when determining the target grant levels.

PERQUISITES, TAX PAYMENTS AND OTHER ANNUAL COMPENSATION

FedEx’s named executive officers receive certain other annual compensation, including:

►	certain perquisites, such as personal use of corporate aircraft (though officers are required to reimburse FedEx for substantially all of the incremental cost to FedEx of such usage), security services and equipment, tax return preparation and financial counseling services, umbrella insurance, physical examinations, travel privileges on certain airline partners, salary continuation benefits for short-term disability and supplemental long-term disability benefits;
►	group term life insurance and 401(k) company-matching contributions; and
►	tax payments relating to restricted stock awards (as discussed above) and certain business-related use of corporate and commercial aircraft.

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We provide this other compensation to enhance the competitiveness of our executive compensation program and to increase the productivity (corporate aircraft travel, professional assistance with tax return preparation and financial planning), safety (security services and equipment) and health (annual physical examinations) of our executives so they can focus on producing superior financial returns for our shareowners. Our tax payments relating to restricted stock awards are a component of the total target value of the restricted stock grant. As a result, the total target value of the award is the same as it would be if there were no tax payments and there is no dilutive effect on our shareowners’ equity interest in FedEx. The Compensation Committee reviews and approves each of these elements of compensation, and all of the independent directors approve each element as it relates to Mr. Smith. The Committee also reviews and approves FedEx’s policies and procedures regarding perquisites and other personal benefits and tax payments, including:

►	FedEx’s written policy setting forth guidelines and procedures regarding personal use of FedEx corporate aircraft; and
►	FedEx’s executive security procedures.

FedEx’s executive security procedures, which prescribe the level of personal security to be provided to the Chairman of the Board and Chief Executive Officer and other executive officers, are based on bona fide business-related security concerns and are an integral part of FedEx’s overall risk management and security program. These procedures have been assessed by an independent security consulting firm, and deemed necessary and appropriate for the protection of the officers and their families given the history of direct security threats against FedEx executives and the likelihood of additional threats against the officers. The security services and equipment provided to FedEx executive officers may be viewed as conveying personal benefits to the executives and, as a result, their values must be reported in the Summary Compensation Table.

With respect to Mr. Smith, consistent with FedEx’s executive security procedures, the Board of Directors requires him to use FedEx corporate aircraft for all travel, including personal travel. In addition, FedEx provides certain physical and personal security services for Mr. Smith, including on-site residential security at his primary residence. The Board of Directors believes that Mr. Smith’s personal safety and security are of the utmost importance to FedEx and its shareowners and, therefore, the costs associated with such security are appropriate and necessary business expenses.

POST-EMPLOYMENT COMPENSATION

While none of FedEx’s named executive officers has an employment agreement, they are entitled to receive certain payments and benefits upon termination of employment or a change of control of FedEx, including:

►	Retirement benefits under FedEx’s 401(k) and pension plans, including a tax-qualified, defined contribution 401(k) retirement savings plan called the FedEx Corporation Retirement Savings Plan; a tax-qualified, defined benefit pension plan called the FedEx Corporation Employees’ Pension Plan; and a supplemental non-tax-qualified plan called the FedEx Corporation Retirement Parity Pension Plan — which is designed to provide to the executives the benefits that otherwise would be paid under the tax-qualified pension plan but for certain limits under United States tax laws;
►	Accelerated vesting of restricted stock upon the executive’s retirement (at or after age 60), death or permanent disability or a change of control of FedEx;
►	Accelerated vesting of stock options upon the executive’s death or permanent disability or a change of control of FedEx;
►	Lump sum cash payments and post-employment insurance coverage under their Management Retention Agreements with FedEx (the “MRAs”) upon a qualifying termination of the executive after a change of control of FedEx. The MRAs, as well as the accelerated vesting of equity awards upon a change of control of FedEx, are intended to secure the executives’ continued services in the event of any threat or occurrence of a change of control, which further aligns their interests with those of our shareowners when evaluating any such potential transaction;

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►	Partial payouts under applicable LTI plans based on the portion of the three-fiscal-year periods during which the executive was employed and the executive’s employment terminated as a result of his or her retirement, death or permanent disability; and
►	A prorated payout under the applicable AIC plan based on the portion of the fiscal year during which the executive was employed and the executive’s employment terminated as a result of his or her retirement, death or permanent disability.

In addition, Messrs. Bronczek and Cunningham have entered into separation and release agreements with FedEx, each in connection with his retirement. The terms of these agreements are described under the caption “Retirements of David J. Bronczek and David L. Cunningham, Jr.” beginning on page 77.

The Compensation Committee approves and recommends Board approval of all plans, agreements and arrangements that provide for these payments and benefits.

Risks Arising from Compensation Policies and Practices

Management has conducted an in-depth risk assessment of FedEx’s compensation policies and practices and concluded they do not create risks that are reasonably likely to have a material adverse effect on the company. The Compensation Committee has reviewed and concurred with management’s conclusion. The risk assessment process included, among other things, a review of (i) all key incentive compensation plans to ensure that they are aligned with our pay-for-performance philosophy and include performance metrics that meet and support corporate goals, and (ii) the overall compensation mix to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives. The objective of the process was to identify any compensation plans and practices that may encourage employees to take unnecessary risks that could threaten the company. No such plans or practices were identified.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the income tax deduction by FedEx for compensation paid to the Chief Executive Officer, Chief Financial Officer and the three other highest-paid executive officers to $1,000,000 per year. Prior to enactment of the TCJA, this limitation did not generally apply to compensation paid to the Chief Financial Officer or individuals who were no longer named executive officers, or to compensation paid based on achievement of pre-established performance goals if certain requirements were met. Following passage of the TCJA, Section 162(m) only exempts qualifying performance-based compensation with respect to taxable years beginning on or before December 31, 2017 and payable pursuant to a binding written agreement in effect on November 2, 2017, provided that the agreement is not modified in any material respect after that date. As a result, beginning in fiscal 2019, FedEx is generally no longer able to take a deduction for any compensation paid to its current or former named executive officers in excess of $1 million, with the exception of performance-based awards outstanding on November 2, 2017 or awarded thereafter pursuant to a binding written agreement which can be exempt from the deduction limit if applicable requirements are met.

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Executive Compensation – Summary Compensation Table

SUMMARY COMPENSATION TABLE

In this section, we provide certain tabular and narrative information regarding the compensation of our principal executive and financial officers, our three other most highly compensated executive officers, and David J. Bronczek and David L. Cunningham, Jr. (who retired as FedEx Corporation’s President and Chief Operating Officer effective February 28, 2019 and as President and Chief Executive Officer of FedEx Express effective December 31, 2018, respectively) for the fiscal year ended May 31, 2019, and for each of the previous two fiscal years (except as noted).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Frederick W. Smith	2019	1,373,561	0	0	7,747,212		6,302,000	—	539,201	15,961,974
Chairman and Chief Executive	2018	1,342,212	0	0	7,134,484		7,656,161	—	532,541	16,665,398
Officer (Principal Executive Officer)	2017	1,311,688	0	0	6,564,913		7,215,948	—	513,048	15,605,597
Alan B. Graf, Jr.	2019	1,106,851	0	736,911	961,299		1,883,750	3,412	645,135	5,337,358
Executive Vice President	2018	976,920	0	1,019,453	885,398		2,735,889	—	894,874	6,512,534
and Chief Financial Officer	2017	948,468	0	591,851	814,678		2,531,468	—	630,587	5,517,052
(Principal Financial Officer)
Robert B. Carter	2019	850,384	0	736,911	961,299		1,883,750	948,822	582,380	5,963,546
Executive Vice President,	2018	825,616	0	637,463	885,398		2,472,299	816,295	638,434	6,275,505
FedEx Information Services	2017	801,564	0	591,851	814,678		2,312,023	785,840	592,757	5,898,713
and Chief Information Officer
Mark R. Allen(6)	2019	615,826	50,000	736,911	961,299		1,381,416	94,453	949,272	4,789,177
Executive Vice President,
General Counsel and Secretary
Henry J. Maier(7)	2019	913,888	0	740,837	665,823		1,575,500	184,974	640,559	4,721,581
President and Chief Executive
Officer, FedEx Ground
David J. Bronczek(8)	2019	907,121	0	1,123,036	1,642,831	(9)	2,457,438	—	3,333,693	9,464,119
President and	2018	1,122,016	75,000	971,224	1,513,026	(9)	3,775,774	—	789,951	8,246,991
Chief Operating Officer	2017	1,023,280	75,000	763,626	1,058,850	(9)	3,176,694	—	702,997	6,800,447
David L. Cunningham, Jr.(10)	2019	488,538	0	951,570	1,249,755	(11)	1,642,071	1,229,335	2,443,252	8,004,521
President and Chief Executive	2018	721,184	62,500	823,001	1,150,864	(11)	2,219,783	303,560	695,683	5,976,575
Officer, FedEx Express
(1)	The amounts reported in this column reflect promotional bonuses received by Messrs. Allen, Bronczek and Cunningham that were paid in fiscal years 2019, 2018 and 2017, as applicable.
(2)	The amounts reported in these columns reflect the aggregate grant date fair value of restricted stock and option awards granted to the named executive officer during each year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. These amounts reflect our calculation of the value of these awards on the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the officer.
The fair value of restricted stock awards is equal to the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the NYSE) on the date of grant multiplied by the number of shares awarded.
For accounting purposes, we use the Black-Scholes option pricing model to calculate the grant date fair value of stock options. Assumptions used in the calculation of the amounts in the “Option Awards” column are included in note 10 to our audited consolidated financial statements for the fiscal year ended May 31, 2019, included in our Annual Report on Form 10-K for fiscal 2019. See the “Grants of Plan-Based Awards During Fiscal 2019” table for information regarding restricted stock and option awards to the named executive officers during fiscal 2019.

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Executive Compensation – Summary Compensation Table

(3)	Reflects cash payouts, if any, under FedEx’s fiscal 2019, 2018 and 2017 AIC plans and FY17–FY19, FY16–FY18 and FY15–FY17 LTI plans, as follows (for further discussion of the fiscal 2019 AIC plan and the FY17–FY19 LTI plan, see “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2019 Amounts — Cash Payments Under AIC Program” and “— Cash Payments Under LTI Program” above):

Name	Year	AIC Payout ($)	LTI Payout ($)	Total Non-Equity Incentive Plan Compensation ($)
F.W. Smith	2019	0	6,302,000	6,302,000
	2018	1,656,161	6,000,000	7,656,161
	2017	1,215,948	6,000,000	7,215,948
A.B. Graf, Jr.	2019	0	1,883,750	1,883,750
	2018	935,889	1,800,000	2,735,889
	2017	731,468	1,800,000	2,531,468
R.B. Carter	2019	0	1,883,750	1,883,750
	2018	672,299	1,800,000	2,472,299
	2017	512,023	1,800,000	2,312,023
M.R. Allen	2019	0	1,381,416	1,381,416
H.J. Maier	2019	0	1,575,500	1,575,500
D.J. Bronczek*	2019	0	2,457,438	2,457,438
	2018	1,238,274	2,537,500	3,775,774
	2017	926,694	2,250,000	3,176,694
D.L. Cunningham, Jr.*	2019	0	1,642,071	1,642,071
	2018	744,783	1,475,000	2,219,783
*	Messrs. Bronczek and Cunningham, who retired effective February 28, 2019 and December 31, 2018, respectively, received payouts under the FY17-FY19 LTI plan based on the portion of the three-fiscal-year period during which they were employed.
(4)	Reflects the actuarial increase in the present value of the named executive officer’s benefits under the Pension Plan and the Parity Plan (as each such term is defined under “— Fiscal 2019 Pension Benefits — Overview of Pension Plans”). The present value of the benefits under the Pension Plan and Parity Plan for Messrs. Smith and Bronczek decreased as follows: (a) between fiscal 2019 and 2018 — $366,901 and $416,720, respectively; (b) between fiscal 2018 and 2017 — $495,708 and $156,754, respectively; and (c) between fiscal 2017 and 2016 — $479,543 and $165,154, respectively. The present value of the benefits under the Pension Plan and Parity Plan for Mr. Graf decreased as follows: (a) between fiscal 2018 and 2017 — $110,555; and (b) between fiscal 2017 and 2016 — $116,057. The amounts in the table and this footnote were determined using assumptions (e.g., for interest rates and mortality rates) consistent with those used in the audited consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended May 31, 2019. See “— Fiscal 2019 Pension Benefits” below.
(5)	Includes:
►	the aggregate incremental cost to FedEx of providing perquisites and other personal benefits;
►	group term life insurance premiums paid by FedEx;
►	company-matching contributions under FedEx’s tax-qualified, defined contribution 401(k) retirement savings plan called the FedEx Corporation Retirement Savings Plan;
►	tax payments relating to restricted stock awards, certain business-related use of corporate and commercial aircraft, and prior overseas service on behalf of the company. FedEx pays the taxes resulting from a restricted stock award on behalf of the recipient to prevent the need for the officer to sell a portion of a stock award to pay the corresponding tax obligation. While SEC disclosure rules require that these payments be included with tax reimbursement payments and reported as “other compensation” in the Summary Compensation Table, we do not believe these payments are “tax gross-ups” in the traditional sense, since their value is fully reflected in the number of shares ultimately delivered to recipients. See “— Compensation Discussion and Analysis — Compensation Objectives and Design-Related Features — Restricted Stock Program” above; and
►	with respect to Messrs. Bronczek and Cunningham for fiscal 2019, amounts paid pursuant to their separation and release agreements, as discussed below.

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The following table shows the amounts included for each such item:

Name	Year	Perquisites and Other Personal Benefits ($)(a)	Life Insurance Premiums ($)	Company Contributions Under 401(k) Plan ($)	Tax Reimbursement Payments ($)(a)	Other ($)(b)	Total ($)
F.W. Smith	2019	527,873	1,509	9,819	0	0	539,201
	2018	521,078	1,807	9,656	0	0	532,541
	2017	500,777	3,060	9,211	0	0	513,048
A.B. Graf, Jr.	2019	155,208	2,289	9,527	478,111	0	645,135
	2018	108,870	2,740	9,484	773,780	0	894,874
	2017	169,003	3,060	9,300	449,224	0	630,587
R.B. Carter	2019	84,423	2,289	9,802	485,866	0	582,380
	2018	133,527	2,740	9,629	492,538	0	638,434
	2017	127,473	3,060	9,206	453,018	0	592,757
M.R. Allen	2019	434,031	2,265	9,800	503,176	0	949,272
H.J. Maier	2019	59,677	1,167	9,800	569,915	0	640,559
D.J. Bronczek	2019	83,443	1,716	9,191	728,631	2,510,712	3,333,693
	2018	37,547	2,740	12,491	737,173	0	789,951
	2017	113,294	3,060	7,040	579,603	0	702,997
D.L. Cunningham, Jr.	2019	40,394	1,335	0	626,283	1,775,240	2,443,252
	2018	53,264	2,740	11,663	628,016	0	695,683
(a)	See the following two tables for additional details regarding the amounts included in each item.
(b)	The amounts for Messrs. Bronczek and Cunningham for fiscal 2019 reflect payments made pursuant to their separation and release agreements referred to in notes 8 and 10 below, which are discussed further under the caption “Retirements of David J. Bronczek and David L. Cunningham, Jr.” beginning on page 77.

During fiscal 2019, 2018, and 2017, unless otherwise noted below, FedEx provided the following perquisites and other personal benefits to the named executive officers:

►	Personal use of corporate aircraft: FedEx maintains a fleet of corporate aircraft that is used primarily for business travel by FedEx employees. FedEx has a written policy that sets forth guidelines and procedures regarding personal use of FedEx corporate aircraft. The policy requires officers to pay FedEx two times the cost of fuel for personal trips, plus applicable passenger ticket taxes and fees. These payments are intended to approximate the incremental cost to FedEx of personal corporate aircraft usage.
►	Mr. Smith is not required to pay FedEx for any travel on corporate aircraft by his family members or guests when they are accompanying him and he is on business travel. Mr. Smith is required to pay FedEx, however, for any personal travel by him and any personal travel by his family members or guests when they are accompanying him and he is on personal travel or when they are traveling without him.
►	Compensation is included in the table above for personal corporate aircraft travel (which for this purpose includes travel to attend a board or stockholder meeting of an outside company or organization for which the officer serves as a director or trustee) by a named executive officer and his family members and guests to the extent, if any, that the aggregate incremental cost to FedEx of all such travel exceeds the amount the officer paid FedEx for such travel. The incremental cost to FedEx of personal use of corporate aircraft is calculated based on the variable operating cost to FedEx, which includes the cost of fuel, aircraft maintenance, crew travel, landing fees, ramp fees and other smaller variable costs. Because FedEx corporate aircraft are used primarily for business travel, fixed costs that do not change based on usage, such as pilots’ salaries and purchase and lease costs, are excluded from this calculation.
►	In addition, when an aircraft is already flying to a destination for business purposes and the officers or their family members or guests ride along on the aircraft for personal travel, there is no additional variable operating cost to FedEx associated with the additional passengers, and thus no compensation is included in the table above for such personal travel. With the exception of Mr. Smith, the officer is still required to pay FedEx for such personal travel if persons on business travel occupy less than 50% of the total available seats on the aircraft. The amount of such payment is a pro rata portion (based on the total number of passengers) of the fuel cost for the flight, multiplied by two, plus applicable passenger ticket taxes and fees.
►	For tax purposes, income is imputed to each named executive officer for personal travel and “business-related” travel (travel by the officer’s spouse or adult guest who accompanies the officer on a business trip for the primary purpose of assisting the officer with the business purpose of the trip) for the excess, if any, of the Standard Industrial Fare Level (SIFL) value of all such flights during a calendar year over the aggregate fuel payments made by the officer during that calendar year. The Board of Directors and the FedEx executive security procedures require Mr. Smith to use FedEx corporate aircraft for all travel, including personal travel. Accordingly, FedEx reimburses Mr. Smith for taxes relating to any imputed income for his personal travel and the personal travel of his family members and guests when they are accompanying him (no such reimbursement payments have been made during the last three fiscal years). FedEx reimburses the other named executive officers for taxes relating to imputed income for business-related travel.

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Executive Compensation – Summary Compensation Table

►	Security services and equipment: Pursuant to FedEx’s executive security procedures, the named executive officers are provided security services and equipment. To the extent the services and equipment are provided by third parties (e.g., out-of-town transportation and other security-related expenses and home security system installation, maintenance and monitoring), we have included in the table above the amounts paid by FedEx for such services and equipment. For Mr. Smith, these amounts totaled $60,981, $146,856, and $28,661 for fiscal 2019, 2018, and 2017, respectively. The amount for fiscal 2018 includes costs for replacing outdated systems at Mr. Smith’s primary residence. To the extent the security services are provided by FedEx employees, we have included amounts representing: (a) the number of hours of service provided to the officer by each such employee multiplied by (b) the total hourly compensation cost of the employee (including, among other things, pension and other benefit costs). For Mr. Smith, these amounts totaled $274,755, $198,304, and $240,374 for fiscal 2019, 2018, and 2017, respectively. For additional information regarding executive security services provided to Mr. Smith, see “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2019 Amounts — Perquisites, Tax Payments and Other Annual Compensation” above.
►	Tax return preparation services: FedEx requires officers to have their income tax returns prepared by a qualified third party (other than our independent registered public accounting firm) and pays all reasonable and customary costs for such services.
►	Financial counseling services: FedEx reimburses officers for certain financial counseling services, subject to various caps.
►	Umbrella insurance premiums: FedEx pays umbrella insurance premiums on behalf of officers.
►	Physical examinations: FedEx pays for officers to have comprehensive annual physical examinations.
►	Travel privileges: FedEx provides certain executive officers and their spouses with travel privileges on certain airline partners. There is a small per-trip ticketing fee incurred by FedEx in connection with these privileges. FedEx reimburses an executive officer for taxes relating to imputed income for business-related travel.
►	Supplemental disability benefits: FedEx provides executive officers with salary continuation benefits for short-term disability (100% of base salary for 28 weeks) and supplemental long-term disability benefits. Both benefit programs are self-funded (i.e., no premiums are paid to a third-party insurer) and thus there is no incremental cost to FedEx to provide these benefit programs.

In addition, during fiscal 2019, certain payments were made with respect to Mr. Allen’s prior overseas service on behalf of the company and certain information technology services were provided to each of Messrs. Bronczek and Cunningham in connection with his retirement.

The following table shows the amounts (the aggregate incremental cost to FedEx) included in the perquisites and other personal benefits column in the table above for each such item:

Name	Year	Personal Use of Corporate Aircraft ($)(a)	Security Services and Equipment ($)	Tax Return Preparation Services ($)	Financial Counseling Services ($)	Umbrella Insurance Premiums ($)	Other ($)(b)	Total ($)
F.W. Smith	2019	96,208	335,736	43,186	50,000	2,743	0	527,873
	2018	77,293	345,160	46,005	50,000	2,620	0	521,078
	2017	134,281	269,035	44,854	50,000	2,607	0	500,777
A.B. Graf, Jr.	2019	132,979	9,337	8,348	1,801	2,743	0	155,208
	2018	62,965	32,744	8,062	2,479	2,620	0	108,870
	2017	133,916	11,441	8,891	12,148	2,607	0	169,003
R.B. Carter	2019	38,682	32,858	9,200	700	2,743	240	84,423
	2018	21,803	61,809	9,700	37,355	2,620	240	133,527
	2017	20,221	86,806	3,250	14,445	2,607	144	127,473
M.R. Allen	2019	0	24,819	1,500	24,927	2,743	380,042	434,031
H.J. Maier	2019	46,244	0	0	10,690	2,743	0	59,677
D.J. Bronczek	2019	27,170	8,074	0	45,422	2,057	720	83,443
	2018	20,093	7,446	7,100	0	2,620	288	37,547
	2017	55,114	11,483	14,200	29,578	2,607	312	113,294
D.L. Cunningham, Jr.	2019	1,710	20,907	1,500	13,530	1,600	1,147	40,394
	2018	0	30,548	1,500	18,596	2,620	0	53,264
(a)	The amounts shown include the following amounts for use of corporate aircraft to attend board or stockholder meetings of outside companies or organizations for which the officers serve as directors for fiscal 2019: Mr. Graf — $103,966, Mr. Carter — $36,972, and Mr. Maier — $29,025; for fiscal 2018: Mr. Graf — $53,158 and Mr. Carter — $18,031; and for fiscal 2017: Mr. Graf — $101,164 and Mr. Carter — $19,486.
(b)	The fiscal 2019 amount for Mr. Allen is for certain payments relating to his prior overseas service. The fiscal 2019 amount for Mr. Cunningham is for certain information technology services in connection with his retirement. The fiscal 2019, 2018 and 2017 amounts for Messrs. Carter and Bronczek include ticketing fees for airline travel privileges. The fiscal 2019 amount for Mr. Bronczek also includes certain information technology services in connection with his retirement.

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Executive Compensation – Summary Compensation Table

The following table shows the tax payments relating to the items listed, which are included in the table:

Name	Year	Restricted Stock ($)	Business-Related Use of Corporate and Commercial Aircraft ($)	Other* ($)	Total ($)
F.W. Smith	2019	0	0	0	0
	2018	0	0	0	0
	2017	0	0	0	0
A.B. Graf, Jr.	2019	478,111	0	0	478,111
	2018	773,780	0	0	773,780
	2017	449,224	0	0	449,224
R.B. Carter	2019	478,111	7,755	0	485,866
	2018	483,844	8,694	0	492,538
	2017	449,224	3,794	0	453,018
M.R. Allen	2019	478,111	0	25,065	503,176
H.J. Maier	2019	569,915	0	0	569,915
D.J. Bronczek	2019	728,631	0	0	728,631
	2018	737,173	0	0	737,173
	2017	579,603	0	0	579,603
D.L. Cunningham, Jr.	2019	617,383	7,927	973	626,283
	2018	624,670	2,773	573	628,016
*	These are tax reimbursement payments for expenses related to Messrs. Allen’s and Cunningham’s prior overseas service on behalf of the company. In the case of Mr. Cunningham, the tax reimbursement payments related exclusively to tax preparation fees for prior overseas service, which fees are included in the tax return preparation services column in the preceding table.
(6)	Mr. Allen was not a named executive officer in fiscal 2018 or 2017. Accordingly, the table includes Mr. Allen’s compensation only for fiscal 2019.
(7)	Mr. Maier was not a named executive officer in fiscal 2018 or 2017. Accordingly, the table includes Mr. Maier’s compensation only for fiscal 2019.
(8)	Mr. Bronczek retired on February 28, 2019. In connection with his retirement, Mr. Bronczek and FedEx entered into a separation and release agreement, which is discussed under the caption “Retirements of David J. Bronczek and David L. Cunningham, Jr.” beginning on page 77.
(9)	In connection with his retirement, Mr. Bronczek forfeited an aggregate of 64,603 stock options that had not yet vested, including 24,575, 22,122 and 12,598 options that were granted in fiscal 2019, 2018 and 2017, respectively.
(10)	Mr. Cunningham was not a named executive officer in fiscal 2017. Accordingly, the table includes Mr. Cunningham’s compensation only for fiscal 2019 and 2018. Mr. Cunningham retired on December 31, 2018. In connection with his retirement, Mr. Cunningham and FedEx entered into a separation and release agreement, which is discussed under the caption “Retirements of David J. Bronczek and David L. Cunningham, Jr.” beginning on page 77.
(11)	In connection with his retirement, Mr. Cunningham forfeited an aggregate of 44,924 stock options that had not yet vested, including 18,695, 16,827 and 6,613 options that were granted in fiscal 2019, 2018 and 2017, respectively.

64	2019 PROXY STATEMENT

Executive Compensation – Grants of Plan-Based Awards During Fiscal 2019

GRANTS OF PLAN-BASED AWARDS DURING FISCAL 2019

The following table sets forth information regarding grants of plan-based awards made to the named executive officers during the fiscal year ended May 31, 2019:

					Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All-Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Type of Plan/Award		Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)
F.W. Smith	Stock Option	(3)	06/11/2018	06/10/2018					115,890	261.78	261.97	7,747,212
	FY19 AIC	(4)			0	2,266,376	4,532,752
	FY19–FY21 LTI	(5)			1,150,000	4,600,000	6,900,000
A.B. Graf, Jr.	Restricted Stock	(6)	06/11/2018	06/10/2018				2,815				736,911
	Stock Option	(3)	06/11/2018	06/10/2018					14,380	261.78	261.97	961,299
	FY19 AIC	(4)			0	1,328,222	2,656,444
	FY19–FY21 LTI	(5)			343,750	1,375,000	2,062,500
R.B. Carter	Restricted Stock	(6)	06/11/2018	06/10/2018				2,815				736,911
	Stock Option	(3)	06/11/2018	06/10/2018					14,380	261.78	261.97	961,299
	FY19 AIC	(4)			0	1,020,461	2,040,922
	FY19–FY21 LTI	(5)			343,750	1,375,000	2,062,500
M.R. Allen	Restricted Stock	(6)	06/11/2018	06/10/2018				2,815				736,911
	Stock Option	(3)	06/11/2018	06/10/2018					14,380	261.78	261.97	961,299
	FY19 AIC	(4)			0	738,991	1,477,982
	FY19–FY21 LTI	(5)			343,750	1,375,000	2,062,500
H.J. Maier	Restricted Stock	(6)	06/11/2018	06/10/2018				2,830				740,837
	Stock Option	(3)	06/11/2018	06/10/2018					9,960	261.78	261.97	665,823
	FY19 AIC	(4)			0	822,499	1,644,998
	FY19–FY21 LTI	(5)			287,500	1,150,000	1,725,000
D.J. Bronczek	Restricted Stock	(6)(7)	06/11/2018	06/10/2018				4,290				1,123,036
	Stock Option	(3)(8)	06/11/2018	06/10/2018					24,575	261.78	261.97	1,642,831
	FY19 AIC	(4)(9)			0	1,269,969	2,539,938
	FY19–FY21 LTI	(5)(10)			129,688	518,750	778,125
D.L. Cunningham, Jr.	Restricted Stock	(6)(7)	06/11/2018	06/10/2018				3,635				951,570
	Stock Option	(3)(8)	06/11/2018	06/10/2018					18,695	261.78	261.97	1,249,755
	FY19 AIC	(4)(9)			0	586,246	1,172,492
	FY19–FY21 LTI	(5)(10)			85,065	340,258	510,387
(1)	The exercise price of the options is the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the NYSE) on the grant date.
(2)

Represents the grant date fair value of each equity-based award, computed in accordance with FASB ASC Topic 718. See note 2 to the Summary Compensation Table for information regarding the assumptions used in the calculation of these amounts.

(3)

Stock options granted to the named executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. The options may not be transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2019 Amounts — Long-Term Equity Incentives — Stock Options and Restricted Stock” above for further discussion of stock option awards.

(4)

In June 2018, the Board of Directors, upon the recommendation of the Compensation Committee, established this annual performance cash compensation plan, which provided a cash payment opportunity to the named executive officers at the conclusion of fiscal 2019. Payment amounts were based upon the achievement of company financial-performance goals for fiscal 2019 and, for the non-CEO named executive officers, the achievement of individual performance objectives. In response to the challenging business conditions, the fiscal 2019 AIC program was amended to provide that no officers or managing/staff directors across the enterprise, including the named executive officers, would receive an AIC payout. See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2019 Amounts — Cash Payments Under AIC Program” above for further discussion of this plan.

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Executive Compensation – Outstanding Equity Awards at End of Fiscal 2019

(5)

The Board of Directors, upon the recommendation of the Compensation Committee, established this long-term performance cash compensation plan in June 2018. The plan provides a long-term cash payment opportunity to the named executive officers at the conclusion of fiscal 2021 if FedEx achieves an aggregate EPS goal established by the Board with respect to the three-fiscal-year period 2019 through 2021. No amounts can be earned under the plan until 2021 because achievement of the EPS goal can only be determined following the conclusion of the three-fiscal-year period. The estimated individual future payouts under the plan are set dollar amounts ranging from threshold (minimum) amounts, if the EPS goal achieved is less than target, up to maximum amounts, if the plan goal is substantially exceeded. There is no assurance that these estimated future payouts will be achieved. See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2019 Amounts — Cash Payments Under LTI Program” above for further discussion of this plan.

(6)

Shares of restricted stock awarded to the named executive officers generally vest ratably over four years beginning on the first anniversary of the grant date. Holders of restricted shares are entitled to vote such shares and receive any dividends paid on FedEx common stock. FedEx pays the taxes resulting from a restricted stock award on behalf of the recipient (these tax payments are included in the “All Other Compensation” column in the Summary Compensation Table). See “— Compensation Discussion and Analysis — Compensation Elements and Fiscal 2019 Amounts — Long-Term Equity Incentives — Stock Options and Restricted Stock” for further discussion of restricted stock awards.

(7)

In accordance with the terms of FedEx’s 2010 Omnibus Stock Incentive Plan, the restrictions applicable to these shares lapsed upon Mr. Bronczek’s retirement on February 28, 2019. Because Mr. Cunningham retired after age 55 but before age 60, the restrictions applicable to his restricted shares will continue until the specified expiration of the restriction period.

(8)	These options were forfeited upon Messrs. Bronczek’s and Cunningham’s retirements on February 28, 2019 and December 31, 2018, respectively.
(9)

Messrs. Bronczek and Cunningham, who retired effective February 28, 2019 and December 31, 2018, respectively, were each eligible for a prorated fiscal 2019 AIC payout based on the portion of fiscal 2019 during which he was employed. However, as a result of the plan amendment providing that no officers or managing/staff directors across the enterprise would receive an AIC payout, neither Mr. Bronczek nor Mr. Cunningham received a payout under the fiscal 2019 AIC plan.

(10)

Messrs. Bronczek and Cunningham, who retired effective February 28, 2019 and December 31, 2018, respectively, are each eligible for a payout under the FY19-FY21 LTI plan, prorated based on the portion of the three-fiscal-year period during which he was employed.

OUTSTANDING EQUITY AWARDS AT END OF FISCAL 2019

The following table sets forth for each named executive officer certain information about unexercised stock options and unvested shares of restricted stock held at the end of the fiscal year ended May 31, 2019:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)		Market Value of Shares or Units of Stock That Have Not Vested ($)(b)
Name	Exercisable	Unexercisable(a)
F.W. Smith	195,500	—		78.1900	06/07/2020
	176,100	—		89.1050	06/06/2021
	198,675	—		85.2550	06/04/2022
	203,780	—		96.8650	06/03/2023
	159,485	—		143.5450	06/09/2024
	99,390	33,130	(1)	180.8200	06/08/2025
	78,105	78,105	(2)	162.8200	06/06/2026
	34,770	104,310	(3)	207.3050	06/12/2027
	—	115,890	(4)	261.7800	06/11/2028
A.B. Graf, Jr.	23,100	—		78.1900	06/07/2020
	21,480	—		89.1050	06/06/2021
	24,235	—		85.2550	06/04/2022
	24,620	—		96.8650	06/03/2023
	19,270	—		143.5450	06/09/2024
	12,007	4,003	(5)	180.8200	06/08/2025
	9,692	9,693	(6)	162.8200	06/06/2026
	4,315	12,945	(7)	207.3050	06/12/2027
	—	14,380	(8)	261.7800	06/11/2028
						9,142	(9)	1,410,428

66	2019 PROXY STATEMENT

Executive Compensation – Outstanding Equity Awards at End of Fiscal 2019

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)		Market Value of Shares or Units of Stock That Have Not Vested ($)(b)
Name	Exercisable	Unexercisable(a)
R.B. Carter	23,100	—		78.1900	06/07/2020
	21,480	—		89.1050	06/06/2021
	24,235	—		85.2550	06/04/2022
	24,620	—		96.8650	06/03/2023
	19,270	—		143.5450	06/09/2024
	12,007	4,003	(10)	180.8200	06/08/2025
	9,692	9,693	(11)	162.8200	06/06/2026
	4,315	12,945	(12)	207.3050	06/12/2027
	—	14,380	(13)	261.7800	06/11/2028
						7,803	(14)	1,203,847
M.R. Allen	6,285	—		78.1900	06/07/2020
	6,200	—		89.1050	06/06/2021
	6,995	—		85.2550	06/04/2022
	7,140	—		96.8650	06/03/2023
	5,590	—		143.5450	06/09/2024
	3,483	1,162	(15)	180.8200	06/08/2025
	2,750	2,750	(16)	162.8200	06/06/2026
	1,225	3,675	(17)	207.3050	06/12/2027
	3,090	9,270	(18)	219.2600	09/25/2027
	—	14,380	(19)	261.7800	06/11/2028
						5,745	(20)	886,339
H.J. Maier	17,580	—		96.8650	06/03/2023
	14,655	—		143.5450	06/09/2024
	9,135	3,045	(21)	180.8200	06/08/2025
	7,382	7,383	(22)	162.8200	06/06/2026
	3,287	9,863	(23)	207.3050	06/12/2027
	—	9,960	(24)	261.7800	06/11/2028
						7,840	(25)	1,209,555
D.J. Bronczek	30,775	—		78.1900	06/07/2020
	28,450	—		89.1050	06/06/2021
	32,100	—		85.2550	06/04/2022
	32,640	—		96.8650	06/03/2023
	25,545	—		143.5450	06/09/2024
	15,922	—		180.8200	06/08/2025
	12,597	—		162.8200	06/06/2026
	7,373	—		207.3050	06/12/2027
D.L. Cunningham, Jr.	11,150	—		89.1050	06/06/2021
	12,580	—		85.2550	06/04/2022
	12,805	—		96.8650	06/03/2023
	10,025	—		143.5450	06/09/2024
	8,366	—		180.8200	06/08/2025
	6,612	—		162.8200	06/06/2026
	5,608	—		207.3050	06/12/2027
						8,463	(26)	1,305,672

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Executive Compensation – Outstanding Equity Awards at End of Fiscal 2019

(a)	The following table sets forth the vesting dates of the options and restricted stock included in these columns:

		Date	Number			Date	Number
F.W. Smith	(1)	06/08/2019	33,130	A.B. Graf, Jr.	(5)	06/08/2019	4,003
	(2)	06/06/2019	39,052		(6)	06/06/2019	4,846
		06/06/2020	39,053			06/06/2020	4,847
	(3)	06/12/2019	34,770		(7)	06/12/2019	4,315
		06/12/2020	34,770			06/12/2020	4,315
		06/12/2021	34,770			06/12/2021	4,315
	(4)	06/11/2019	28,972		(8)	06/11/2019	3,595
		06/11/2020	28,973			06/11/2020	3,595
		06/11/2021	28,972			06/11/2021	3,595
		06/11/2022	28,973			06/11/2022	3,595
					(9)	06/06/2019	909
						06/08/2019	863
						06/11/2019	703
						06/12/2019	769
						07/17/2019	446
						06/06/2020	909
						06/11/2020	704
						06/12/2020	769
						07/17/2020	446
						06/11/2021	704
						06/12/2021	769
						07/17/2021	447
						06/11/2022	704
R.B. Carter	(10)	06/08/2019	4,003	M.R. Allen	(15)	06/08/2019	1,162
	(11)	06/06/2019	4,846		(16)	06/06/2019	1,375
		06/06/2020	4,847			06/06/2020	1,375
	(12)	06/12/2019	4,315		(17)	06/12/2019	1,225
		06/12/2020	4,315			06/12/2020	1,225
		06/12/2021	4,315			06/12/2021	1,225
	(13)	06/11/2019	3,595		(18)	09/25/2019	3,090
		06/11/2020	3,595			09/25/2020	3,090
		06/11/2021	3,595			09/25/2021	3,090
		06/11/2022	3,595		(19)	06/11/2019	3,595
	(14)	06/06/2019	909			06/11/2020	3,595
		06/08/2019	863			06/11/2021	3,595
		06/11/2019	703			06/11/2022	3,595
		06/12/2019	769		(20)	06/06/2019	211
		06/06/2020	909			06/08/2019	200
		06/11/2020	704			06/11/2019	703
		06/12/2020	769			06/12/2019	179
		06/11/2021	704			09/25/2019	590
		06/12/2021	769			06/06/2020	212
		06/11/2022	704			06/11/2020	704
						06/12/2020	179
						09/25/2020	590
						06/11/2021	704
						06/12/2021	179
						09/25/2021	590
						06/11/2022	704

68	2019 PROXY STATEMENT

Executive Compensation – Option Exercises and Stock Vested During Fiscal 2019

		Date	Number			Date	Number
H.J. Maier	(21)	06/08/2019	3,045	D.L. Cunningham, Jr.	(26)	06/06/2019	627
	(22)	06/06/2019	3,691			06/08/2019	595
		06/06/2020	3,692			06/11/2019	908
	(23)	06/12/2019	3,288			06/12/2019	993
		06/12/2020	3,287			06/06/2020	628
		06/12/2021	3,288			06/11/2020	909
	(24)	06/11/2019	2,490			06/12/2020	992
		06/11/2020	2,490			06/11/2021	909
		06/11/2021	2,490			06/12/2021	993
		06/11/2022	2,490			06/11/2022	909
	(25)	06/06/2019	912
		06/08/2019	867
		06/11/2019	707
		06/12/2019	773
		06/06/2020	913
		06/11/2020	708
		06/12/2020	772
		06/11/2021	707
		06/12/2021	773
		06/11/2022	708
(b)	Computed by multiplying the closing market price of FedEx’s common stock on May 31, 2019 (which was $154.28) by the number of shares.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2019

The following table sets forth for each named executive officer certain information about stock options that were exercised and restricted stock that vested during the fiscal year ended May 31, 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
F.W. Smith	271,750	36,166,196	—	—
A.B. Graf, Jr.	34,580	4,045,653	3,982	1,017,947
R.B. Carter	—	—	3,536	915,166
M.R. Allen	—	—	1,409	354,547
H.J. Maier	—	—	3,551	919,052
D.J. Bronczek(3)	—	—	16,000	3,265,017
D.L. Cunningham, Jr.(4)	—	—	2,643	686,928
(1)	If the shares were sold immediately upon exercise, the value realized on exercise of the option is the difference between the actual sales price and the exercise price of the option. Otherwise, the value realized is the difference between the fair market value of FedEx’s common stock (the average of the high and low prices of the stock on the NYSE) on the date of exercise and the exercise price of the option.
(2)	Represents the fair market value of the shares on the vesting date.
(3)	In accordance with the terms of FedEx’s 2010 Omnibus Stock Incentive Plan, the restrictions applicable to 11,261 shares lapsed upon Mr. Bronczek’s retirement on February 28, 2019.
(4)	Because Mr. Cunningham retired after age 55 but before age 60, the restrictions applicable to his restricted shares will continue until the specified expiration of the restriction period.

FEDEX.COM 69

Executive Compensation – Fiscal 2019 Pension Benefits

FISCAL 2019 PENSION BENEFITS

The following table sets forth for each named executive officer the present value of accumulated benefits on May 31, 2019, under FedEx’s defined benefit pension plans. For information regarding benefits triggered by retirement under our stock option and restricted stock plans, see “— Potential Payments Upon Termination or Change of Control” below.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Fiscal 2019 ($)
F.W. Smith	FedEx Corporation Employees’ Pension Plan	47	1,141,098	108,991	(2)
	FedEx Corporation Retirement Parity Pension Plan	47	24,670,320	—
A.B. Graf, Jr.	FedEx Corporation Employees’ Pension Plan	39	1,775,649	—
	FedEx Corporation Retirement Parity Pension Plan	39	13,632,956	—
R.B. Carter	FedEx Corporation Employees’ Pension Plan	26	1,383,127	—
	FedEx Corporation Retirement Parity Pension Plan	26	8,420,220	—
M.R. Allen	FedEx Corporation Employees’ Pension Plan	37	1,792,420	—
	FedEx Corporation Retirement Parity Pension Plan	37	2,432,607	—
H.J. Maier	FedEx Corporation Employees’ Pension Plan	32	1,317,423	—
	FedEx Corporation Retirement Parity Pension Plan	32	1,777,850	—
D.J. Bronczek	FedEx Corporation Employees’ Pension Plan	43	1,561,374	472,326	(3)
	FedEx Corporation Retirement Parity Pension Plan	43	17,545,554	—
D.L. Cunningham, Jr.	FedEx Corporation Employees’ Pension Plan	37	1,814,670	—
	FedEx Corporation Retirement Parity Pension Plan	37	5,404,273	—
(1)	These amounts were determined using assumptions (e.g., for interest rates and mortality rates) consistent with those used in the audited consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended May 31, 2019. The benefits are expressed as lump sum amounts, even though the benefits using the traditional pension benefit formula under the Pension Plan (as defined below) are generally not payable as a lump sum distribution (only $5,000 or less may be distributed as a lump sum under the traditional pension benefit formula under the Pension Plan). The benefits using the Portable Pension Account formula (discussed below) under the Pension Plan may be paid as a lump sum.
The present value of the Pension Plan traditional pension benefit is equal to the single life annuity payable at the normal retirement date (age 60), or June 1, 2019, if the officer is past normal retirement age, converted based on an interest rate of 3.848% and the RP2014 mortality table with the MP2018 generational mortality improvement scale (as adjusted for purposes of the Pension Plan and Parity Plan (as defined below)) discounted to May 31, 2019, using an interest rate of 3.848%. The present value of the Parity Plan traditional pension benefit is equal to the single life annuity payable at the normal retirement age, or June 1, 2019, if the officer is past normal retirement age, converted based on an interest rate of 3% for lump sums paid through May 31, 2020, 3.5% for lump sums paid between June 1, 2020 and May 31, 2021, and 4% for lump sums paid on and after June 1, 2021, and the 1994 Group Annuity Reserving Table and discounted to May 31, 2019, using an interest rate of 3.848%. The present value of the Portable Pension Account (discussed below) is equal to the officer’s account balance on May 31, 2019, projected to the normal retirement date, if applicable, based on an interest rate of 4% (compounded quarterly) and discounted to May 31, 2019, using an interest rate of 3.848%.
(2)	In accordance with the terms of the Pension Plan, Mr. Smith was required to commence receiving his Pension Plan benefits during fiscal 2016.
(3)	In accordance with the terms of the Pension Plan, Mr. Bronczek commenced receiving his Pension Plan benefits in connection with his retirement on February 28, 2019.

Overview of Pension Plans

FedEx maintains a tax-qualified, defined benefit pension plan called the FedEx Corporation Employees’ Pension Plan (the “Pension Plan”). For fiscal 2019, the maximum compensation limit under a tax-qualified pension plan was $275,000. The Internal Revenue Code also limits the maximum annual benefits that may be accrued under a tax-qualified, defined benefit pension plan. In order to provide 100% of the benefits that would otherwise be denied certain management-level participants in the Pension Plan due to these limitations, FedEx also maintains a supplemental, non-tax-qualified plan called the FedEx Corporation Retirement Parity Pension Plan (the “Parity Plan”). Benefits under the Parity Plan are general, unsecured obligations of FedEx.

70	2019 PROXY STATEMENT

Executive Compensation – Fiscal 2019 Pension Benefits

Effective May 31, 2003, FedEx amended the Pension Plan and the Parity Plan to add a cash balance feature, which is called the Portable Pension Account. Eligible employees as of May 31, 2003 had the option to make a one-time election to accrue future pension benefits under either the cash balance formula or the traditional pension benefit formula. In either case, employees retained all benefits previously accrued under the traditional pension benefit formula and continued to receive the benefit of future compensation increases on benefits accrued as of May 31, 2003. Eligible employees hired after May 31, 2003 accrue benefits exclusively under the Portable Pension Account.

Beginning June 1, 2008, eligible employees who participate in the Pension Plan and the Parity Plan, including the named executive officers, accrue all future pension benefits under the Portable Pension Account. In addition, benefits previously accrued under the Pension Plan and the Parity Plan using the traditional pension benefit formula were capped as of May 31, 2008, and those benefits will be payable beginning at retirement. Effective June 1, 2008, each participant in the Pension Plan and the Parity Plan who was age 40 or older on that date and who has an accrued traditional pension benefit will receive a transition compensation credit, as described in more detail below. Employees who elected in 2003 to accrue future benefits under the Portable Pension Account will continue to accrue benefits under that formula.

The named executive officers also participate in the FedEx Corporation Retirement Savings Plan (the “401(k) Plan”). The annual matching company contribution under the 401(k) Plan is a maximum of 3.5% of eligible earnings.

In order to provide 100% of the benefits that would otherwise be limited due to certain limitations imposed by United States tax laws, Parity Plan participants, including the named executive officers, receive additional Portable Pension Account compensation credits equal to 3.5% of any eligible earnings above the maximum compensation limit for tax-qualified plans.

Normal retirement age for the majority of participants, including the named executive officers, under the Pension Plan and the Parity Plan is age 60. However, for benefits accrued after January 31, 2016, the normal retirement age is age 62. The traditional pension benefit under the Pension Plan for a participant who retires between the ages of 55 and 60 will be reduced by 3% for each year the participant receives his or her benefit prior to age 60.

Traditional Pension Benefit

Under the traditional pension benefit formula, the Pension Plan and the Parity Plan provide 2% of the average of the five calendar years (three calendar years for the Parity Plan) of highest earnings during employment multiplied by years of credited service for benefit accrual up to 25 years. Eligible compensation for the traditional pension benefit under the Pension Plan and the Parity Plan for the named executive officers includes salary and annual incentive compensation.

A named executive officer’s capped accrued traditional pension benefit was calculated using his years of credited service as of either May 31, 2003 or May 31, 2008, depending on whether he chose to accrue future benefits under the cash balance formula or the traditional pension benefit formula in 2003, and his eligible earnings history as of May 31, 2008.

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Executive Compensation – Fiscal 2019 Pension Benefits

Portable Pension Account

The benefit under the Portable Pension Account is expressed as a notional cash balance account. For each plan year in which a participant is credited with a year of service, compensation credits are added based on the participant’s age and years of service as of the end of the prior plan year and the participant’s eligible compensation for the prior calendar year based on the following table:

Age + Service on May 31	Compensation Credit
Less than 55	5%
55 – 64	6%
65 – 74	7%
75 or over	8%

On May 31, 2018, the sum of age plus years of service for the named executive officers was as follows: Mr. Smith — 119; Mr. Graf — 102; Mr. Carter — 83; Mr. Allen — 98; Mr. Maier — 95; Mr. Bronczek — 105; and Mr. Cunningham — 92. Eligible compensation under the Portable Pension Account feature for the named executive officers includes salary and annual incentive compensation. Messrs. Smith, Graf and Bronczek elected the Portable Pension Account feature on June 1, 2003. Messrs. Carter, Allen, Maier and Cunningham began accruing benefits under the Portable Pension Account on June 1, 2008.

Transition compensation credits are an additional compensation credit percentage to be granted to participants in the Pension Plan and the Parity Plan who were age 40 or older on June 1, 2008, and who have an accrued benefit under the traditional pension benefit formula. For each plan year in which an eligible participant is credited with a year of service, transition compensation credits will be added based on the participant’s age and years of service as of the end of the prior plan year and the participant’s eligible compensation for the prior calendar year based on the following table:

Age + Service on May 31	Transition Compensation Credit*
Less than 55	2%
55 – 64	3%
65 – 74	4%
75 or over	5%
*	For years of credited service over 25, transition compensation credits are 2% per year.

An eligible participant will receive transition compensation credits for five years (through May 31, 2013) or until he or she has 25 years of credited service, whichever is longer. For participants with 25 or more years of service, transition compensation credits are 2% per year and ceased as of May 31, 2013. An eligible participant’s first transition compensation credit was added to his or her Portable Pension Account as of May 31, 2009.

Interest credits are added to a participant’s Portable Pension Account benefit as of the end of each fiscal quarter (August 31, November 30, February 28 and May 31) after a participant accrues his or her first compensation credit. The May 31 interest credit is added prior to the May 31 compensation credit or transition compensation credit (or additional compensation credit under the Parity Plan). Interest credits are based on the Portable Pension Account notional balance and a quarterly interest-crediting factor, which is equal to the greater of (a) 1/4 of the one-year Treasury constant maturities rate for April of the preceding plan year plus 0.25% and (b) 1% (1/4 of 4%). Interest credits will continue to be added until the last day of the month before plan benefits are distributed. The quarterly interest-crediting factor for each of the plan years ended May 31, 2018 and 2019 was 1%.

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Executive Compensation – Potential Payments Upon Termination or Change of Control

Distribution

Upon a participant’s retirement, the vested traditional pension benefit under the Pension Plan is payable as a monthly annuity. Upon a participant’s retirement or other termination of employment, an amount equal to the vested Portable Pension Account notional balance under the Pension Plan is payable to the participant in the form of a lump-sum payment or an annuity.

All Parity Plan benefits are paid as a single lump-sum distribution as follows:

►	For the portion of the benefit accrued under the Portable Pension Account formula, the lump-sum benefit will be paid six months following the date of the participant’s termination of employment; and
►	For the portion of the benefit accrued under the traditional pension benefit formula, the lump-sum benefit will be paid the later of the date the participant turns age 55 or six months following the date of the participant’s termination of employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

This section provides information regarding payments and benefits to the named executive officers that would be triggered by termination of the officer’s employment (including resignation, or voluntary termination; severance, or involuntary termination; and retirement) or a change of control of FedEx.

Each of the named executive officers is an at-will employee (other than Messrs. Bronczek and Cunningham, who have each retired) and, as such, does not have an employment contract. In addition, if the officer’s employment terminates for any reason other than retirement, death or permanent disability, any unvested stock options are automatically terminated and any unvested shares of restricted stock are automatically forfeited. Accordingly, there are no payments or benefits that are triggered by any termination event (including resignation and severance) other than retirement, death or permanent disability, or in connection with a change of control of FedEx.

Benefits Triggered by Retirement, Death or Permanent Disability — Stock Option and Restricted Stock Plans

RETIREMENT

When an employee retires:

►	if retirement occurs at or after age 60, all restrictions applicable to the restricted stock held by the employee lapse on the date of retirement;
►	if retirement occurs at or after age 55, but before age 60, the restrictions applicable to restricted stock held by the employee continue until the earlier of the specified expiration of the restriction period, the employee’s permanent disability or the employee’s death; and
►	all of the employee’s unvested stock options terminate.

For information regarding retirement benefits under our pension plans, see “— Fiscal 2019 Pension Benefits” above.

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Executive Compensation – Potential Payments Upon Termination or Change of Control

DEATH OR PERMANENT DISABILITY

When an employee dies or becomes permanently disabled:

►	all restrictions applicable to the restricted shares held by the employee immediately lapse; and
►	all of the employee’s unvested stock options immediately vest.

The following table quantifies for each named executive officer the value of his unvested restricted shares and stock options, the vesting of which would be accelerated upon death or permanent disability (assuming the officer died or became permanently disabled on May 31, 2019):

Benefits Triggered by Death or Permanent Disability

Name	Value of Unvested Restricted Shares ($)(1)	Value of Unvested Stock Options ($)(2)	Total ($)
F.W. Smith	—	—	—
A.B. Graf, Jr.	1,410,428	—	1,410,428
R.B. Carter	1,203,847	—	1,203,847
M.R. Allen	886,339	—	886,339
H.J. Maier	1,209,555	—	1,209,555
D.J. Bronczek	—	—	—
D.L. Cunningham, Jr.	1,305,672	—	1,305,672
(1)	Computed by multiplying the closing market price per share of FedEx’s common stock on May 31, 2019 (which was $154.28) by the number of unvested shares of restricted stock held by the officer as of May 31, 2019.
(2)	Represents the difference between the closing market price per share of FedEx’s common stock on May 31, 2019 (which was $154.28) and the exercise price of each unvested option held by the officer as of May 31, 2019. Because the value of all unvested options held by the named executive officers as of May 31, 2019 is below the closing market price of FedEx’s common stock on May 31, 2019, none of the unvested options have any value.

In addition, FedEx provides each named executive officer (other than Messrs. Bronczek and Cunningham) with:

►	$1,500,000 of group term life insurance coverage;
►	$500,000 of business travel accident insurance coverage for death or certain injuries suffered as a result of an accident while traveling on company business; and
►	A supplemental long-term disability program, with a monthly benefit equal to 60% of the officer’s basic monthly earnings (provided the officer continues to meet the definition of disability, these benefits generally continue until age 65).

Benefits Triggered by Change of Control or Termination after Change of Control — Stock Option and Restricted Stock Plans and Management Retention Agreements

STOCK OPTION AND RESTRICTED STOCK PLANS

Our 2010 Omnibus Stock Incentive Plan provides that, in the event of a change of control (as defined in the plan), each holder of an unexpired option has the right to exercise such option without regard to the date such option would first be exercisable. The plan also provides that, in the event of a change of control (as defined in the plan), depending on the change of control event, either (i) the restricted stock will be canceled and FedEx shall make a cash payment to each holder in an amount equal to the product of the highest price per share received by the holders of FedEx’s common stock in connection with the change of control multiplied by the number of shares of restricted stock held or (ii) the restrictions applicable to any such shares will immediately lapse.

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Executive Compensation – Potential Payments Upon Termination or Change of Control

Under FedEx’s 2010 Omnibus Stock Incentive Plan, our Compensation Committee may exercise its discretion to provide for a treatment different than described above with respect to any particular stock option or restricted stock award, as set forth in the related award agreement. To date, such discretion has not been exercised.

The following table quantifies for each named executive officer the value of his unvested restricted stock and stock options, the vesting of which would be accelerated upon a change of control (assuming that the change of control occurred on May 31, 2019, and that the highest price per share received by FedEx’s stockholders in connection with the change of control was the closing market price on May 31, 2019, which was $154.28):

Benefits Triggered by Change of Control(1)

Name	Value of Unvested Restricted Shares ($)(2)	Value of Unvested Stock Options ($)(3)	Total ($)
F.W. Smith	—	—	—
A.B. Graf, Jr.	1,410,428	—	1,410,428
R.B. Carter	1,203,847	—	1,203,847
M.R. Allen	886,339	—	886,339
H.J. Maier	1,209,555	—	1,209,555
D.J. Bronczek	—	—	—
D.L. Cunningham, Jr.	1,305,672	—	1,305,672
(1)	As discussed below, the officer (other than Messrs. Bronczek and Cunningham) is also entitled under his Management Retention Agreement to a two-year employment agreement upon a change of control and certain guaranteed compensation and benefits during the term of the two-year employment period.
(2)	Computed by multiplying the closing market price per share of FedEx’s common stock on May 31, 2019 (which was $154.28) by the number of unvested shares of restricted stock held by the officer as of May 31, 2019.
(3)	Represents the difference between the closing market price per share of FedEx’s common stock on May 31, 2019 (which was $154.28) and the exercise price of each unvested option (if the exercise price of the option was less than such market price) held by the officer as of May 31, 2019. Because the value of all unvested options held by the named executive officers as of May 31, 2019 is below the closing market price of FedEx’s common stock on May 31, 2019, none of the unvested options have any value.

MANAGEMENT RETENTION AGREEMENTS

FedEx has entered into Management Retention Agreements (“MRAs”) with each of its executive officers, including the named executive officers (other than Messrs. Bronczek and Cunningham, who have each retired). The purpose of the MRAs is to secure the executives’ continued services in the event of any threat or occurrence of a change of control (as defined in the MRAs; such term has the same meaning as used in FedEx’s equity compensation plans). The terms and conditions of the MRAs with the named executive officers are summarized below.

Term

Each MRA renews annually for consecutive one-year terms, unless FedEx gives at least thirty days’, but not more than ninety days’, prior notice that the agreement will not be extended. The non-extension notice may not be given at any time when the Board of Directors has knowledge that any person has taken steps reasonably calculated to effect a change of control of FedEx.

Employment Period

Upon a change of control, each MRA immediately establishes a two-year employment agreement with the executive officer. During the employment period, the officer’s position (including status, offices, titles and reporting relationships), authority, duties and responsibilities may not be materially diminished.

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Executive Compensation – Potential Payments Upon Termination or Change of Control

Compensation

During the two-year employment period, the executive officer receives base salary (no less than his or her highest base salary over the twelve-month period prior to the change of control) and is guaranteed the same annual incentive compensation opportunities as in effect during the 90-day period immediately prior to the change of control. The executive officer also receives incentive (including long-term performance bonus) and retirement plan benefits, expense reimbursement, fringe benefits, office and staff support, welfare plan benefits and vacation benefits. These benefits must be no less than the benefits the officer had during the 90-day period immediately prior to the change of control.

Termination

Each MRA terminates immediately upon the executive officer’s death, voluntary termination or retirement. FedEx may terminate the MRA for disability, as determined in accordance with the procedures under FedEx’s long-term disability benefits plan. Once disability is established, he or she receives 180 days’ prior notice of termination. During the employment period, FedEx also may terminate the officer’s employment for “cause” (which includes any act of dishonesty by the officer intended to result in substantial personal enrichment, the conviction of the officer of a felony and certain material violations by the officer of his or her obligations under the MRA).

Benefits for Qualifying Termination

A “qualifying termination” is a termination of the executive’s employment by FedEx other than for cause, disability or death or by the officer for “good reason” (principally relating to a material diminution in the officer’s authority, duties or responsibilities or a material failure by FedEx to compensate the officer as provided in the MRA).

In the event of a qualifying termination, the executive officer will receive a lump sum cash payment equal to two times his or her base salary (the highest annual rate in effect during the twelve-month period prior to the date of termination) plus two times target annual incentive compensation. The payments will be made to the officer on the date that is six months after his or her date of termination (or, if earlier than the end of such six-month period, within 30 days following the date of the executive’s death). In addition, the executive officer will receive 18 months of continued coverage of medical, dental and vision benefits.

An executive officer’s benefits under the MRA will be reduced to the largest amount that would result in none of the MRA payments being subject to any excise tax. If the Internal Revenue Service otherwise determines that any MRA benefits are subject to excise taxes, the executive officer is required to repay FedEx the minimum amount necessary so that no excise taxes are payable.

In exchange for these benefits, the executive officer has agreed that, for the one-year period following his or her termination, he or she will not own, manage, operate, control or be employed by any enterprise that competes with FedEx or any of its affiliates.

The following table quantifies for each named executive officer (other than Messrs. Bronczek and Cunningham whose MRAs terminated upon their respective retirements prior to May 31, 2019) the payments and benefits under his MRA triggered by a qualifying termination of the officer immediately following a change of control (assuming that the change of control and qualifying termination occurred on May 31, 2019, and that the highest price per share received by FedEx’s stockholders in connection with the change of control was the closing market price of FedEx’s common stock on May 31, 2019, which was $154.28):

76	2019 PROXY STATEMENT

Executive Compensation – Potential Payments Upon Termination or Change of Control

Payments and Benefits Triggered by Qualifying Termination after Change of Control

Name	Lump Sum Cash Payment — 2x Base Salary and 2x Target Annual Bonus ($)	Health Benefits ($)	Total ($)
F.W. Smith	7,302,392	71,138	7,373,530
A.B. Graf, Jr.	4,891,852	50,633	4,942,485
R.B. Carter	3,758,362	40,666	3,799,028
M.R. Allen	2,721,710	46,422	2,768,132
H.J. Maier	3,490,694	50,552	3,541,246

Retirements of David J. Bronczek and David L. Cunningham, Jr.

David J. Bronczek. Mr. Bronczek retired as FedEx’s President and Chief Operating Officer effective February 28, 2019. He also retired as a director of the company at that time. On February 13, 2019, Mr. Bronczek and FedEx entered into a separation and release agreement, the key terms of which are summarized below.

Separation Date. Mr. Bronczek retired from his position as an employee of FedEx on February 28, 2019 (the “separation date”).

Non-Compete Agreement. Mr. Bronczek agreed that for five years following the separation date, he will not engage as a principal, employee, agent, consultant, or independent contractor for, or act in any other capacity with, United Parcel Service, Inc., DHL, the U.S. Postal Service, or Amazon.com, Inc.

Separation Payments and Benefits. On or before March 31, 2019, Mr. Bronczek received a cash payment of $2,510,712. In addition, FedEx agreed to reimburse Mr. Bronczek for the costs of preparing and filing his 2018 income tax returns in accordance with FedEx’s generally applicable policies for reimbursing officers for such costs, provided that Mr. Bronczek submits such request for reimbursement in writing no later than December 31, 2019.

Mutual Release of Claims. The separation and release agreement contains a general release of claims that Mr. Bronczek may have against FedEx and its subsidiaries and affiliated companies, and their respective affiliates and related parties. The separation and release agreement also contains a general release by FedEx of claims, liabilities or causes of action against Mr. Bronczek arising as a result of his employment.

Mr. Bronczek was eligible to receive prorated payouts, if any, under FedEx’s fiscal 2019 AIC plan and FedEx’s FY2017-FY2019, FY2018-FY2020 and FY2019-FY2021 long-term incentive plans (collectively, the “Active LTI Plans”) based on the portion of fiscal 2019 (with respect to the fiscal 2019 AIC Plan) and the portion of the applicable three-fiscal-year period (with respect to the Active LTI Plans) during which he was employed, in accordance with the terms of those plans.

David L. Cunningham, Jr. Mr. Cunningham retired as the President and Chief Executive Officer of FedEx Express effective December 31, 2018. On December 3, 2018, Mr. Cunningham and FedEx Express entered into a separation and release agreement, the key terms of which are summarized below.

Separation Date. Mr. Cunningham retired from his position as an employee of FedEx Express on December 31, 2018 (the “separation date”).

Non-Compete Agreement. Mr. Cunningham agreed that for two years following the separation date, he will not engage as a principal, employee, agent, consultant, or independent contractor for, or act in any other capacity with, the United Parcel Service, Inc., DHL, the U.S. Postal Service, or Amazon.com, Inc.

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Executive Compensation – CEO Pay Ratio

Separation Payments and Benefits. On or before January 31, 2019, Mr. Cunningham received a cash payment of $1,775,240. In addition, FedEx Express agreed to reimburse Mr. Cunningham for the costs of preparing and filing his 2018 income tax returns in accordance with FedEx’s generally applicable policies for reimbursing officers for such costs, provided that Mr. Cunningham submits such request for reimbursement in writing no later than December 31, 2019.

Mutual Release of Claims. The separation and release agreement contains a general release of claims that Mr. Cunningham may have against FedEx Express and its parent, subsidiaries and affiliated companies, and their respective affiliates and related parties. The separation and release agreement also contains a general release by FedEx Express of claims, liabilities or causes of action against Mr. Cunningham arising as a result of his employment.

Mr. Cunningham was eligible to receive prorated payouts, if any, under FedEx’s fiscal 2019 AIC plan and the Active LTI Plans based on the portion of fiscal 2019 (with respect to the fiscal 2019 AIC Plan) and the portion of the applicable three-fiscal-year period (with respect to the Active LTI Plans) during which he was employed, in accordance with the terms of those plans.

CEO PAY RATIO

In accordance with Item 402(u) of Regulation S-K (the “pay ratio rule”), we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. This ratio is a reasonable estimate calculated in a manner consistent with the pay ratio rule and is based on our employee and payroll records and the methodology described below. The pay ratio rule allows companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations when calculating the ratio. Our reported ratio may not be comparable to those reported by other companies due to differences in industry, business models, scope of international operations and scale, as well as the different estimates, assumptions and methodologies applied by other companies in calculating their ratios.

As permitted by the pay ratio rule, we used the same median employee to calculate our fiscal 2019 pay ratio as we used to calculate our fiscal 2018 pay ratio because we believe there has been no change in our employee population or employee compensation arrangements, including as a result of the acquisition described below, that would result in a significant change to our pay ratio disclosure. Based upon the estimates, assumptions, and methodology described herein, the fiscal 2019 annual total compensation of our CEO was $15,973,884 (including $11,910 in employer-provided health benefits not included in the Summary Compensation Table), the fiscal 2019 annual total compensation of our median employee was $52,718 (including $13,627 in employer-provided health benefits), and the ratio of these amounts was 303:1.

Considered Population

We determined our median employee as of March 1, 2018, which was within the last three months of our fiscal 2018 year as required by the pay ratio rule. As of that date, we employed approximately 422,888 employees worldwide (other than our CEO), including full-time, part-time, seasonal and temporary employees. As permitted by the pay ratio rule, in determining our median employee, we excluded approximately 3.7% of our total employee population as of March 1, 2018, or approximately 15,471 employees outside of the U.S., from the following countries and territories: Argentina (310); Aruba (13); Austria (314); Bahamas (25); Bahrain (123); Barbados (37); Bermuda (25); Botswana (21); British Virgin Islands (6); Bulgaria (171); Cayman Islands (16); Colombia (241); Costa Rica (49); Curacao (14); Cyprus (78); Czech Republic (574); Denmark (487); Dominican Republic (84); Egypt (114); Estonia (63); Fiji (38); Finland (218); French West Indies (7); Greece (248); Grenada (6); Guadeloupe (8); Guam (14); Guatemala (42); Hungary (330); Indonesia (648); Ireland (288); Israel (185); Jamaica (50); Jordan (16); Kenya (38); Kuwait (145); Latvia (76); Lithuania (115); Luxembourg (53); Macau (10); Malawi (31); Namibia (44); New Zealand (253); Norway (171); Panama (90); Peru (25); Philippines (746); Portugal (369); Puerto Rico (462); Romania (422); Russia (663); Saint Kitts and Nevis (9); Saint Lucia (8); Saint Martin (10); Saint Vincent and the Grenadines (6); Slovakia (183); Slovenia (104); South Africa (1,100); South Korea (1,144); Swaziland (10); Sweden (707); Switzerland (1,035); Trinidad and Tobago (46); Turks and Caicos Islands (7); Turkey (805); Ukraine (148); United Arab Emirates (870); United States Virgin Islands (17); Uruguay (34); Venezuela (61); Vietnam (461); and Zambia (130). As a result, an aggregate employee population of approximately 407,417 was considered (the “considered population”) in determining our median employee in fiscal 2018.

78	2019 PROXY STATEMENT

Executive Compensation – CEO Pay Ratio

The considered population did not include approximately 229 individuals who became FedEx employees after March 1, 2018, as a result of our acquisition of P2P Mailing Limited. These employees were excluded from the considered population in accordance with an exemption under the pay ratio rule for acquisitions completed in the relevant fiscal year.

Identifying our Median Employee

We selected annual taxable wages as the consistently applied compensation measure used to identify our median employee, which is a permissible approach even though this definition is defined differently across jurisdictions. For employees outside the U.S., we applied a reasonable estimate to determine taxable wages by consistently adjusting each non-U.S. employee’s annual pay rate upward to include additional elements of taxable compensation. From the considered population, we used statistical sampling to collect additional data for a group of employees (the “median population”) who were paid within a range of 5% above or below what we estimated to be our median taxable wage amount. We reviewed recent historical taxable wage data of the median population and selected employees within the median population with consistent taxable wages over the past three years. We calculated fiscal 2018 total compensation for each of the selected employees using the methodology for calculating our CEO’s fiscal 2018 total compensation as set forth in the Summary Compensation Table of our 2018 proxy statement. We then identified an employee from this group, who was reasonably representative of our workforce and whose wage was a reasonable estimate of the median wage at our organization as the median employee.

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2019 Omnibus Stock Incentive Plan

PROPOSAL 3

Approval of the FedEx Corporation 2019 Omnibus Stock Incentive Plan	Your Board of Directors recommends that you vote “FOR” this proposal.

On July 15, 2019, the Board of Directors, upon the recommendation of the Compensation Committee, approved the adoption of the FedEx Corporation 2019 Omnibus Stock Incentive Plan (the “2019 Plan”), subject to approval by the stockholders.

FedEx relies on equity awards to retain and attract key employees and non-employee Board members and believes that equity incentives are necessary for FedEx to remain competitive with regard to retaining and attracting highly qualified individuals upon whom, in large measure, the future growth and success of FedEx depend. The FedEx Corporation 2010 Omnibus Stock Incentive Plan, as amended (the “2010 Plan”), which is the only FedEx equity compensation plan under which equity or equity-based awards can be made, is scheduled to expire on June 30, 2020. In order to continue the practice of granting equity incentive awards, the Board of Directors is seeking stockholder approval of the 2019 Plan. If approved by our stockholders at the annual meeting, the 2019 Plan will become effective on September 24, 2019 (the date immediately following the annual meeting) (the “Effective Date”).

The 2019 Plan will be a successor to the 2010 Plan, and no additional awards will be made under the 2010 Plan on or after the Effective Date. As discussed further below, we expect the Compensation Committee to approve final grants under the 2010 Plan as of September 23, 2019. Shares remaining available for awards under the 2010 Plan (including any that are canceled, terminate, expire, are forfeited or lapse for any reason, or are settled for cash) will become issuable under the 2019 Plan, subject to the maximum number of shares available for issuance under the 2019 Plan. Awards granted under the 2010 Plan prior to the Effective Date will remain in full force and effect and will remain subject to the terms of the 2010 Plan.

A summary of the 2019 Plan is set forth below. This summary is, however, qualified by and subject to the full text of the 2019 Plan, as proposed, which is attached as Appendix D. Capitalized terms used in this summary that are not otherwise defined have the respective meanings given such terms in the 2019 Plan.

If our stockholders approve the 2019 Plan, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the shares available for issuance under the 2019 Plan.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote is required to approve the 2019 Plan.

80	2019 PROXY STATEMENT

2019 Omnibus Stock Incentive Plan – Proposal 3

NUMBER OF SHARES THAT MAY BE AWARDED UNDER THE 2019 PLAN AND OUTSTANDING AWARDS UNDER ALL PLANS

If approved by our stockholders, the 2019 Plan will authorize a maximum of 17,000,000 shares for future issuance under the 2019 Plan, consisting of: (i) 6.7 million shares; plus (ii) the total number of shares remaining available for awards under the 2010 Plan as of the Effective Date (estimated to be approximately 10.3 million shares). Of the shares authorized for issuance under the 2019 Plan, the maximum number that may be issued as full-value awards will be 1,500,000. The amounts available for awards under the 2019 Plan are subject to share counting rules and adjustment provisions set forth in the 2019 Plan and discussed in more detail below.

The following factors were taken into account by the Compensation Committee and the Board of Directors in approving the proposed 2019 Plan: FedEx’s historical burn rate; the number of shares remaining available under the 2010 Plan for future awards; the number of outstanding stock options and unvested restricted shares; dilution resulting from the proposed maximum number of shares available for issuance under the 2019 Plan; and the length of time the shares authorized under the 2019 Plan will last.

As of May 31, 2019, FedEx’s fiscal year-end, 13,894,509 shares remained available for awards under the 2010 Plan, and as of July 29, 2019, 10,651,166 shares remained available for awards under the 2010 Plan. Additionally, as of July 29, 2019, there were 16,601,537 shares of FedEx common stock issuable pursuant to the exercise of outstanding stock options with a weighted-average exercise price of $166.09 and a weighted-average remaining contractual term of 6.7 years, and 400,865 unvested shares of restricted stock. On July 29, 2019, the closing price of FedEx common stock on the NYSE was $172.60 per share.

On September 22, 2019, we expect the Compensation Committee to approve stock options and restricted stock awards to certain key contributors and members of management who are newly hired or promoted. In addition, on September 23, 2019, we expect (i) the Board of Directors to approve stock option grants to non-employee directors elected at the annual meeting of stockholders and (ii) certain non-employee directors to be issued shares in lieu of a cash payment for their annual retainer. As a result, we anticipate that approximately 263,000 stock options and approximately 62,000 restricted stock or share awards will be granted or made on September 23, 2019. These awards will be made pursuant to the 2010 Plan and will therefore reduce the number of shares available for future issuance under the 2019 Plan by the number of shares underlying those grants (subject to the maximum amount of 17,000,000 shares).

The following table sets forth the total number of shares available for awards (stock option, stock appreciation right or full-value awards) under the 2010 Plan as of July 29, 2019 and the maximum shares requested for future awards under the 2019 Plan, together with the equity dilution represented by such shares as a percentage of the shares of FedEx common stock outstanding as of July 29, 2019, and the number of shares available only for full-value awards under the 2019 Plan:

	Total Number of Shares Available for Future Awards	Percentage of Outstanding Shares	Shares Available Only for Full- Value Awards(1)
Shares available for future awards under the 2010 Plan as of July 29, 2019	10,651,166	4.08%	1,535,962
Maximum shares requested for future awards under the 2019 Plan	17,000,000	6.52%	1,500,000
(1)	These share amounts are included in “Total Number of Shares Available for Future Awards.”

Stock options held by employees generally vest ratably over three or four years beginning on the first anniversary of the grant date. Stock options granted to non-employee directors generally fully vest on the one-year anniversary of the grant date. Restricted shares generally vest ratably over four years beginning on the first anniversary of the grant date. Stock options and unvested restricted shares held by the named executive officers as of May 31, 2019 are set forth in the “Outstanding Equity Awards at End of Fiscal 2019” table earlier in this proxy statement.

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2019 Omnibus Stock Incentive Plan – Proposal 3

The following table sets forth information regarding stock option and restricted stock awards and the run rate of our equity compensation program for each of, as well as the averages over, the last three fiscal years. The run rate represents all awards granted in a fiscal year divided by the number of common shares outstanding at the end of that fiscal year.

	Fiscal 2017	Fiscal 2018	Fiscal 2019	3-Year Average
Stock options granted	2,783,968	2,778,238	2,383,158	2,648,455
Restricted shares granted	153,984	155,624	149,579	153,062
Common shares outstanding at fiscal year-end	267,152,812	265,998,935	260,626,946	264,592,898
Run rate	1.10%	1.10%	0.97%	1.06%

PLAN HIGHLIGHTS; PROMOTION OF SOUND CORPORATE GOVERNANCE PRACTICES

While the 2019 Plan affords flexibility in designing long-term equity incentives that are responsive to evolving regulatory changes and compensation best practices and incorporate tailored, performance-based measures, the 2019 Plan also contains a number of restrictive features that are designed to protect stockholder interests and ensure that awards are granted through a disciplined and thoughtful process — including the following:

►	No Discounted Stock Options. The 2019 Plan prohibits the grant of stock options with an exercise price less than the fair market value of FedEx common stock on the date of grant.
►	No Repricing of Awards Without Prior Stockholder Approval. The 2019 Plan prohibits the repricing of stock options and stock appreciation rights either by amendment of an award agreement or by substitution of a new award at a lower price.
►	No Grants of “Reload” Awards. The 2019 Plan does not provide for “reload” awards (i.e., the automatic substitution of a new award of like kind and amount upon the exercise of a previously granted award).
►	No Annual “Evergreen” Provision. The 2019 Plan provides a specific maximum share limitation of 17,000,000, and does not provide for an annual or automatic increase in the number of shares available for awards under the 2019 Plan.
►	Cap on Full-Value Awards. The 2019 Plan includes a limit on the number of shares (1,500,000) that may be issued as full-value awards (i.e., awards other than stock options or stock appreciation rights).
►	Prohibition of Certain Share Recycling, or “Liberal Share Counting,” Practices. The 2019 Plan does not allow shares to be added back to the maximum share limitation under the 2019 Plan if they were withheld, deducted or delivered for tax payments relating to stock options or stock appreciation rights; used to pay the exercise price of a stock option; repurchased on the open market with proceeds of a stock option exercise; or not issued upon exercise for any reason (including as a result of the net settlement or net exercise) of an outstanding stock option or share-settled stock appreciation right.
►	No Dividends Paid Out on Unearned Performance Awards. The 2019 Plan provides that dividend equivalents payable on performance awards may be paid only when the underlying award is paid or settled.
►	No “Liberal Change in Control” Definition. The 2019 Plan’s definition of “change of control” for purposes of accelerating vesting of awards is not considered “liberal.” As an example, mergers, consolidations, reorganizations, asset sales and asset dispositions are required to be consummated (with existing stockholders owning less than 60% of voting power after the transaction), rather than merely approved by stockholders. Likewise, the definition does not include the mere commencement or announcement of a tender or exchange offer for FedEx stock, the acquisition of any less than 30% of voting power by third parties, or a change in less than half of the Board of Directors.
►	Minimum Vesting Requirement. With limited exceptions, all awards made under the 2019 Plan have a minimum vesting period of at least one year.
►	Ten-Year Plan Term. The 2019 Plan prohibits the making of awards after June 30, 2029, and limits the exercise term of stock options and stock appreciation rights to ten years from the grant date.

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►	Independent Committee Administration. The 2019 Plan is administered by our Compensation Committee, which is comprised solely of independent, non-employee directors.
►	Certain Awards are Subject to Clawback Policy. The Board of Directors, upon recommendation of the Compensation Committee, has the authority, in the event of certain types of misconduct and upon the occurrence of specified events, to cancel certain awards, including vested awards, and to recoup gains realized from previous awards by any current or former “executive officer” (defined as “officers” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended).
►	Limit on Non-Employee Director Compensation. The maximum amount that may be paid to any one non-employee director in a single fiscal year, in cash, awards (valued on the grant date) or otherwise, is $1,000,000.

In addition, under FedEx’s current equity grant practices, equity awards to employees generally vest ratably over a period of three or four years, and the 2019 Plan provides that awards tied to performance criteria cannot be earned within less than one year from the date of grant. Finally, the company’s gross run rate, or burn rate, has averaged only 1.06% over the past three years, and we estimate that, upon approval of the 2019 Plan, the maximum level of equity dilution caused by FedEx’s equity compensation program will be only 11.4% on a fully diluted basis.

PURPOSE OF THE 2019 PLAN

The purpose of the 2019 Plan is to aid FedEx and its subsidiaries and affiliates in retaining, attracting and rewarding non-employee directors and designated key employees of outstanding ability and to motivate them to exert their best efforts to achieve the company’s long-term goals. The Board of Directors believes that increased ownership of FedEx common stock by employees and directors, and compensation that is otherwise linked to the value of FedEx common stock, will further align their interests with those of FedEx’s other stockholders and will promote the company’s long-term success and the creation of long-term stockholder value.

ADMINISTRATION OF THE 2019 PLAN

The 2019 Plan is administered by those members, not less than two, of the Compensation Committee of the Board of Directors or such successor committee or subcommittee of the Board of Directors that is designated by the Board to administer the 2019 Plan (the “Committee”) who qualify as “independent directors” under Section 303A of the New York Stock Exchange Listed Company Manual and are “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Each member of the Compensation Committee currently meets these qualifications.

Subject to the express provisions of the 2019 Plan, the Committee has full and exclusive power, authority and discretion to take any and all actions necessary, appropriate or advisable for the administration of the 2019 Plan, including the following:

►	Designate participants in the 2019 Plan;
►	Determine the type or types of awards to be granted to each participant and the number, terms and conditions of, and restrictions on, each award; provided, that any award granted under the 2019 Plan is subject to a minimum vesting period of one year with limited exceptions;
►	Establish, adopt or revise rules, guidelines and policies for the administration of the 2019 Plan; and
►	Construe and interpret the 2019 Plan, any award agreement and other documents and instruments relating to the 2019 Plan or any award.

Awards made under the 2019 Plan to non-employee directors are approved by the Board of Directors upon the recommendation of the Committee. The Committee retains full independent authority under the 2019 Plan with respect to all other aspects of such awards. The Committee may delegate to one or more officers the authority to grant awards under the 2019 Plan within specified parameters (as to the number, types and terms of such awards), other than awards to certain senior officers.

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SHARES AWARDED UNDER THE 2019 PLAN

The number of shares that may be issued under the 2019 Plan and the limitations on individual awards are subject to adjustment in the event of certain equity restructuring events and corporate reorganizations, as discussed below.

The 2019 Plan provides for the use of authorized but unissued shares or treasury shares. To the extent that an award (including an award under the 2010 Plan) is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited shares subject to the award will be available again for issuance pursuant to awards granted under the 2019 Plan.

To the extent that the full number of shares subject to a performance award (other than a stock option or stock appreciation right for which the relevant performance condition is appreciation in market price) is not issued because of a failure to achieve maximum performance goals, the number of shares not issued will be available again for issuance pursuant to awards granted under the 2019 Plan. Any shares related to awards (including an award under the 2010 Plan) that are settled in cash or other consideration in lieu of shares and any shares that are withheld or deducted from an award or delivered by a participant to satisfy tax withholding requirements relating to full-value awards (i.e., awards other than stock options or stock appreciation rights) will be available again for issuance pursuant to awards granted under the 2019 Plan. However, shares will not be added back to the maximum share limitation under the 2019 Plan if (i) the shares are withheld or deducted from an award or delivered by a participant to satisfy tax withholding requirements relating to stock options or stock appreciation rights; (ii) the shares are used for payment of the exercise price of a stock option; or (iii) the shares are repurchased on the open market with proceeds of a stock option exercise. In addition, to the extent that the full number of shares subject to a stock option or share-settled stock appreciation right is not issued upon exercise for any reason, including by reason of a net settlement or net exercise, then all shares that were covered by the exercised stock option or stock appreciation right will not be available for issuance pursuant to awards granted under the 2019 Plan.

ELIGIBILITY TO RECEIVE AWARDS

The 2019 Plan permits awards to be made to any of the following individuals, as designated by the Committee:

►	non-employee directors of FedEx (currently, FedEx has 11 non-employee directors, each of whom is standing for reelection at the annual meeting);
►	employees of FedEx and its subsidiaries and affiliates (currently, FedEx and its subsidiaries and affiliates have approximately 445,000 employees); and
►	anyone to whom an offer of employment with FedEx or any of its subsidiaries or affiliates has been made, though prospective employees to whom an award has been made may not receive any payment in respect of or exercise any right with respect to such award until employment has commenced.

As of July 29, 2019, the stock options and restricted stock awards outstanding under our existing equity compensation plans were held by a total of 8,875 current and former employees and non-employee directors.

The basis for participation in the 2019 Plan is the Compensation Committee’s decision that an award to an eligible participant will further the 2019 Plan’s purposes of retaining, attracting and rewarding non-employee directors and designated key employees of outstanding ability and motivating eligible participants to exert their best efforts to achieve the company’s long-term goals. In designating participants under the 2019 Plan, the Compensation Committee will consider the recommendations of management and the purposes of the 2019 Plan.

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TYPES OF AWARDS

The 2019 Plan authorizes the granting of awards in any of the following forms:

►

options to purchase shares of FedEx common stock at a price not less than the fair market value of the shares as of the grant date — stock options may be designated under the Code as non-qualified stock options (which may be granted to all participants) or incentive stock options (which may be granted to employees, but not to non-employee directors or prospective employees);

►	restricted shares, which are shares of FedEx common stock that are subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;
►	restricted stock units, which represent the right to receive shares of FedEx common stock (or an equivalent value in cash or any combination of cash and FedEx common stock, as specified in the award agreement) at a designated time in the future and which right is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;
►	stock appreciation rights, which give the holder the right to receive the difference (payable in any combination of cash, FedEx common stock or other form of consideration, as specified in the award agreement) between the fair market value per share of FedEx common stock on the date of exercise over the exercise price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);
►	performance awards, which are awards payable in cash or FedEx common stock (or any combination thereof) upon the attainment of specified performance goals (any award that may be granted under the 2019 Plan also may be granted in the form of a performance award);
►	dividend equivalents with respect to full-value awards (and not, for the avoidance of doubt, with respect to stock options or stock appreciation rights), which entitle the participant to payments equal to any dividends paid on all or a portion of the number of shares of FedEx common stock underlying such full-value award, as determined by the Committee (with respect to dividend equivalents payable on performance awards, such dividend equivalents may be paid only to the extent and at the time the underlying award is paid or settled); and
►	other stock-based awards in the discretion of the Committee, including unrestricted shares of FedEx common stock — for example, stock awarded purely as a bonus or issued in lieu of other rights to cash compensation.

Unless otherwise determined by the Committee and set forth in the applicable award agreement, awards under the 2019 Plan shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

TERM OF THE 2019 PLAN

Unless the 2019 Plan is earlier terminated in accordance with its provisions, no awards will be made under the 2019 Plan after June 30, 2029, but awards granted on or prior to such date will continue to be governed by the terms and conditions of the 2019 Plan and the applicable award agreement.

EXERCISE TERM OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The Committee determines the period during which a stock option or stock appreciation right granted under the 2019 Plan may be exercised, but no such option or right will be exercisable for more than ten years from the grant date of such award.

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LIMITATIONS ON INDIVIDUAL AWARDS

The maximum number of shares of FedEx common stock subject to stock options granted under the 2019 Plan to any one participant during any FedEx fiscal year is 1,000,000. The maximum number of shares of FedEx common stock subject to stock appreciation rights granted under the 2019 Plan to any one participant during any FedEx fiscal year is 1,000,000. The maximum number of restricted shares granted under the 2019 Plan to any one participant during any FedEx fiscal year is 500,000. The maximum number of shares of FedEx common stock underlying awards of restricted stock units granted under the 2019 Plan to any one participant during any FedEx fiscal year is 500,000. The maximum number of shares of FedEx common stock underlying other stock-based awards granted under the 2019 Plan to any one participant during any FedEx fiscal year is 500,000. These same individual award limitations apply to the extent the awards are granted in the form of performance awards.

PERFORMANCE GOALS

Any performance award granted under the 2019 Plan shall be earned, vested and payable (as applicable) only upon the achievement of the performance goals established by the Committee based upon one or more performance criteria, together with the satisfaction of any other conditions, such as continued service, as the Committee may determine to be appropriate, subject to the change of control provision in the 2019 Plan.

Performance goals for performance awards may be based on one or more of, but are not limited to, the following performance criteria for FedEx, either on a consolidated basis or for a specified FedEx subsidiary, affiliate or other business unit, or a division, region, department or function within FedEx or a subsidiary or affiliate of FedEx:

►	Revenues (net or gross);
►	Profit (including net profit, pre-tax profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures);
►	Earnings (including earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share (basic or diluted) or other corporate earnings measures);
►	Income (including net income (before or after taxes), operating income or other corporate income measures);
►	Cash (including cash flow, free cash flow, operating cash flow, net cash provided by operations, cash flow in excess of cost of capital or other cash measures);
►	Return measures (including return on assets (gross or net), return on equity, return on income, return on invested capital, return on operating capital, return on sales, and cash flow return on assets, capital, investments, equity or sales);
►	Operating margin or profit margin;
►	Contribution margin by business segment;
►	Share price or performance;
►	Total stockholder return;
►	Economic value increased;
►	Volume growth;
►	Package yields;
►	Expenses (including expense management, expense ratio, expense efficiency ratios, expense reduction measures or other expense measures);
►	Operating efficiency or productivity measures or ratios;
►	Dividend payout levels;
►	Internal rate of return or increase in net present value; and
►	Strategic business criteria consisting of one or more goals regarding, among other things, acquisitions and divestitures, successfully integrating acquisitions, customer satisfaction, employee satisfaction, safety standards, strategic plan development and implementation, agency ratings of financial strength, completion of financing transactions and new product development.

The Committee may reserve the right to exercise its discretion to reduce or increase the amounts payable under any performance award.

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RETAINERS FOR NON-EMPLOYEE DIRECTORS

Upon such terms and conditions as may be established by the Board of Directors, each non-employee director may elect to have all or part of his or her retainer paid in shares under the 2019 Plan.

LIMIT ON NON-EMPLOYEE DIRECTOR COMPENSATION

The maximum aggregate amount that may be paid to any one non-employee director in a single fiscal year, in cash, awards (valued on the grant date) or otherwise, is $1,000,000.

LIMITATIONS ON TRANSFER; BENEFICIARIES

A participant may not assign or transfer an award under the 2019 Plan, other than by will or by the laws of descent and distribution, or unless otherwise determined by the Committee, except that the Committee will not permit any participant to transfer an award to a third party for value. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award under the 2019 Plan upon the participant’s death.

TERMINATION OF PARTICIPANT SERVICE; ACCELERATION UPON CERTAIN EVENTS

Unless otherwise determined by the Committee, if a participant’s service terminates for any reason other than death, permanent disability or eligible retirement (attainment of the age of 55 and cessation of service, or as otherwise determined by the Committee in its sole discretion), the participant’s (a) vested service-based (i.e., not performance awards) stock options and stock appreciation rights will be exercisable for ninety days from the date of the participant’s termination of service or until the expiration of the stated period of the stock option or stock appreciation right, whichever period is the shorter, and (b) other awards will terminate and be forfeited.

Unless otherwise determined by the Committee:

►	If a participant’s service terminates by reason of death, (a) all of the participant’s outstanding service-based stock options and stock appreciation rights will become fully vested and may be exercised by the participant’s legal representative for a period of twelve months from the date of death or until the expiration of the stated period of the award, whichever period is shorter, (b) all vesting restrictions and conditions applicable to the participant’s outstanding service-based restricted shares will immediately lapse and such shares will be fully vested, and (c) the applicable award agreement will set forth the treatment of any other outstanding awards of the participant.
►	If a participant’s service terminates by reason of permanent disability, (a) all of the participant’s outstanding service-based stock options and stock appreciation rights will become fully vested and may be exercised for a period of twenty-four months after such termination date or until the expiration of the stated period of the award, whichever period is shorter, provided, however, that if such participant dies within the twenty-four month period following such termination date, the stock options and stock appreciation rights may be exercised by the participant’s legal representative, to the extent to which they were exercisable at the time of death, for a period of twelve months from the date of death or until the expiration of the stated period of the award, whichever period is shorter, (b) all vesting restrictions and conditions applicable to the participant’s outstanding service-based restricted shares will immediately lapse and such shares will be fully vested, and (c) the applicable award agreement will set forth the treatment of any other outstanding awards of the participant.
►	If a participant’s service terminates by reason of eligible retirement, (a) all of the participant’s outstanding service-based stock options and stock appreciation rights will cease vesting and may be exercised, solely to the extent exercisable at the time of the participant’s retirement, until the expiration of the stated period of the award; provided, however, that if the participant dies after such termination date, the stock options and stock appreciation rights may be exercised by the participant’s legal representative, to the extent to which they were exercisable at the time of death, for a period of twelve months from the date of death or until the expiration of the stated period

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of the award, whichever period is shorter, (b) if the participant has attained the age of 60 at such termination date, all vesting restrictions and conditions applicable to the participant’s outstanding service-based restricted shares will immediately lapse and such shares will be fully vested, (c) if the participant has not yet attained the age of 60 at such termination date, all time-based vesting restrictions and conditions applicable to the participant’s outstanding service-based restricted shares will continue in accordance with their terms, or until the participant’s death or permanent disability, and (d) the applicable award agreement will set forth the treatment of any other outstanding awards of the participant.
►	Upon a “change of control” (as defined by the 2019 Plan), (a) all outstanding service-based stock options and stock appreciation rights will become fully vested and immediately exercisable, (b) with respect to outstanding service-based restricted shares, restricted stock units and other stock-based awards, as determined by the Committee, either (i) such shares or awards will be canceled and a cash payment will be made to each such participant in an amount equal to the highest price per share received by FedEx stockholders in connection with such change of control multiplied by the number of such unvested restricted shares, restricted stock units or other stock-based awards then held by such participant, or (ii) all vesting restrictions and conditions applicable to such shares or awards will immediately lapse and such shares or awards will be fully vested, and (c) with respect to outstanding performance-based awards, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

In addition, the Committee may, in its discretion, accelerate the vesting or payment of awards at any time. The Committee may differentiate among participants or among awards in exercising such discretion. The Committee may not accelerate payment of any award if such acceleration would subject such payment to tax under Code Section 409A.

ADJUSTMENTS

In the event of an equity restructuring transaction that causes the per-share value of FedEx common stock to change (including any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2019 Plan will be adjusted proportionately, and the Committee will make such adjustments to the 2019 Plan and outstanding awards as it deems necessary or appropriate, in its sole discretion, to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2019 Plan. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits under the 2019 Plan will automatically be adjusted proportionately, and the shares then subject to each outstanding award will automatically be adjusted proportionately without any change in the aggregate exercise price for such award. The 2019 Plan permits the Committee to make certain discretionary adjustments to outstanding awards upon the occurrence or in anticipation of any transaction described above or any share combination, exchange or reclassification, recapitalization, merger, consolidation or other corporate reorganization affecting FedEx common stock.

AMENDMENT AND TERMINATION OF THE 2019 PLAN AND OF OUTSTANDING AWARDS

The Board of Directors or the Committee may amend, modify, suspend, discontinue or terminate the 2019 Plan at any time. However, any such amendment or modification will be subject to stockholder approval if it would (a) increase the total number of shares available for issuance pursuant to awards granted under the 2019 Plan (with the exception of certain adjustments for changes in capitalization, as discussed above), (b) delete or limit the repricing prohibition discussed below, or (c) require stockholder approval under applicable law, regulation or securities exchange rule or listing requirement. Under these rules, stockholder approval will not necessarily be required for all amendments that might increase the cost of the 2019 Plan or broaden its eligibility requirements. In addition, the Board of Directors or the Committee may condition any amendment or modification on the approval of stockholders for any other reason. No amendment, modification, suspension, discontinuance or termination of the 2019 Plan will impair the rights of any participant under any award previously granted under the 2019 Plan without such participant’s written consent, unless the Committee determines in its sole discretion that such action is not reasonably likely to significantly reduce or diminish the benefits provided to the participant under such award.

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The Committee may waive any conditions or restrictions under, amend or modify the terms and conditions of, or cancel or terminate any outstanding award at any time. However, with the exception of actions taken to comply with law and subject to the provisions of the applicable award agreement, no such amendment, modification, cancellation or termination may be undertaken if it would impair the rights of a participant under an award without such participant’s written consent, unless the Committee determines in its sole discretion that such action is not reasonably likely to significantly reduce or diminish the benefits provided to the participant under such award.

REPRICING PROHIBITED

As indicated above, outstanding stock options and stock appreciation rights cannot be repriced, directly or indirectly, without the prior consent of FedEx’s stockholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award or cash would be considered an indirect repricing and would, therefore, require the prior consent of FedEx’s stockholders.

LOANS PROHIBITED

FedEx will not loan funds to any participant for the purpose of paying the exercise price associated with a stock option or stock appreciation right granted under the 2019 Plan or for the purpose of paying any taxes associated with the grant, exercise, lapse of restriction, vesting, distribution, payment or other taxable event involving any award under the 2019 Plan.

CLAWBACK OF AWARDS

In March 2019, FedEx adopted a Policy on Recoupment of Incentive Compensation (the “Clawback Policy”) that is applicable to certain awards that may be granted under the 2019 Plan. Pursuant to the Clawback Policy, the Board of Directors, upon recommendation of the Compensation Committee, has the authority, in the event of certain types of misconduct and upon the occurrence of specified events, to cancel certain awards, including vested awards, and to recoup gains realized from previous awards by any current or former “executive officer” (defined as “officers” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended).

NEW PLAN BENEFITS

The benefits that will be awarded or paid under the 2019 Plan are not currently determinable. Any future awards granted to eligible participants under the 2019 Plan will be made at the discretion of the Committee, the Board of Directors or under delegated authority, and no such determination as to future awards or who might receive them has been made.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS; NEW PLAN BENEFITS

As of the date of the 2019 annual meeting, no awards will have been granted (i.e., whether granted conditionally subject to stockholder approval or otherwise) under the 2019 Plan. Subject to stockholder approval of the 2019 Plan, all awards granted under the 2019 Plan will be made at the discretion of the Committee, the Board of Directors or under delegated authority. As a result, it is not currently possible to determine the benefits or amounts that will be received by any individual or groups pursuant to the 2019 Plan in the future, or the benefits or amounts that would have been received by or allocated to any individual or groups for the last completed fiscal year if the 2019 Plan had been in effect. Information regarding our recent practices with respect to equity-based compensation is presented elsewhere in this proxy statement.

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FOREIGN JURISDICTIONS

In order to foster and promote achievement of the material purposes of the 2019 Plan in foreign jurisdictions and to fairly accommodate for differences in local law, tax policy or custom, the Committee may grant awards with terms that are inconsistent with the terms of the 2019 Plan or provide additional terms. These inconsistent or additional terms may be reflected in sub-plans, supplements or alternative versions of the 2019 Plan, but will not include any provisions that are inconsistent with the 2019 Plan then in effect unless the 2019 Plan could have been amended to eliminate such inconsistency without further approval by the stockholders.

EXPENSES

All expenses of the 2019 Plan are paid for by FedEx.

FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of the material United States federal income tax consequences associated with awards under the 2019 Plan. It is based on existing United States laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. This information is not exhaustive and is not intended to be tax advice to anyone, including participants in the 2019 Plan. Among other things, this summary does not describe state, local or foreign tax consequences, which may be substantially different. Accordingly, FedEx urges each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the 2019 Plan under federal, state, local and other applicable laws.

Stock Options. Neither incentive stock option grants nor non-qualified stock option grants cause any tax consequences to the participant or FedEx at the time of grant. Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their exercise price is ordinary income to the participant and is deductible by FedEx. The participant’s tax basis for the shares is the market value thereof at the time of exercise. Any gain or loss realized upon a subsequent disposition of the stock will generally constitute capital gain, in connection with which FedEx will not be entitled to a tax deduction.

Upon the exercise of an incentive stock option, the participant will not realize taxable income, but the excess of the fair market value of the stock over the exercise price may give rise to alternative minimum tax. When the stock acquired upon exercise of an incentive stock option is subsequently sold, the participant will recognize income equal to the difference between the sales price and the exercise price of the option. If the sale occurs after the expiration of two years from the grant date and one year from the exercise date, the income will constitute long-term capital gain. If the sale occurs prior to that time, the participant will recognize ordinary income to the extent of the lesser of the gain realized upon the sale or the difference between the fair market value of the acquired stock at the time of exercise and the exercise price; any additional gain will constitute capital gain. FedEx will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, subject to any applicable limitations under Code Section 162(m), but will not be entitled to a deduction in connection with any capital gain recognized by the participant. If the participant exercises an incentive stock option more than three months after his or her termination of employment due to retirement or more than twelve months after his or her termination of employment due to permanent disability, he or she is deemed to have exercised a non-qualified stock option.

Stock Appreciation Rights. A participant granted a stock appreciation right under the 2019 Plan will not recognize income, and FedEx will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock or other consideration received will be ordinary income to the participant and FedEx will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

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Restricted Stock. Restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A participant may elect, however, to recognize income at the time of grant, in which case the fair market value of the restricted shares at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. If a participant makes such an election and thereafter forfeits the restricted shares, he or she will be entitled to no tax deduction, capital loss or other tax benefit. FedEx is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant, subject to any applicable limitations under Code Section 162(m).

A participant’s tax basis for restricted shares will be equal to the amount of ordinary income recognized by the participant. The participant will recognize capital gain (or loss) on a sale of the restricted stock if the sale price exceeds (or is lower than) such basis. The holding period for restricted shares for purposes of characterizing gain or loss on the sale of any shares as long- or short-term commences at the time the participant recognizes ordinary income pursuant to an award. FedEx is not entitled to a tax deduction corresponding to any capital gain or loss of the participant.

Restricted Stock Units. A participant will not recognize income, and FedEx will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or any combination of cash and FedEx common stock) in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock and cash received as of that date (less any amount he or she paid for the stock and cash), and FedEx will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards. A participant will not recognize income, and FedEx will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of stock or cash (or a combination thereof) in settlement of a performance award, the participant will recognize ordinary income equal to the fair market value of the stock and cash received, and FedEx will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A. The 2019 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Section 409A of the Code (“Section 409A”), which relates to nonqualified deferred compensation plans. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. All awards that comply with the terms of the 2019 Plan, however, are intended to be exempt from the application of Code Section 409A or meet the requirements of Section 409A in order to avoid such early taxation and penalties.

Tax Withholding. FedEx has the right to deduct or withhold, or require a participant to remit to FedEx, an amount sufficient to satisfy federal, state and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2019 Plan. The Committee may, at the time the award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by delivery of, or withholding from the award, shares having a fair market value on the date of withholding equal to the amount required to be withheld for tax purposes.

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Equity Compensation Plans

EQUITY COMPENSATION PLANS APPROVED BY STOCKHOLDERS

Stockholders approved FedEx’s 2002 Stock Incentive Plan, as amended, FedEx’s Incentive Stock Plan, as amended, and FedEx’s 2010 Omnibus Stock Incentive Plan, as amended (the “stock incentive plans”). Although options were still outstanding under the 2002 plan and the Incentive Stock Plan as of May 31, 2019, no shares are available under these plans for future grants.

EQUITY COMPENSATION PLANS NOT APPROVED BY STOCKHOLDERS

In connection with its acquisition of Caliber System, Inc. in January 1998, FedEx assumed Caliber’s officers’ deferred compensation plan. This plan was approved by Caliber’s board of directors, but not by Caliber’s or FedEx’s stockholders. Following FedEx’s acquisition of Caliber, Caliber stock units under the plan were converted to FedEx common stock equivalent units. In addition, the employer’s 50% matching contribution on compensation deferred under the plan was made in FedEx common stock equivalent units. Subject to the provisions of the plan, distributions to participants with respect to their stock units may be paid in shares of FedEx common stock on a one-for-one basis. Effective January 1, 2003, no further deferrals or employer matching contributions will be made under the plan. Participants may continue to acquire FedEx common stock equivalent units under the plan, however, pursuant to dividend equivalent rights.

SUMMARY TABLE

The following table sets forth certain information as of May 31, 2019, with respect to compensation plans under which shares of FedEx common stock may be issued.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by stockholders	13,622,515	(1)	$166.89	13,894,509	(2)
Equity compensation plans not approved by stockholders	1,131	(3)	N/A	—
Total	13,623,646		$166.89	13,894,509	(2)
(1)	Represents shares of common stock issuable upon exercise of outstanding options granted under FedEx’s stock incentive plans. This number does not include 1,200 shares of common stock issuable under a retirement plan assumed by FedEx for former non-employee directors of Caliber System, Inc.
(2)	Shares available for equity grants under FedEx’s 2010 Omnibus Stock Incentive Plan, as amended (no more than 1,695,232 of the shares available under the 2010 Omnibus Stock Incentive Plan may be used for full-value awards).
(3)	Represents shares of FedEx common stock issuable pursuant to the officers’ deferred compensation plan assumed by FedEx in the Caliber acquisition as described under “— Equity Compensation Plans Not Approved by Stockholders” above.

92	2019 PROXY STATEMENT

Audit Matters

PROPOSAL 4

Ratification of the Appointment of the Independent Registered Public Accounting Firm	Your Board of Directors recommends that you vote “FOR” this proposal.

VOTE REQUIRED FOR RATIFICATION

The Audit Committee is responsible for selecting FedEx’s independent registered public accounting firm. Accordingly, stockholder approval is not required to appoint Ernst & Young LLP (“Ernst & Young”) as FedEx’s independent registered public accounting firm for fiscal year 2020. The Board of Directors believes, however, that submitting the appointment of Ernst & Young to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent registered public accounting firm.

The ratification of the appointment of Ernst & Young as FedEx’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young audited FedEx’s annual financial statements for the fiscal year ended May 31, 2019, and FedEx’s internal control over financial reporting as of May 31, 2019. The Audit Committee has appointed Ernst & Young to be FedEx’s independent registered public accounting firm for the fiscal year ending May 31, 2020.

Ernst & Young has been FedEx’s external auditor continuously since 2002. The members of the Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young to serve as FedEx’s independent registered public accounting firm is in the best interests of the company and our stockholders.

The stockholders are asked to ratify this appointment at the annual meeting. Representatives of Ernst & Young will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

POLICIES REGARDING INDEPENDENT AUDITOR

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm, including the audit fee negotiations associated with the retention of the firm. Additionally, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of any new lead engagement partner. To help ensure the independence of the independent registered public accounting firm, the Audit Committee has adopted two policies: the Policy on Engagement of Independent Auditor and the Policy on Hiring Certain Employees and Partners of the Independent Auditor.

FEDEX.COM 93

Audit Matters – Report of the Audit Committee of the Board of Directors

Pursuant to the Policy on Engagement of Independent Auditor, the Audit Committee preapproves all audit services and non-audit services to be provided to FedEx by its independent registered public accounting firm. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is reported at the next Audit Committee meeting.

The Audit Committee may preapprove for up to one year in advance the provision of particular types of permissible routine and recurring audit-related, tax and other non-audit services, in each case described in reasonable detail and subject to a specific annual monetary limit also approved by the Audit Committee. The Audit Committee must be informed about each such service that is actually provided. In cases where a service is not covered by one of those approvals, the service must be specifically preapproved by the Audit Committee no earlier than one year prior to the commencement of the service.

Each audit or non-audit service that is approved by the Audit Committee (excluding tax services performed in the ordinary course of FedEx’s business and excluding other services for which the aggregate fees are expected to be less than $50,000) will be reflected in a written engagement letter or writing specifying the services to be performed and the cost of such services, which will be signed by either a member of the Audit Committee or by an officer of FedEx authorized by the Audit Committee to sign on behalf of FedEx.

The Audit Committee will not approve any prohibited non-audit service or any non-audit service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm.

In addition, the policy provides that FedEx’s independent registered public accounting firm may not provide any services, including financial counseling and tax services, to any FedEx officer, Audit Committee member or FedEx managing director (or its equivalent) in the Finance department or to any immediate family member of any such person. The Policy on Engagement of Independent Auditor is available on the Governance & Citizenship page under “Policies & Guidelines” of the Investor Relations section of our website at http://investors.fedex.com.

Pursuant to the Policy on Hiring Certain Employees and Partners of the Independent Auditor, FedEx will not hire a person who is concurrently a partner or other professional employee of the independent registered public accounting firm or, in certain cases, an immediate family member of such a person. Additionally, FedEx will not hire a former partner or professional employee of the independent registered public accounting firm in an accounting role or a financial reporting oversight role if he or she remains in a position to influence the independent registered public accounting firm’s operations or policies, has capital balances in the independent registered public accounting firm or maintains certain other financial arrangements with the independent registered public accounting firm. FedEx will not hire a former member of the independent registered public accounting firm’s audit engagement team (with certain exceptions) in a financial reporting oversight role without waiting for a required “cooling-off” period to elapse.

FedEx’s Executive Vice President and Chief Financial Officer must preapprove any hire who was employed during the preceding three years by the independent registered public accounting firm, and report at least annually all such hires to the Audit Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee assists the Board of Directors in its oversight of FedEx’s financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter, which is available on the Investor Relations section of the FedEx website at http://investors.fedex.com on the Governance & Citizenship page under “Committee Charters.”

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control over financial reporting. FedEx’s independent registered public accounting firm is responsible for performing an audit of FedEx’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. The independent registered public accounting firm also is responsible for performing an audit of and expressing an opinion on the effectiveness of FedEx’s internal control over financial reporting.

94	2019 PROXY STATEMENT

Audit Matters – Report of the Audit Committee of the Board of Directors

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended May 31, 2019, including a discussion of, among other things:

►	the acceptability and quality of the accounting principles;
►	the reasonableness of significant accounting judgments and critical accounting policies and estimates;
►	the clarity of disclosures in the financial statements; and
►	the adequacy and effectiveness of FedEx’s financial reporting procedures, disclosure controls and procedures and internal control over financial reporting, including management’s assessment and report on internal control over financial reporting.

The Audit Committee also reviewed with the Chief Executive Officer and Chief Financial Officer of FedEx their respective certifications with respect to FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2019.

The Audit Committee reviewed and discussed with the independent registered public accounting firm the audited consolidated financial statements for the fiscal year ended May 31, 2019, the firm’s judgments as to the acceptability and quality of FedEx’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee also reviewed and discussed with the independent registered public accounting firm its audit of the effectiveness of FedEx’s internal control over financial reporting.

In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm the firm’s independence.

The Audit Committee discussed with FedEx’s senior internal audit executive and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the senior internal audit executive and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of FedEx’s internal controls and the overall quality of FedEx’s financial reporting.

In reliance on the reviews and discussions referred to above, and the receipt of unqualified opinions from Ernst & Young LLP dated July 16, 2019, with respect to the consolidated financial statements of FedEx as of and for the fiscal year ended May 31, 2019, and with respect to the effectiveness of FedEx’s internal control over financial reporting, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2019, for filing with the SEC.

AUDIT COMMITTEE MEMBERS

JOHN A. EDWARDSON	KIMBERLY A. JABAL	SHIRLEY ANN JACKSON	R. BRAD MARTIN	JOSHUA COOPER RAMO
Chairman

FEDEX.COM 95

Audit Matters – Audit and Non-Audit Fees

AUDIT AND NON-AUDIT FEES

The following table sets forth fees for services Ernst & Young provided to FedEx during fiscal 2019 and 2018, which were preapproved by FedEx’s Audit Committee in accordance with the Policy on Engagement of Independent Auditor (discussed above):

	2019	2018
Audit fees	$30,810,000	$30,464,000
Audit-related fees	1,581,000	986,000
Tax fees	2,749,000	1,909,000
All other fees	524,000	64,000
Total	$35,664,000	$33,423,000

►	Audit Fees. Represents fees for professional services provided for the audit of FedEx’s annual financial statements, the audit of FedEx’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, the review of FedEx’s quarterly financial statements, audit services provided in connection with other statutory or regulatory filings, and consents and comfort letters in connection with registered securities offerings and registration statements.
►	Audit-Related Fees. Represents fees for assurance and other services related to the audit of FedEx’s financial statements. The fees for fiscal 2019 were for benefit plan audits, international accounting and reporting compliance, and system and organization controls (SOC) assessments and reports. The fees for fiscal 2018 were for benefit plan audits and international accounting and reporting compliance.
►	Tax Fees. Represents fees for professional services provided primarily for domestic and international tax compliance and advice and expatriate/global mobility compliance services. Tax compliance and preparation fees totaled $1,716,000 and $567,000 in fiscal 2019 and 2018, respectively.
►	All Other Fees. Represents fees for products and services provided to FedEx not otherwise included in the categories above. The fees for fiscal 2019 were for online technical resources, accounting and reporting training, and risk assessment and compliance services. The fees for fiscal 2018 were for online technical resources and employee benefit plan compliance reviews.

FedEx’s Audit Committee has determined that the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

96	2019 PROXY STATEMENT

Stock Ownership

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the amount of FedEx’s common stock beneficially owned by each director, each named executive officer included in the Summary Compensation Table and all directors and executive officers as a group, as of July 29, 2019. Unless otherwise indicated, beneficial ownership is direct and the person shown has sole voting and investment power.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares		Number of Option Shares(1)	Percent of Class(2)
Frederick W. Smith	19,498,225	(3)	1,281,729	7.93%
John A. Edwardson	53,370		19,620	*
Marvin R. Ellison	1,753		15,920	*
Susan Patricia Griffith	1,000		4,123	*
John C. (“Chris”) Inglis	4,615		8,775	*
Kimberly A. Jabal	2,100		5,795	*
Shirley Ann Jackson	8,361		5,795	*
R. Brad Martin	56,500	(4)	30,310	*
Joshua Cooper Ramo	4,360		25,950	*
Susan C. Schwab	4,812		34,910	*
David P. Steiner	25,994		24,340	*
Paul S. Walsh	12,000		34,910	*
Alan B. Graf, Jr.	218,410	(5)	155,478	*
Robert B. Carter	47,423	(6)	132,378	*
Mark R. Allen	21,876	(7)	53,205	*
Henry J. Maier	33,103	(8)	64,553	*
David J. Bronczek	53,019	(9)	185,402	*
David L. Cunningham, Jr.	28,582		67,146	*
All directors and executive officers as a group (21 persons)(10)	20,090,315	(11)	2,095,341	8.44%
*	Less than 1% of FedEx’s outstanding common stock.
(1)	Reflects the number of shares that can be acquired at July 29, 2019, or within 60 days thereafter through the exercise of stock options. These shares are excluded from the column headed “Number of Shares,” but included in the ownership percentages reported in the column headed “Percent of Class.”
(2)	Based on 260,866,352 shares outstanding on July 29, 2019.
(3)	Includes 14,789,474 shares owned by Mr. Smith (as of July 29, 2019, 3,810,000 of such shares have been pledged as security by Mr. Smith), 4,141,280 shares owned by Frederick Smith Enterprise Company, Inc. (“Enterprise”), a family holding company (as of July 29, 2019, 105,000 of such shares have been pledged as security by Enterprise), 564,267 shares held through grantor retained annuity trusts and 736 shares owned by Mr. Smith’s spouse. Regions Bank, Memphis, Tennessee, as trustee of a trust of which Mr. Smith is the lifetime beneficiary, holds 55% of Enterprise’s outstanding stock, and Mr. Smith owns 45% directly. Includes 2,468 shares held in FedEx’s retirement savings plan. Mr. Smith’s business address is 942 South Shady Grove Road, Memphis, Tennessee 38120.
(4)	Includes 7,250 shares owned by R. Brad Martin Family Foundation and 2,100 shares owned by Mr. Martin’s spouse.
(5)	Includes 40,000 shares owned by family trusts and 460 shares held in FedEx’s retirement savings plan.
(6)	Includes 2,077 shares owned by Mr. Carter’s spouse.
(7)	Includes 372 shares held in FedEx’s retirement savings plan.
(8)	Includes 21 stock units held in a deferred compensation plan. The stock units are payable in shares of FedEx common stock on a one-for-one basis.
(9)	Includes 718 shares held in FedEx’s retirement savings plan.
(10)	Does not include Mr. Bronczek or Mr. Cunningham, each of whom retired during fiscal 2019.
(11)	Includes the shares and stock units reflected in footnotes 3-8 above and 30,453 shares held in trusts.

FEDEX.COM 97

Stock Ownership – Significant Stockholders

SIGNIFICANT STOCKHOLDERS

The following table lists certain persons known by FedEx to own beneficially more than five percent of FedEx’s outstanding shares of common stock as of March 31, 2019.

	Amount and Nature of Beneficial Ownership		Percent of Class
The Vanguard Group, Inc.	19,729,984	(1)	7.57%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Dodge & Cox	19,513,279	(2)	7.49%
555 California Street, 40th Floor
San Francisco, CA 94104
PRIMECAP Management Company	15,050,770	(3)	5.78%
177 East Colorado Boulevard, 11th Floor
Pasadena, California 91105
BlackRock, Inc.	14,769,191	(4)	5.67%
55 East 52nd Street
New York, New York 10055
(1)	The Vanguard Group, Inc., a registered investment advisor, had sole voting power over 302,556 shares, sole investment power over 19,377,826 shares and shared investment power over 352,158 shares.
(2)	Dodge & Cox, a registered investment advisor, had sole voting power over 18,682,892 shares and sole investment power over all 19,513,279 shares.
(3)	PRIMECAP Management Company, a registered investment advisor, had sole voting power over 1,666,444 shares and sole investment power over all 15,050,770 shares.
(4)	BlackRock, Inc. is the parent holding company of certain institutional investment managers, which collectively had sole voting power over 12,636,421 shares and sole investment power over all 14,769,191 shares.

98	2019 PROXY STATEMENT

Stockholder Proposals

PROPOSAL 5

Lobbying Activity and Expenditure Report	Your Board of Directors recommends that you vote “AGAINST” this proposal.

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that the International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, N.W., Washington, D.C. 20001, the beneficial owner of 176 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

“Whereas, we believe full disclosure of FedEx’s direct and indirect lobbying activities and expenditures is required to assess whether FedEx’s lobbying is consistent with its expressed goals and in the best interests of stockholders.

Resolved, the stockholders of FedEx request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.	Payments by FedEx used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.	FedEx’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.
4.	Description of management’s and the Board’s decision-making process and oversight for making payments described in section 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation; (b) reflects a view on the legislation or regulation; and, (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which FedEx is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Nominating & Governance Committee and posted on FedEx’s website.

Supporting Statement:

We encourage transparency in FedEx’s use of funds to lobby. FedEx has spent over $118 million since 2010 on federal lobbying. This does not include state lobbying expenditures, where FedEx also lobbies but disclosure is uneven or absent. For example, FedEx had at least 129 lobbyists in 34 states in 2017 (followthemoney.org) and spent over $2.3 million lobbying in California since 2010. FedEx’s lobbying on twin trailers has drawn media attention (“The Long and Winding Road for the 33-Foot Trailer,” Thomas Insights, July 11, 2018; and “Truckers Run Over Railroads at ALEC,” PR Watch, December 7, 2018).

FedEx sits on the board of the Chamber of Commerce, which has spent over $1.4 billion on lobbying since 1998, and belongs to the Business Roundtable, which is lobbying against shareholder rights to file resolutions. FedEx does not disclose its memberships in, or payments to, trade associations, or the amounts used for lobbying. FedEx does not disclose its membership in tax-exempt organizations that write and endorse model legislation, such as, the American Legislative Exchange Council (ALEC). FedEx’s ALEC membership has drawn scrutiny (“Diehards Stick with Koch-Backed Lobby Amid Corporate Exodus,” Bloomberg, December 1, 2018), and over 110 companies have publicly left ALEC.

We are concerned that FedEx’s non-disclosure presents reputational risks when its lobbying contradicts company public positions. For example, FedEx is committed to environmental sustainability, yet the Chamber undermined the Paris climate accord. We believe that companies should ensure there is alignment between their own positions and their lobbying, including through trade associations.”

FEDEX.COM 99

Stockholder Proposals – Proposal 5 – Lobbying Activity and Expenditure Report

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION

The Board of Directors and its Nominating & Governance Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders.

The Board believes it is in the best interests of our stockholders for FedEx to be an effective participant in the political process. We are subject to extensive regulation at the federal and state levels and are involved in a number of legislative initiatives across a broad spectrum of policy areas that can have an immediate and dramatic effect on our business and operations. We ethically and constructively promote legislative and regulatory actions that further the business objectives of FedEx and attempt to protect FedEx from unreasonable, unnecessary or burdensome legislative or regulatory actions at all levels of government.

As more fully described in our policy regarding political contributions (which is available on the Governance & Citizenship page of the Investor Relations section of our website at http://investors.fedex.com), we actively participate in the political process and maintain memberships with a variety of trade associations with the ultimate goal of promoting and protecting the economic future of FedEx and our stockholders and employees. An important part of participating effectively in the political process is making prudent political contributions and focused lobbying expenditures — but only where permitted by applicable law. FedEx’s political contributions and expenditures are made to further the best interests of the company and our stockholders and employees, and are made without regard to the personal political preferences of individual FedEx Board members, officers and employees.

Participation as a member of various trade associations comes with the understanding that we may not always agree with all of the positions of the organizations or other members. We believe the associations, however, take positions and address issues in a collective industry manner and often advance positions consistent with company interests that will help us provide strong financial returns and enhance long-term stockholder value.

We have practices in place to ensure the appropriate disclosure and oversight of our lobbying and political activities. Political contributions of all types are subject to extensive governmental regulation and public disclosure requirements, and FedEx is fully committed to complying with all applicable campaign finance laws. For example, under U.S. federal law, FedEx cannot directly support candidates for federal office, so we do not. While some states allow corporate contributions to state and local candidates or ballot issue campaigns, it is our policy not to make such contributions. We also do not make independent expenditures.

In addition, FedEx does not make corporate contributions to groups organized under section 501(c)(4) or section 527 of the Internal Revenue Code, other than membership dues, event sponsorships, and contributions to the organizational committees of the Democratic and Republican national party conventions and the annual conferences of the Democratic and Republican Governors Associations. None of these expenditures are used to directly support any election-related activity or ballot initiatives at the federal, state or local level. These limited corporate expenditures are approved by the Corporate Vice President of Government Affairs, in consultation with appropriate members of FedEx senior management.

FedEx is already subject to extensive federal, state and local lobbying registration and public disclosure requirements. For example, FedEx files quarterly reports with the United States House of Representatives and Senate that disclose a list of our lobbying activities, and these reports are publicly available at http://lobbyingdisclosure.house.gov/.

We also have in place effective reporting and compliance procedures designed to ensure that our political contributions are made in accordance with applicable law, and we closely monitor the appropriateness and effectiveness of the political activities undertaken by the most significant trade associations in which we are a member. For example, we have policies that govern FedEx employee involvement in trade associations and accounting procedures that allow us to record and monitor these expenditures.

100	2019 PROXY STATEMENT

Stockholder Proposals – Proposal 5 – Lobbying Activity and Expenditure Report

Our independent Nominating & Governance Committee assists the Board of Directors in oversight of FedEx’s political activities. The Committee reviews and discusses with FedEx’s Executive Vice President, General Counsel and Secretary, at least annually, the company’s political activities, including political spending and lobbying activities and expenditures. The Committee also periodically reviews and discusses with management our policy on political contributions, and approves any changes to this policy.

As a result of these policies and mandatory public disclosure requirements, the Board has concluded that ample public information exists regarding FedEx’s political contributions and lobbying expenditures to alleviate the concerns cited in this proposal.

FedEx also provides an opportunity for its employees to participate in the political process by joining FedEx’s non-partisan political action committee (“FedExPAC”). FedExPAC allows our employees to pool their financial resources to support federal, state and local candidates, campaigns and committees. The political contributions made by FedExPAC are funded entirely by the voluntary contributions of our employees. No corporate funds are used. Appropriate members of FedEx senior management decide which candidates, campaigns and committees FedExPAC will support based on a nonpartisan effort to advance and protect the best interests of the company and our stockholders and employees. All contributions are made without regard to the personal political preferences of individual FedEx Board members, officers and employees.

Moreover, FedExPAC’s activities are subject to comprehensive regulation by federal, state and local governments, including detailed disclosure requirements, which include monthly reports filed with the Federal Election Commission. These reports are publicly available at www.fec.gov and include an itemization of FedExPAC’s receipts and disbursements, including any political contributions, over a certain amount.

The Board believes the expanded disclosure requested in this proposal could place FedEx at a competitive disadvantage by revealing our strategies and priorities. Because parties with interests adverse to FedEx also participate in the political process to their business advantage, any unilateral expanded disclosure, above what is required by law and equally applicable to all similar parties engaged in public debate, could benefit those parties while harming the interests of FedEx and our stockholders. The Board believes any reporting requirements that go beyond those required under existing law should be applicable to all participants in the process, rather than FedEx alone (as the proponent requests).

In short, we believe this proposal is duplicative and unnecessary, as a comprehensive system of reporting and accountability for political contributions and lobbying expenditures already exists. If adopted, the proposal would apply only to FedEx and to no other company and would cause FedEx to incur undue cost and administrative burden, as well as competitive harm, without commensurate benefit to our stockholders. Accordingly, we recommend that you vote against this proposal.

VOTE REQUIRED FOR APPROVAL

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

FEDEX.COM 101

Stockholder Proposals – Proposal 6 – Employee Representation on the Board of Directors

PROPOSAL 6

Employee Representation on the Board of Directors	Your Board of Directors recommends that you vote “AGAINST” this proposal.

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

FedEx has been notified that the NorthStar Asset Management, Inc. Funded Pension Plan, PO Box 301840, Boston, Massachusetts 02130, the beneficial owner of 454 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

“Employee Representation on the Board of Directors

WHEREAS:

Our company’s employees are crucial to our continued ability to offer shareholders return on their investment;

Our industry’s increased pressure to improve delivery speed and efficiency can often conflict with employee well-being by increasing stress and jeopardizing safety. This pressure may also diminish morale and pose business risks like increased employee turnover, brand damage, and negative media coverage;

According to Violations Tracker1, FedEx has paid over $590 million in penalties since 2000 for a variety of employee-related violations. Competitor UPS reportedly paid less than half that amount since 2000;

The Sustainability Accounting Standards Board (SASB) seeks to “establish and maintain industry-specific standards that assist companies in disclosing financially material, decision-useful sustainability information to investors.” SASB identifies certain labor practices – including misclassifying employees as contractors – as material issues for the Air Freight & Logistics industry because they may “negatively affect [a company’s] reputation and ability to hire and retain employees...” Similarly, Employee Health and Safety “incidents may result in work stoppages and a range of costs… [and] can also reduce productivity, and thus revenues, if employees believe their safety and well-being are not being prioritized”;

The 2018 Accountable Capitalism Act was introduced into the U.S. Congress to combat “America’s fundamental economic problems” such as companies’ failure to reinvest proceeds in their operations, including employees;

The Act would require that “boards … include substantial employee participation … ensur[ing] that no fewer than 40% of [a board’s] directors are selected by the corporation’s employees”;

Several European countries require employee representation on boards. Academic analysis of one policy indicated a positive effect, stating that it “offer[s] advantages for technical efficiency, skill development and knowledge generation through its protection of specific human capital investments”;

A recent poll found that a majority of Americans “would support allowing employees at large companies to elect representatives to those companies’ boards of directors…”;

Shareholders believe that our company can advance long-term value creation through a diverse board that includes non-management employee representation.

RESOLVED: Shareholders of FedEx urge the Board of Directors to prepare a report to shareholders describing opportunities for the company to encourage the inclusion of non-management employee representation on the Board.

____________________
[1]	GoodJobsFirst.org

102	2019 PROXY STATEMENT

Stockholder Proposals – Proposal 6 – Employee Representation on the Board of Directors

SUPPORTING STATEMENT: The report should be prepared within one year, at reasonable cost and excluding proprietary and privileged information. The Board is encouraged to assess:

1.	Any legal, technical, practical, or organizational impediments to non-management employees gaining board nomination board;
2.	Benefits and challenges associated with board membership by non-management employees;
3.	Opportunities or procedures through which non-management employees could gain nomination to the board, such as: allocation of board slots for non-management employees; special board nomination processes for non-management employees; potential for building upon the company’s existing proxy access provision; any needed changes to corporate governance documents to accomplish such changes.”

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION

The Board of Directors and its Nominating & Governance Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders or employees.

Our independent Nominating & Governance Committee, along with the full Board of Directors, is best positioned to identify, evaluate and recommend director nominees. An effective board of directors is composed of individuals with a diverse and complementary blend of experiences, skills and perspectives. Our independent Nominating & Governance Committee and Board of Directors are best situated to assess the particular qualifications of potential director nominees and determine whether they will contribute to an effective and well-rounded Board that operates openly and collaboratively to serve the best interests of all of our stockholders. Giving non-management employees priority in the director nomination process would seriously undercut the role of the Nominating & Governance Committee and the Board in one of the most crucial elements of corporate governance, the election of directors.

Our Nominating & Governance Committee has developed criteria and a process for identifying and recommending director candidates for election by our stockholders, which are set forth in our Corporate Governance Guidelines and discussed above under “Corporate Governance Matters — Process for Selecting Directors.” In undertaking this responsibility, the Nominating & Governance Committee has a fiduciary duty to act in good faith for the best interests of FedEx and all of our stockholders. This process is designed to identify and nominate director candidates who possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee our business and who can contribute to the overall effectiveness of our Board. With this process, we believe that our Nominating & Governance Committee and Board are able to achieve the optimal balance of director skills and qualifications that best serve FedEx and all of our stockholders.

Our stockholders can recommend prospective director candidates for the Nominating & Governance Committee’s consideration. As discussed above under “Corporate Governance Matters — Process for Selecting Directors — Nomination Process — Nomination of Director Candidates,” our Nominating & Governance Committee considers director nominees proposed by our stockholders. Nominees proposed by stockholders for the Committee’s consideration are considered and evaluated in the same manner as a nominee recommended by a Board member, management, search firm or other persons.

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Stockholder Proposals – Proposal 6 – Employee Representation on the Board of Directors

FedEx promotes a culture in which team members provide feedback and raise their concerns to management. As stated in our Code of Business Conduct and Ethics (which is available on the Governance & Citizenship page of the Investor Relations section of our website at http://investors.fedex.com), FedEx promotes a culture in which team members provide feedback and raise their concerns to management. This includes an open-door policy that encourages team members to communicate ideas and concerns directly to management or their primary contact at FedEx. In addition, the FedEx Alert Line allows team members to raise their concerns to management by providing anonymous and confidential reports 24-hours a day anywhere in the world to the extent permitted by applicable law. FedEx prohibits any form of retaliation for reporting concerns in good faith.

We are strongly committed to providing a safe workplace for all team members and value team member input on safety matters. We are proud that FedEx is consistently recognized as one of the world’s most admired companies and best places to work. For example, FedEx was ranked 10th on FORTUNE magazine’s 2019 “World’s Most Admired Companies” list – the 19th consecutive year FedEx has ranked among the top 20 on the list, with 15 of those years ranking among the top 10. FedEx was also named to FORTUNE magazine’s list of the “100 Best Companies to Work For” in 2019, and listed as one of the “World’s Best Employers” by Forbes in 2018.

Our greatest asset is our people. We are committed to providing a safe, healthy and alcohol- and drug-free workplace consistent with our longstanding Safety Above All philosophy, which is backed by strict policies, robust team member education and safety recognition awards, along with continued investments in technology. Regular team member engagement about safety is also key to ongoing improvement. For example, our fiscal 2018 FedEx Express safety culture survey explored team member perceptions of company safety with an objective of further improving performance. For additional information regarding our commitment to safety, see our 2019 Global Citizenship Report, which can be found at http://csr.fedex.com/.

For these reasons, this proposal is unnecessary and not in the best interests of our stockholders or employees. Accordingly, we recommend that you vote against this proposal.

VOTE REQUIRED FOR APPROVAL

If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting, in person or represented by proxy, and entitled to vote.

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Information About the Annual Meeting

WHY AM I RECEIVING THESE PROXY MATERIALS?

We have made these materials available to you or delivered paper copies to you by mail because you are a FedEx stockholder of record as of July 29, 2019, and FedEx’s Board of Directors is soliciting your proxy to vote your shares at the 2019 annual meeting of stockholders. This proxy statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.

WHAT IS A PROXY?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By submitting your proxy (either by voting electronically on the Internet or by telephone or by signing and returning a proxy card), you authorize Mark R. Allen, FedEx’s Executive Vice President, General Counsel and Secretary, and Alan B. Graf, Jr., FedEx’s Executive Vice President and Chief Financial Officer, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

WHAT IS INCLUDED IN THE PROXY MATERIALS?

The proxy materials for our 2019 annual meeting of stockholders include the Notice of Annual Meeting of Stockholders (the “Annual Meeting Notice”), this proxy statement (the “Proxy Statement”), and FedEx’s Annual Report to Stockholders for the year ended May 31, 2019 (the “Annual Report”). If you receive a paper copy of the proxy materials, a proxy card or voting instruction form and pre-paid return envelope are also included. The Annual Meeting Notice (which is included in the Proxy Statement), Proxy Statement and Annual Report are being made available on the Investor Relations section of the FedEx website at http://investors.fedex.com and are being mailed, along with the accompanying proxy card or voting instruction form, to applicable stockholders beginning on or about August 12, 2019.

WHY DID I RECEIVE A NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

We are furnishing proxy materials to our stockholders primarily through notice-and-access delivery pursuant to SEC rules. As a result, beginning August 12, 2019, we are mailing to many of our stockholders a Notice Regarding the Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access the proxy materials on the Internet. Stockholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via email regarding how to access these materials electronically. All other stockholders, including stockholders who have previously requested to receive a paper copy of the materials, will receive a full paper set of the proxy materials by mail. Using the notice-and-access method of proxy delivery expedites receipt of proxy materials by our stockholders, reduces the cost of producing and mailing the full set of proxy materials and helps us contribute to sustainable practices.

If you receive a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access the proxy materials and vote on the Internet. If you received a notice by mail and would like to receive paper copies of our proxy materials in the mail, you may follow the instructions in the notice for making this request.

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WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The record date for the meeting is July 29, 2019. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is FedEx common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 260,866,352 shares of FedEx common stock outstanding.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER? AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

If your shares are registered in your name with FedEx’s transfer agent, Computershare Trust Company, N.A., you are the “stockholder of record” (or “registered stockholder”) of those shares, and the Notice of Internet Availability or proxy materials have been provided directly to you by FedEx.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the Notice of Internet Availability or proxy materials (including a voting instruction form) are being forwarded to you by your bank, brokerage firm or other nominee (the “bank or broker”). As the beneficial owner, you have the right to direct your bank or broker how to vote your shares by following the instructions on the Notice of Internet Availability or voting instruction form for voting on the Internet or by telephone (if made available by your bank or broker with respect to any shares you hold in street name), or by completing and returning the voting instruction form, and the bank or broker is required to vote your shares in accordance with your instructions.

If you do not give voting instructions, your broker will nevertheless be entitled to vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal 4). Absent your instructions, the broker will not be permitted, however, to vote your shares on the election of directors (Proposal 1), the advisory vote to approve named executive officer compensation (Proposal 2), the approval of the FedEx Corporation 2019 Omnibus Stock Incentive Plan (Proposal 3) or the adoption of the two stockholder proposals (Proposals 5 and 6), and your shares will be considered “broker non-votes” on those proposals. See “— How will broker non-votes be treated?” below.

As the beneficial owner of shares, you are invited to attend the annual meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a legal proxy, executed in your favor, from your bank or broker. You also must register in advance in order to attend the meeting. For more information, please see “— Do I have to register in advance to attend the meeting?” and “— Who can attend the meeting?” on page 108.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY, PROXY CARD OR VOTING INSTRUCTION FORM?

If you receive more than one Notice of Internet Availability, proxy card or voting instruction form that means your shares are registered differently and are held in more than one account. To ensure that all your shares are voted, please vote each account over the Internet or by telephone (if made available by the bank or broker with respect to any shares you hold in street name), or sign and return by mail all proxy cards and voting instruction forms.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or represented by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

WHAT IF A QUORUM IS NOT PRESENT AT THE MEETING?

If a quorum is not present at the meeting, the holders of a majority of the shares entitled to vote at the meeting who are present, in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

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Information About the Annual Meeting

HOW CAN STOCKHOLDERS HELP FEDEX REDUCE MAILING COSTS?

If you vote on the Internet, you may elect to have next year’s proxy materials delivered to you electronically. We strongly encourage you to enroll in electronic delivery. Opting to receive your proxy materials electronically will reduce the cost of producing and mailing documents and help us contribute to sustainable practices.

HOW DO I VOTE?

You may vote on the Internet or by telephone

If you are a registered stockholder, you may vote on the Internet or by telephone by following the instructions included on the Notice of Internet Availability or proxy card. If you vote on the Internet or by telephone, you do not have to mail in a proxy card. If you are the beneficial owner of shares held in street name, you still may be able to vote your shares electronically on the Internet or by telephone. The availability of Internet and telephone voting will depend on the voting process of your bank or broker. We recommend that you follow the instructions set forth on the Notice of Internet Availability or voting instruction form provided to you.

You may vote by mail

If you properly complete, sign and date a proxy card or voting instruction form provided to you and return it in the envelope provided, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

All stockholders of record can vote by written proxy card. If you are a stockholder of record and receive the Notice of Internet Availability, you may request a written proxy card by following the instructions included on the notice. If you are a beneficial owner, you may request a voting instruction form from your bank or broker.

You may vote in person at the meeting

If you are a registered stockholder and attend the meeting, you may deliver a completed proxy card in person. Additionally, we will pass out ballots to registered stockholders who wish to vote in person at the meeting. If you are a beneficial owner of shares held in street name who wishes to vote at the meeting, you will need to obtain a legal proxy from your bank or broker, bring it with you to the meeting, and hand it in with a signed ballot that will be provided to you at the meeting. Beneficial owners will not be able to vote their shares at the meeting without a legal proxy.

To attend the annual meeting in person, regardless of how you choose to vote, you must register in advance to obtain an admission ticket. For more information on registering to attend the annual meeting and obtaining an admission ticket, please see “— Do I have to register in advance to attend the meeting?” and “— Who can attend the meeting?” on page 108.

HOW DO I VOTE MY SHARES HELD IN A FEDEX EMPLOYEE STOCK PURCHASE PLAN OR BENEFIT PLAN?

If you own shares of FedEx common stock through a FedEx or subsidiary employee stock purchase plan or benefit plan (a “FedEx benefit plan holder”), you can direct the record holder or the plan trustee to vote the shares held in your account in accordance with your instructions by completing any proxy card or voting instruction card you receive in the mail and returning it in the envelope provided or by registering your instructions via the Internet or telephone as directed on the Notice of Internet Availability or proxy card you receive. If you register your voting instructions by telephone or on the Internet, you do not have to mail in the proxy card. If you wish to attend the meeting in person, however, you will need to register in advance to obtain an admission ticket. For more information on how to register to attend the annual meeting and obtain an admission ticket, please see “— Do I have to register in advance to attend the meeting?” and “— Who can attend the meeting?” below. In order to instruct a record holder or plan trustee on the voting of shares held in your account, your instructions must be received by Wednesday, September 18, 2019. If your voting instructions are not received by that date, each plan trustee will vote your shares in the same proportion as the plan shares for which voting instructions have been received.

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DO I HAVE TO REGISTER IN ADVANCE TO ATTEND THE MEETING?

The meeting will be held in the auditorium at the FedEx Express World Headquarters, 3670 Hacks Cross Road, Building G, Memphis, Tennessee 38125, on Monday, September 23, 2019, at 8:00 a.m. local time. If you plan to attend the meeting in person, you must be a stockholder as of July 29, 2019, the record date. In addition, you must register by 11:59 p.m. Eastern time on Thursday, September 19, 2019, to attend the meeting in person. See the following question “— Who can attend the meeting?” for details on how to register in advance.

WHO CAN ATTEND THE MEETING?

Only stockholders eligible to vote or their authorized representatives are entitled to attend the meeting. If you plan to attend the meeting in person, you must be a holder of FedEx shares as of the record date and register in advance in order to obtain an admission ticket. The procedure for obtaining an admission ticket depends on whether you are a stockholder of record (or a FedEx benefit plan holder who receives a Notice of Internet Availability or proxy card) or a beneficial owner of shares held in street name. In order to be admitted to the meeting, you must present both an admission ticket and a valid government-issued photo identification, such as a driver’s license or a passport.

If you are a stockholder of record (or a FedEx benefit plan holder who receives a Notice of Internet Availability or proxy card with a 15-digit control number) you may register to attend the meeting by accessing www.investorvote.com/FDX. On this website, stockholders of record (and applicable FedEx benefit plan holders) will find instructions to register and print out the admission ticket when they vote their shares. If you do not have access to or do not vote on the Internet, you may register by contacting FedEx Investor Relations at 1-901-818-7200 or ir@fedex.com. You will need the 15-digit control number included on your Notice of Internet Availability or proxy card to register.

If your shares are held in street name and you receive a Notice of Internet Availability or voting instruction form from Broadridge, you may register to attend the meeting by accessing www.ProxyVote.com/register. On this website, these street-name holders will find instructions to register and print out the admission ticket. If you do not have access to the Internet, you may register by calling FedEx Investor Relations at 1-901-818-7200. You will need the 16-digit control number included on your voting instruction form to register. Street-name holders who do not receive their proxy materials from Broadridge (and FedEx benefit plan holders who receive a Notice of Internet Availability or voting instruction card without a control number) may register to attend the meeting by contacting FedEx Investor Relations at 1-901-818-7200 or ir@fedex.com. These other street-name holders and FedEx benefit plan holders will be required to provide proof of ownership, such as a brokerage account statement, which clearly shows your ownership of FedEx common stock as of the record date. Please note that you will not be able to vote your shares at the meeting without a legal proxy.

If you wish to attend the meeting in person, you must register by 11:59 p.m. Eastern time on Thursday, September 19, 2019, in order to obtain an admission ticket.

If you have any questions regarding admission to the meeting or the registration process, please contact FedEx Investor Relations at 1-901-818-7200 or ir@fedex.com.

Security measures will be in place at the meeting to help ensure the safety of attendees. Metal detectors similar to those used in airports will be located at the entrance to the meeting room, and briefcases, handbags and packages will be inspected. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted.

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CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes, if you are a registered stockholder you may revoke your proxy and change your vote prior to the completion of voting at the meeting by:

►	a later-dated vote on the Internet or by telephone or submitting a valid, later-dated proxy card in a timely manner (the latest-dated, properly completed proxy that you submit in a timely manner, whether on the Internet, by telephone or by mail, will count as your vote); or
►	giving written notice of such revocation to the Secretary of FedEx prior to or at the meeting or by voting in person at the meeting.

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

If your shares are held in street name, you should contact your bank or broker and follow its procedures for changing your voting instructions. You also may vote in person at the meeting if you obtain a legal proxy from your bank or broker.

WILL MY VOTE BE KEPT CONFIDENTIAL?

Yes, your vote will be kept confidential and not disclosed to FedEx unless:

►	required by law;
►	necessary to assert or defend claims for or against the company;
►	you expressly request disclosure of your vote;
►	you make a written comment on a proxy card or ballot or otherwise communicate your vote to management; or
►	there is a proxy contest.

WHO WILL COUNT THE VOTES?

FedEx’s transfer agent, Computershare Trust Company, N.A., will tabulate and certify the votes. A representative of the transfer agent will serve as the inspector of election.

WHAT IF I AM A REGISTERED STOCKHOLDER AND DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED ON MY PROXY CARD?

If you sign and properly submit a proxy card but do not indicate any voting instructions, your shares will be voted:

►	FOR the election of each of the twelve nominees named in this proxy statement to the Board of Directors;
►	FOR the advisory proposal to approve named executive officer compensation;
►	FOR the approval of the FedEx Corporation 2019 Omnibus Stock Incentive Plan;
►	FOR the ratification of the appointment of Ernst & Young LLP as FedEx’s independent registered public accounting firm; and
►	AGAINST each of the stockholder proposals.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE MEETING?

We know of no other business to be conducted at the meeting. FedEx’s Bylaws require stockholders to give advance notice of any proposal intended to be presented at the meeting. The deadline for this notice has passed and we did not receive any such notice. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

WHAT HAPPENS IF A DIRECTOR NOMINEE DOES NOT RECEIVE THE REQUIRED MAJORITY VOTE?

Each nominee is a current director who is standing for reelection. Accordingly, each nominee has tendered an irrevocable resignation from the Board of Directors that will take effect if the nominee does not receive the required majority vote and the Board accepts the resignation. If the Board accepts the resignation, the nominee will no longer serve on the Board

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of Directors, and if the Board rejects the resignation, the nominee will continue to serve until his or her successor has been duly elected and qualified or until his or her earlier disqualification, death, resignation or removal. See “Process for Selecting Directors — Nomination Process — Majority-Voting Standard for Director Elections” above.

WHAT HAPPENS IF A DIRECTOR NOMINEE IS UNABLE TO STAND FOR ELECTION?

If a director nominee named in this proxy statement is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee.

WHAT HAPPENS IF A STOCKHOLDER PROPOSAL IS APPROVED?

Approval of a stockholder proposal would merely serve as a recommendation to the Board to take the necessary steps to implement such proposal.

WHAT IS THE EFFECT OF A STOCKHOLDER NOT CASTING A VOTE?

If you are a registered stockholder and you do not vote electronically on the Internet or by telephone or sign and return your proxy card, no votes will be cast on your behalf on any of the items of business at the meeting.

If you hold your shares in street name and you do not instruct your bank or broker how to vote your shares, your broker may vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm, but will not be allowed to vote your shares on any of the other proposals. See “— How will broker non-votes be treated” below.

HOW WILL ABSTENTIONS BE TREATED?

Abstentions will have no effect on the election of directors (Proposal 1). For each of the other proposals (Proposals 2 through 6), abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against the proposal.

HOW WILL BROKER NON-VOTES BE TREATED?

If your shares are held in street name, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank or broker by the deadline provided in the materials you receive from your bank or broker.

If you hold your shares in street name and you do not instruct your broker how to vote your shares, your broker may vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal 4). Your shares will be treated as broker non-votes on all the other proposals, including the election of directors (Proposal 1).

Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote. Thus, absent voting instructions from you, your broker may not vote your shares on the election of directors (Proposal 1), the advisory vote to approve named executive officer compensation (Proposal 2), the approval of the FedEx Corporation 2019 Omnibus Stock Incentive Plan (Proposal 3), or the adoption of the two stockholder proposals (Proposals 5 and 6). A broker non-vote with respect to these proposals will not affect their outcome.

WILL THE MEETING BE WEBCAST?

Yes, you are invited to visit the News & Events page of the Investor Relations section of our website (http://investors.fedex.com) at 8:00 a.m. Central time on September 23, 2019, to access the live webcast of the meeting. An archived copy of the webcast will be available on our website for at least one month. The information on FedEx’s website, however, is not incorporated by reference in, and does not form part of, this proxy statement.

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Additional Information

GENERAL INFORMATION

The principal executive offices of FedEx Corporation are located at 942 South Shady Grove Road, Memphis, Tennessee 38120.

FedEx’s Annual Report to Stockholders for the fiscal year ended May 31, 2019, which includes FedEx’s fiscal 2019 audited consolidated financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement. In addition, the information on any website referenced in this proxy statement, including www.fedex.com, http://investors.fedex.com and http://csr.fedex.com, is not deemed to be part of or incorporated by reference into this proxy statement.

PROXY SOLICITATION

FedEx will bear all costs of this proxy solicitation. In addition to soliciting proxies by this distribution, our directors, officers and regular employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. FedEx will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request. FedEx has retained Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902, to assist in the solicitation of proxies for a fee of $12,500 plus reimbursement of certain disbursements and expenses.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery will receive only one copy of the Notice of Internet Availability or proxy materials, unless contrary instructions have been received from one or more of these stockholders. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding and receive full sets of the proxy materials will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability or multiple sets of proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice of Internet Availability or the proxy materials for your household, please contact our transfer agent at Computershare Trust Company, N.A. (for overnight mail delivery: 462 South 4th Street, Suite 1600, Louisville, Kentucky 40202; for regular mail delivery: P.O. Box 505000, Louisville, Kentucky 40233-5000; by telephone: in the U.S. or Canada, 1-800-446-2617; outside the U.S. or Canada, 1-781-575-2723).

If you participate in householding and wish to receive a separate copy of the Notice of Internet Availability or the proxy materials, or if you do not wish to participate in householding and prefer to receive separate copies of future Notices of Internet Availability or sets of proxy materials, please contact Computershare as indicated above. A separate copy of the Notice of Internet Availability or the proxy materials will be delivered promptly upon request.

Beneficial owners of shares held in street name can request information about householding from their banks, brokerage firms or other holders of record.

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STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Stockholder proposals (other than director nominations) intended to be presented at FedEx’s 2020 annual meeting must be received by FedEx no later than April 14, 2020 and must comply with applicable SEC rules, including Rule 14a-8, to be eligible for inclusion in FedEx’s proxy materials for next year’s meeting. Proposals should be addressed to FedEx Corporation, Attention: Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph or in the proxy access director nominations section below), but is instead sought to be presented directly at the 2020 annual meeting, including director nominations, FedEx’s Bylaws require stockholders to give advance notice of such proposals. The required notice, which must include the information and documents set forth in the Bylaws, must be given no more than 120 days and no less than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Accordingly, with respect to our 2020 annual meeting of stockholders, our Bylaws require notice to be provided to the Corporate Secretary at the address listed above, as early as May 26, 2020, but no later than June 25, 2020.

PROXY ACCESS DIRECTOR NOMINATIONS

Our proxy access bylaw permits up to 20 stockholders owning 3% or more of FedEx’s outstanding voting stock continuously for at least three years to nominate and include in FedEx’s proxy materials director nominees constituting up to two individuals or 20% of the Board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

FedEx’s Bylaws require stockholders to give advance notice of any proxy access director nomination. The required notice, which must include the information and documents set forth in the Bylaws, must be given no more than 150 days and no less than 120 days prior to the anniversary of the date that FedEx mailed its proxy statement for the prior year’s annual meeting of stockholders. Accordingly, with respect to our 2020 annual meeting of stockholders, our Bylaws require notice to be provided to the Corporate Secretary at the address listed above, as early as March 15, 2020, but no later than April 14, 2020.

ADDITIONAL INFORMATION

Our Bylaws are available under “Policies & Guidelines” on the Governance & Citizenship page of the Investor Relations section of our website at http://investors.fedex.com. Except as otherwise provided by law, the chairman of the meeting will declare out of order and disregard any nomination or other business proposed to be brought before the meeting by a stockholder that is not made in accordance with our Bylaws.

By order of the Board of Directors,

MARK R. ALLEN
Executive Vice President,
General Counsel and Secretary

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APPENDIX A

Companies in Director Compensation Comparison Survey Group

3M Company
Abbott Laboratories
AbbVie Inc.
Accenture plc
Aetna Inc.
Alimentation Couche-Tard Inc.
The Allstate Corporation
Altria Group, Inc.
American Airlines Group Inc.
American Express Company
American International Group, Inc.
Andeavor
Anheuser-Busch InBev SA/NV
Anthem, Inc.
Archer-Daniels-Midland Company
Arrow Electronics, Inc.
Bank of America Corporation
Bayer Aktiengesellschaft
Bestbuy Co., Inc.
BHP Billiton Limited
The Boeing Company
British American Tobacco P.L.C.
Caterpillar Inc.
Centene Corporation
Charter Communications, Inc.
CHS Inc.
Chubb Limited
CIGNA Corporation
Cisco Systems, Inc.
Citigroup Inc.
The Coca-Cola Company
Comcast Corporation
Compass Group PLC
ConocoPhillips
Danone SA
Deere & Company
Dell Technologies Inc.
Delta Air Lines, Inc.

DowDuPont Inc.
Energy Transfer Equity, L.P.
Enterprise Products Partners L.P.
Exelon Corporation
Facebook, Inc.
Federal National Mortgage Association
Flex Ltd.
General Dynamics Corporation
Gilead Sciences, Inc.
GlaxoSmithKline plc
The Goldman Sachs Group, Inc.
HCA Healthcare, Inc.
Hewlett Packard Enterprise Company
Honeywell International Inc.
HP Inc.
HSBC Holdings plc
Humana Inc.
Intel Corporation
International Business
     Machines Corporation
INTL FCStone Inc.
Johnson & Johnson
Johnson Controls International plc
JPMorgan Chase & Co.
The Kraft Heinz Company
Loblaw Companies Limited
Lockheed Martin Corporation
L’oréal S.A.
Lowe’s Companies, Inc.
LVMH Moet Hennessy
     Louis Vuitton SE
LyondellBasell Industries N.V.
Marathon Petroleum Corporation
Medtronic Public Limited Company
Merck & Co., Inc.
MetLife, Inc.
Microsoft Corporation
Mondelez International, Inc.
Morgan Stanley

Nestlé S.A.
NIKE, Inc.
Northrop Grumman Corporation
Novartis AG
Oracle Corporation
PepsiCo, Inc.
Pfizer Inc.
Philip Morris International Inc.
Plains GP Holdings, L.P.
The Procter & Gamble Company
The Progressive Corporation
Prudential Financial, Inc.
Raytheon Company
Roche Holding AG
SANOFI
SAP SE
Schlumberger Limited
Siemens SA
Sprint Corporation
Sysco Corporation
Target Corporation
Tech Data Corporation
thyssenkrupp AG
The TJX Companies, Inc.
T-Mobile US, Inc.
The Toronto-Dominion Bank
The Travelers Companies, Inc.
Twenty-First Century Fox, Inc.
Tyson Foods, Inc.
Unilever N.V.
United Continental Holdings, Inc.
United Parcel Service, Inc.
United Technologies Corporation
Valero Energy Corporation
Vodafone Group Public
     Limited Company
The Walt Disney Company
Warner Media, LLC (formerly Time
     Warner Inc.)
Wells Fargo & Company
World Fuel Services Corporation

FEDEX.COM A-1

APPENDIX B

Companies in Executive Compensation Comparison Survey Group

3M Company	FCA US LLC	Novartis AG
7-Eleven Inc.	F. Hoffman-La Roche Ltd.	Oracle Corporation
ABB Ltd.	Fox Networks Group	Panasonic Corporation of North America
AbbVie Inc.	Fujitsu Limited	PepsiCo, Inc.
Accenture plc	Galderma SA	Pfizer Inc.
American Broadcasting Company	Gavilon Agriculture Holdings, Co.	Phillips 66 Company
Altria Group, Inc.	General Dynamics Corporation	Pilot Travel Centers LLC
Anheuser-Busch InBev SA/NV	Gilead Sciences, Inc.	Royal Philips
A.P. Moller – Maersk A/S	GlaxoSmithKline plc	Rite Aid Corporation
Archer-Daniels-Midland Company	Google LLC	Sabic Innovative Plastics US LLC
ARM Holdings plc	HCA Healthcare, Inc.	SANOFI
Avnet, Inc.	Hewlett Packard Enterprise Company	Schlumberger Limited
BASF SE	Hitachi Solutions, Ltd.	Schneider Electric SE
Bayer Aktiengesellschaft	Hitachi Vantara Corporation	SGS Société Générale de
Bechtel Nuclear, Security &	Home Box Office	Surveillance SA
Environmental, Inc.	Honeywell International Inc.	Siemens SA
Bestbuy Co., Inc.	HP Inc.	Sony Corporation
Bridgestone America, Inc.	INEOS Olefins & Polymers USA	Sony Electronics Inc.
Bunge Limited	Intel Corporation	Sony Pictures Entertainment Inc.
C&S Wholesale Grocers, Inc.	International Business	Spectra Energy Corp.
Caterpillar Inc.	Machines Corporation	Sprint Corporation
Centrica plc	JBS USA Holdings, Inc.	Sysco Corporation
Charter Communications, Inc.	Johnson & Johnson	Target Corporation
CHS Inc.	Johnson Controls International plc	The Boeing Company
Cisco Systems, Inc.	Koch Industries, Inc.	The Home Depot, Inc.
The Coca-Cola Company	The Kraft Heinz Company	The Procter & Gamble Company
Coca-Cola Refreshments USA, Inc.	LafargeHolcim Ltd.	The Walt Disney Company
Comcast Corporation	Lenovo Group Limited	thyssenkrupp AG
Compass Group PLC	LG Electronics Inc.	Time Warner Inc.
Continental AG	Lockheed Martin Corporation	The TJX Companies, Inc.
Deere & Company	L’Oréal S.A.	T-Mobile US, Inc.
Delta Air Lines, Inc.	Lowe’s Companies, Inc.	Turner Broadcasting System, Inc.
DENSO International America, Inc.	LyondellBasell Industries N.V.	Twenty-First Century Fox, Inc.
Deutsche Post AG	Marathon Petroleum Corporation	Tyson Foods, Inc.
DHL Supply Chain	Mars, Incorporated	Unilever United States, Inc.
Direct Energy	Medtronic Public Limited Company	United Continental Holdings, Inc.
Disney Consumer Products and	Merck & Co., Inc.	United Parcel Service, Inc.
Interactive Media, Inc.	Microsoft Corporation	UnitedTechnologies Corporation
Dow Inc.	Molex, LLC	Valero Energy Corporation
Energy Transfer Equity, L.P.	Mondelez International, Inc.	Veolia Environmental Services
ENGIE North America Inc.	Monroe Energy, LLC	North America Corp.
Ernst & Young LLP	NBC Universal Media, LLC	Vodafone Group Public
Equinor ASA (formerly Statoil)	Nestlé USA	Limited Company
Exelon Corporation	NIKE, Inc.	Warner Bros. Entertainment Inc.
ZF TRW Automotive Holdings Corp.

B-1	2019 PROXY STATEMENT

APPENDIX C

Reconciliations of Non-GAAP Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

See our earnings releases, which are available on the News & Events page of the Investor Relations section of our website at http://investors.fedex.com, for additional details regarding the reconciliation of GAAP and non-GAAP financial measures below.

FEDEX.COM C-1

Appendix C – Reconciliations of Non-GAAP Measures – Fiscal 2019 Reconciliations

FISCAL 2019 RECONCILIATIONS FOR FISCAL 2019 AIC PLAN AND FY2017–FY2019 AND ACTIVE LTI PLANS

As described in “Executive Compensation — Compensation Discussion and Analysis,” the Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of certain items from fiscal 2019 earnings for purposes of the company’s fiscal 2019 AIC plan and the FY2017–FY2019, FY2018–FY2020, FY2019–FY2021 and FY2020–FY2022 LTI plans (collectively, the “LTI Plans”). The Board approved the following exclusions from the 2019 AIC plan and the LTI Plans, as applicable, in order to ensure that payouts under the plans more accurately reflect core financial performance in fiscal 2019: (i) the annual mark-to-market (“MTM”) retirement plan accounting adjustment; (ii) fiscal 2019 TNT Express integration expenses (including any restructuring charges at TNT Express); (iii) costs related to business realignment activities, including the company’s U.S.-based voluntary employee buyout program; (iv) costs related to FedEx Ground’s settlement of pending lawsuits with the City and State of New York arising from FedEx Ground’s alleged shipments of cigarettes to New York residents; (v) the revision of the provisional benefit associated with the remeasurement of the company’s net U.S. deferred tax liability following the passage of the Tax Cuts and Jobs Act of 2017 (“TCJA”); and (vi) the reversal of certain charges accrued in connection with U.S. Customs and Border Protection matters involving FedEx Logistics (formerly FedEx Trade Networks) that have been fully resolved. Additionally, the Board approved the exclusion of the fiscal 2019 stock repurchase impact in excess of that which offset dilution from equity awards from fiscal 2019 EPS for purposes of the FY2017–FY2019, FY2018–FY2020 and FY2019-FY2021 LTI plans. The table below presents a reconciliation of our presented fiscal 2019 non-GAAP measures to the most directly comparable GAAP measures.

FISCAL 2019

	FedEx Corporation
Dollars in millions, except EPS	Operating Income(1)	Income Taxes(2)	Net Income(3)	Diluted Earnings Per Share
GAAP measure	$4,466	$115	$540	$2.03
MTM retirement plan accounting adjustment(4)	—	902	2,981	11.22
TNT Express integration expenses(5)	388	74	314	1.18
Business realignment costs(6)	320	77	243	0.91
FedEx Ground legal matter	46	3	43	0.16
Net U.S. deferred tax liability remeasurement	—	(4)	4	0.02
Non-GAAP measure for FY20–FY22 LTI plan(7)	$5,220	$1,167	$4,125	$15.52
FedEx Logistics legal matters reversal(8)	$(1)	0.3	1	—
EPS impact of stock repurchases that more than offset dilution	—	—	—	(0.38)
Non-GAAP measures for FY17–FY19, FY18–FY20 and FY19–FY21 LTI plans and fiscal 2019 AIC plan(9)	$5,218	$1,167	$4,124	$15.14
(1)	Does not sum to total due to rounding.
(2)	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction and give consideration to the effects of the TCJA on the fiscal 2019 rates.
(3)	Effect of “Total other (expense) income” on net income amount not shown.
(4)	The MTM retirement plan accounting adjustment reflects the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans.
(5)	These expenses, including any restructuring charges at TNT Express, were recognized at FedEx Corporate and FedEx Express.
(6)	Business realignment costs are recognized at FedEx Corporate.
(7)	Fiscal 2019 adjusted EPS of $15.52 is used for purposes of calculating the base-year EPS for the FY20–FY22 LTI plan.
(8)	The reversal of certain charges accrued in connection with U.S. Customs and Border Protection matters involving FedEx Logistics had a $1 million impact on consolidated operating income but had no impact on fiscal 2019 diluted EPS.
(9)	Fiscal 2019 adjusted EPS of $15.14 is used for purposes of calculating actual aggregate EPS under the FY17–FY19, FY18–FY20 and FY19–FY21 LTI plans and adjusted consolidated operating income of $5,218 is used for purposes of the fiscal 2019 AIC plan.

C-2	2019 PROXY STATEMENT

Appendix C – Reconciliations of Non-GAAP Measures – Fiscal 2018 Reconciliations

FISCAL 2018 RECONCILIATIONS FOR FY2017–FY2019, FY2018-FY2020 AND FY2019-FY2021 LTI PLANS

As described in “Executive Compensation — Compensation Discussion and Analysis,” the Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of certain items from fiscal 2018 earnings for purposes of the company’s FY2017–FY2019, FY2018–FY2020 and FY2019–FY2021 LTI plans (collectively, the “LTI Plans”). The Board approved the following exclusions from the LTI Plans in order to ensure that payouts under the plans more accurately reflect core financial performance in fiscal 2018: (i) the annual mark-to-market (“MTM”) retirement plan accounting adjustment; (ii) fiscal 2018 TNT Express integration expenses (including any restructuring charges at TNT Express); (iii) goodwill and other asset impairment charges at FedEx Supply Chain; (iv) the cost of accelerated 2018 annual pay increases for certain hourly team members to April 2018 from October 2018, following the passage of the Tax Cuts and Jobs Act of 2017 (the “TCJA”); (v) expenses in connection with certain pending U.S. Customs and Border Protection matters involving FedEx Logistics (formerly FedEx Trade Networks); and (vi) the provisional benefit from the remeasurement of the company’s net U.S. deferred tax liability following the passage of the TCJA. The table below presents a reconciliation of our presented fiscal 2018 non-GAAP measures to the most directly comparable GAAP measures. Fiscal 2018 GAAP operating income has been recast to conform to the new pension accounting rules that went into effect for FedEx in fiscal 2019.

FISCAL 2018

	FedEx Corporation
Dollars in millions, except EPS	Operating Income	Income Taxes(1)(2)	Net Income(1)(3)	Diluted Earnings Per Share
GAAP measure	$4,272	$(219)	$4,572	$16.79
MTM retirement plan accounting adjustment(4)	—	(1)	(9)	(0.03)
TNT Express integration expenses(5)	477	105	372	1.36
FedEx Supply Chain goodwill and other asset impairments(6)	380	1	379	1.39
Accelerated 2018 annual pay increases	55	11	44	0.16
FedEx Logistics legal matters	8	2	6	0.02
Net U.S. deferred tax liability remeasurement	—	1,150	(1,150)	(4.22)
Non-GAAP measure for FY17–FY19, FY18–FY20 and FY19–FY21 LTI plans(7)	$5,192	$1,050	$4,213	$15.47
(1)	Does not sum to total due to rounding.
(2)	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction and give consideration to the effects of the TCJA on the fiscal 2018 rates.
(3)	Effect of “Total other (expense) income” on net income amount not shown.
(4)	The MTM retirement plan accounting adjustment reflects the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans. The MTM retirement plan accounting adjustment for fiscal 2018 includes the one-time $210 million charge recognized in the fourth quarter of fiscal 2018 related to the transfer of approximately $6 billion of FedEx Corporation’s tax-qualified U.S. domestic pension plan obligations to Metropolitan Life Insurance Company.
(5)	These expenses, including any restructuring charges at TNT Express, were recognized at FedEx Corporate and FedEx Express.
(6)	Goodwill impairment charges are not deductible for income tax purposes.
(7)	Fiscal 2018 adjusted EPS of $15.47 is used for purposes of calculating actual aggregate EPS under the FY17–FY19 and FY18–FY20 LTI plans and is the base-year EPS for the FY19–FY21 LTI plan.

FEDEX.COM C-3

Appendix C – Reconciliations of Non-GAAP Measures – Fiscal 2017 Reconciliations

FISCAL 2017 RECONCILIATIONS FOR FY2017–FY2019 AND FY2018–FY2020 LTI PLANS

As described in “Executive Compensation — Compensation Discussion and Analysis,” the Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of certain items from fiscal 2017 earnings for purposes of the company’s FY2017–FY2019 and FY2018–FY2020 LTI plans (collectively, the “LTI Plans”). The Board approved the following exclusions from the LTI Plans in order to ensure that payouts under the plans more accurately reflect core financial performance in fiscal 2017: (i) the annual mark-to-market (“MTM”) retirement plan accounting adjustment; (ii) fiscal 2017 TNT Express integration expenses (including any restructuring charges at TNT Express); (iii) charges accrued in connection with pending U.S. Customs and Border Protection matters involving FedEx Logistics (formerly FedEx Trade Networks); and (iv) expenses related to the settlement of and certain expected losses relating to independent contractor litigation matters involving FedEx Ground. Additionally, the Board approved adjustments to the FY2017–FY2019 LTI plan to exclude the impact in fiscal 2017 of stock repurchase activity (net of interest expense on debt issued to fund a portion of the applicable stock repurchase program). The table below presents a reconciliation of our presented fiscal 2017 non-GAAP measures to the most directly comparable GAAP measures. Fiscal 2017 GAAP operating income has been recast to conform to the new pension accounting rules that went into effect for FedEx in fiscal 2019.

FISCAL 2017

	FedEx Corporation
Dollars in millions, except EPS	Operating Income	Income Taxes(1)	Net Income(2)(3)	Diluted Earnings Per Share(3)
GAAP measure	$4,566	$1,582	$2,997	$11.07
MTM retirement plan accounting adjustment(4)	—	(18)	(6)	(0.02)
TNT Express integration expenses(5)	327	82	245	0.91
FedEx Logistics legal matters	39	15	24	0.09
FedEx Ground legal matters	22	9	13	0.05
Non-GAAP measure for FY18–FY20 LTI plan(6)	$4,954	$1,670	$3,273	$12.09
EPS impact of stock repurchases	—	—	—	(0.40)
Interest expense(7)	—	52	89	0.33
Non-GAAP measure for FY17–FY19 LTI plan(8)	$4,954	$1,722	$3,361	$12.02
(1)	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
(2)	Effect of “Total other (expense) income” on net income amount not shown.
(3)	Does not sum to total due to rounding.
(4)	The MTM retirement plan accounting adjustment reflects the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans.
(5)	These expenses, including any restructuring charges at TNT Express, were recognized at FedEx Corporate and FedEx Express.
(6)	Fiscal 2017 adjusted EPS of $12.09 is the base-year EPS for the FY18–FY20 LTI plan.
(7)	Represents the income tax and net income impact of $141 million of interest expense on debt issued to fund a portion of the applicable stock repurchase program.
(8)	Fiscal 2017 adjusted EPS of $12.02 (adjusted to reflect the stock repurchase impact) is used for purposes of calculating actual aggregate EPS under the FY17–FY19 LTI plan.

C-4	2019 PROXY STATEMENT

Appendix C – Reconciliations of Non-GAAP Measures – Fiscal 2016 Reconciliations

FISCAL 2016 RECONCILIATIONS FOR FY2017–FY2019 LTI PLAN

As described in “Executive Compensation — Compensation Discussion and Analysis,” the Board of Directors, upon the recommendation of the Compensation Committee, approved the exclusion of certain items from fiscal 2016 earnings for purposes of the company’s FY2017–FY2019 LTI plan. The Board approved the following exclusions from the LTI plan in order to ensure that payouts under the plan more accurately reflect core financial performance in fiscal 2016: (i) the annual mark-to-market (“MTM”) retirement plan accounting adjustment; (ii) expenses associated with the acquisition, financing and integration of TNT Express, net of any tax impact, and TNT Express’s fiscal 2016 financial results; (iii) the income tax benefit from an internal corporate legal entity restructuring to facilitate the integration of FedEx Express and TNT Express; (iv) expenses incurred in connection with the settlement of and certain expected losses relating to independent contractor litigation matters involving FedEx Ground, net of recognized immaterial insurance recovery; and (v) expenses related to the settlement of a U.S. Customs and Border Protection matter involving FedEx Logistics (formerly FedEx Trade Networks), net of recognized immaterial insurance recovery. The table below presents a reconciliation of our presented fiscal 2016 non-GAAP measures to the most directly comparable GAAP measures. Fiscal 2016 GAAP operating income has been recast to conform to the new pension accounting rules that went into effect for FedEx in fiscal 2019.

FISCAL 2016

	FedEx Corporation
Dollars in millions, except EPS	Operating Income	Income Taxes(1)(2)	Net Income(3)	Diluted Earnings Per Share
GAAP measure	$4,168	$920	$1,820	$6.51
MTM retirement plan accounting adjustment(4)	—	552	946	3.39
TNT expenses and financial results(5)	115	6	125	0.45
Tax impact — legal entity restructuring for TNT Express integration	—	76	(76)	(0.27)
FedEx Ground legal matters(6)	256	97	158	0.57
FedEx Logistics legal matter(6)	69	26	43	0.15
Non-GAAP measure for FY17–FY19 LTI plan(7)	$4,608	$1,678	$3,016	$10.80
(1)	Does not sum to total due to rounding.
(2)	Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
(3)	Effect of “Total other (expense) income” on net income amount not shown.
(4)	The MTM retirement plan accounting adjustment reflects the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans.
(5)	TNT Express’s financial results are immaterial from the time of acquisition (May 25, 2016).
(6)	Net of recognized immaterial insurance recovery.
(7)	Fiscal 2016 adjusted EPS of $10.80 is the base-year EPS for the FY17–FY19 LTI plan.

FEDEX.COM C-5

APPENDIX D

FedEx Corporation 2019 Omnibus Stock Incentive Plan

Section 1. Purpose

The purpose of the FedEx Corporation 2019 Omnibus Stock Incentive Plan, as amended from time to time (the “Plan”), is to aid the Company and its Affiliates in retaining, attracting and rewarding Non-Management Directors and designated employees and to motivate them to exert their best efforts to achieve the long-term goals of the Company and its Affiliates. The Company believes that the ownership or increased ownership of Common Stock by employees and directors, or otherwise linking the compensation of employees and directors to the value of Common Stock, will further align their interests with those of the Company’s other stockholders and will promote the long-term success of the Company and the creation of long-term stockholder value. Accordingly, the Plan authorizes the grant of equity incentive awards to designated employees of the Company and its Affiliates and to directors of the Company. The Plan will be treated as a successor to the FedEx Corporation 2010 Omnibus Stock Incentive Plan, as amended (the “Prior Plan”).

Section 2. Definitions and Rules of Construction

2.1 Definitions. The following capitalized terms used in the Plan shall have the respective meanings set forth below:

“Affiliate” means (a) any Subsidiary and (b) any other entity that, directly or through one or more intermediaries, is controlled by the Company, as determined by the Committee.

“Award” means any Stock Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Dividend Equivalent or Other Stock-Based Award, together with any related right or interest, granted to a Participant under the Plan.

“Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions, restrictions and other provisions of an Award granted to the Participant.

“Board of Directors” means the Board of Directors of the Company.

“Change of Control” has the meaning given such term in Section 19.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means those members, not less than two, of the Compensation Committee of the Board of Directors who are Independent Directors, or any successor committee or subcommittee of the Board of Directors designated by the Board of Directors, which committee or subcommittee shall be comprised of two or more members of the Board of Directors, each of whom is an Independent Director, subject to Section 4.1.

“Common Stock” means the common stock, par value $0.10 per share, of the Company and such other securities of the Company as may be substituted for Common Stock pursuant to Section 18.1 or 18.2.

“Company” means FedEx Corporation, a Delaware corporation, or its successor.

“Disability” means “permanent disability” as determined by the Committee in its sole discretion.

“Dividend Equivalent” means the right granted to a Participant under Section 13 of the Plan to receive a payment in an amount equal to the dividends paid on one outstanding Share with respect to all or a portion of the Shares subject to a Full-Value Award held by such Participant.

D-1	2019 PROXY STATEMENT

Appendix D – FedEx Corporation 2019 Omnibus Stock Incentive Plan

“Effective Date” has the meaning given such term in Section 3.1.

“Eligible Person” means (a) any employee of the Company or an Affiliate, (b) any individual to whom an offer of employment with the Company or an Affiliate is made, as determined by the Committee (provided that such prospective employee may not receive any payment or exercise any right with respect to an Award until such person has commenced such employment), and (c) any Non-Management Director.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means (a) in the case of a Stock Option, the amount for which a Share may be purchased upon exercise of such Stock Option, as set forth in the applicable Award Agreement, and (b) in the case of a Stock Appreciation Right, the per Share amount, as specified in the applicable Award Agreement, which is subtracted from the Fair Market Value of a Share in determining the amount payable upon exercise of such SAR.

“Fair Market Value” means, on any date, (a) the average of the high and low per Share sales prices as reported on the New York Stock Exchange composite tape on that date or (b) if such method is not practicable, the value of a Share as determined by the Committee using such other method as it deems appropriate.

“Full-Value Award” means any Award other than in the form of a Stock Option or Stock Appreciation Right and which is settled by the issuance of Shares (or at the discretion of the Committee, settled in cash or other consideration by reference to the value of Shares).

“Grant Date” means the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date as is determined and specified by the Committee as part of that authorization process.

“Incentive Stock Option” or “ISO” means a Stock Option or portion thereof that is intended to be and specifically designated as an “incentive stock option” within the meaning of Code Section 422 and meets the requirements thereof.

“Independent Director” means a member of the Board of Directors who qualifies at any given time as (a) an “independent director” under Section 303A of the New York Stock Exchange Listed Company Manual and (b) a “non-employee director” as defined in Rule 16b-3.

“Minimum Vesting Requirement” has the meaning given such term in Section 4.2(f).

“Net Exercise” means a Participant’s ability (if authorized by the Committee) to exercise a Stock Option by directing the Company to deduct from the Shares issuable upon exercise of his or her Stock Option a number of Shares having an aggregate Fair Market Value equal to the sum of the aggregate Exercise Price therefor plus the amount of the Participant’s tax withholding (if any), whereupon the Company shall issue to the Participant the net remaining number of Shares after such deduction.

“Non-Management Director” means a member of the Board of Directors who is not an employee of the Company or an Affiliate.

“Non-Qualified Stock Option” or “NQSO” means a Stock Option or portion thereof that is not an Incentive Stock Option.

“Other Stock-Based Award” means an Award granted to a Participant under Section 14 of the Plan.

“Participant” means any Eligible Person who receives an Award under the Plan.

“Performance Award” means an Award that includes performance conditions as specified by the Committee pursuant to Section 12 of the Plan.

“Performance Period” means the period of service to which the performance goal or goals for a Performance Award relate as determined by the Committee in its sole discretion.

“Plan” has the meaning given such term in Section 1.

FEDEX.COM D-2

Appendix D – FedEx Corporation 2019 Omnibus Stock Incentive Plan

“Prior Plan” has the meaning given such term in Section 1.

“Reporting Person” means an employee of the Company or an Affiliate who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Restricted Shares” means Shares granted to a Participant under Section 10 of the Plan that are subject to certain restrictions and conditions and to a risk of forfeiture.

“Restricted Stock Unit” or “RSU” means the right to acquire one Share, or receive the equivalent amount in cash, granted to a Participant under Section 11 of the Plan, which right is subject to certain restrictions and conditions and to a risk of forfeiture.

“Retirement” means with respect to any Participant, (a) the attainment by the Participant of the age of 55 and the cessation of the Participant’s Service, or (b) the Participant’s “retirement” as determined by the Committee in its sole discretion.

“Rule 16b-3” means Rule 16b-3 under the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means a Participant’s employment with the Company or an Affiliate or a Participant’s service as a Non-Management Director, as applicable.

“Shares” means shares of Common Stock.

“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 9 of the Plan to receive a payment equal to the excess of the Fair Market Value of a Share as of the date of exercise of the SAR over the Exercise Price of the SAR.

“Stock Option” means a right granted to a Participant under Section 8 of the Plan to purchase a specified number of Shares at a specified price during a specified time period. A Stock Option may be an Incentive Stock Option or a Non-Qualified Stock Option.

“Subsidiary” means any corporation or other entity of which the Company possesses, directly or through one or more intermediaries, 50% or more of the total combined voting power of such entity.

“Substitute Awards” means Awards granted under Section 7.6 in assumption of, or in substitution for, outstanding awards previously granted by a company or business acquired by the Company or an Affiliate.

2.2 Rules of Construction. The section and other headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan. Unless the context clearly requires otherwise: (a) references to the plural include the singular and to the singular include the plural; (b) the terms “includes” and “including” are not limiting; (c) the term “or” has the inclusive meaning represented by the phrase “and/or”; (d) any grammatical form or variant of a term defined in the Plan shall be construed to have a meaning corresponding to the definition of the term set forth herein; and (e) references to any provision of a statute shall be deemed to include references to any applicable rules and regulations promulgated thereunder, including proposed rules and regulations, and other guidance issued thereto, by an applicable governmental entity, and any successor provisions, rules and regulations. The terms “hereof,” “hereto,” “hereunder” and similar terms in the Plan refer to the Plan as a whole and not to any particular provision of the Plan.

Section 3. Term of the Plan

3.1 Effective Date. The Plan shall be effective as of the date immediately following the date on which it is approved by the Company’s stockholders (the “Effective Date”).

3.2 Term of the Plan. Unless the Plan is earlier terminated in accordance with the provisions hereof, no Award shall be granted under the Plan after June 30, 2029, but Awards granted on or prior to such date shall continue to be governed by the terms and conditions of the Plan and the applicable Award Agreement (including terms regarding amendments to or modifications of outstanding Awards).

D-3	2019 PROXY STATEMENT

Appendix D – FedEx Corporation 2019 Omnibus Stock Incentive Plan

Section 4. Administration of the Plan

4.1 The Committee. The Plan shall be administered by the Committee. No action of the Committee under the Plan shall be void or deemed to be without authority due to a Committee member’s failure to qualify as an Independent Director at the time the action was taken.

4.2 Committee Authority. Subject to the express provisions of the Plan, the Committee shall have full and exclusive power, authority and discretion to take any and all actions necessary, appropriate or advisable for the administration of the Plan, including the following:

(a)	Select Eligible Persons to become Participants;
(b)	Grant Awards;
(c)	Delegate the granting of Awards as specified in Section 4.5;
(d)	Determine the type or types of Awards to be granted to each Participant and the timing thereof;
(e)	Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(f)

Determine the terms, conditions, restrictions and other provisions of each Award, provided that the vesting schedule of any Award granted hereunder (other than Awards involving an aggregate number of Shares equal to or less than 5% of the Shares available for issuance pursuant to Awards under the Plan) shall provide that no portion of such Award may become vested or exercisable prior to the first anniversary of the Grant Date of such Award, subject, however, to the provisions of Sections 4.2(i), 7.6, 12.2, 17, 18.2, 19 and 21 (the “Minimum Vesting Requirement”);

(g)	Establish performance conditions for Performance Awards, and verify the level of performance attained with respect to such performance conditions;
(h)	Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(i)	Amend, modify, suspend, discontinue or terminate the Plan, waive any restrictions or conditions applicable to any Award, or amend or modify the terms and conditions of any outstanding Award;
(j)

Adopt sub-plans or supplements to, or alternative versions of, the Plan as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy or custom of, foreign jurisdictions;

(k)	Establish, adopt or revise rules, guidelines and policies for the administration of the Plan;
(l)	Construe and interpret the Plan, any Award Agreement and any other documents and instruments relating to the Plan or any Award;
(m)	Correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; and
(n)

Make all other decisions and determinations and take such other actions with respect to the Plan or any Award as the Committee may deem necessary, appropriate or advisable for the administration of the Plan.

The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

4.3 Grants to Non-Management Directors.

(a)

Awards. Notwithstanding any other provision of the Plan, including Sections 4.1 and 4.2, any Awards made under the Plan to Non-Management Directors shall be approved, or made in accordance with a policy or program approved, by the Board of Directors; provided, however, (1) the Committee shall recommend such Awards, policy or program to the Board of Directors for its approval and (2) the Committee retains full independent authority conferred under the Plan with respect to all other aspects of Awards to Non-Management Directors. Solely with respect to the grant of Awards to Non-Management Directors, all rights, powers and authorities vested in the Committee under the Plan with respect thereto shall instead be exercised by the Board of Directors and any reference in the Plan to the Committee shall be deemed to include a reference to the Board of Directors.

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(b)

Retainers. Upon such terms and conditions as may be established by the Board of Directors, each Non- Management Director may elect to have all or part of his or her retainer paid in Shares under the Plan.

(c)

Limit on Non-Management Director Compensation. The maximum aggregate amount that may be paid to any one Non-Management Director in any one of the Company’s fiscal years, in cash, Awards or otherwise, as applicable, is $1,000,000. In the case of any Awards, the value thereof shall be based on the Grant Date fair value as determined for accounting purposes.

4.4 Actions and Interpretations by the Committee. All interpretations, decisions, determinations and actions under or with respect to the Plan shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding on all persons, including Participants, persons claiming rights from or through a Participant, and stockholders. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

4.5 Delegation of Authority.

(a)

Subject to any applicable laws, rules or regulations (including Section 157(c) of the Delaware General Corporation Law or any successor provision), the Committee may, by resolution, expressly delegate to one or more officers of the Company the authority, within specified parameters as to the number, types and terms of Awards, to (1) designate Eligible Persons to be recipients of Awards and (2) determine the number of such Awards to be received by any such Participants; provided, however, that such delegation may not be made with respect to Awards to be granted to any Non-Management Director or any Eligible Person who is a Reporting Person.

(b)	The Committee may delegate to any appropriate officer or employee of the Company or an Affiliate responsibility for performing ministerial and administrative functions under the Plan.
(c)

In the event that the Committee’s authority is delegated to any officer or employee in accordance with Section 4.5(a) or (b), any actions undertaken by such person in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to such officer or employee.

4.6 Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished by any officer or employee of the Company or an Affiliate, the Company’s independent certified public accountants, counsel or other advisors to the Company, or any consultant, attorney, accountant or other advisor retained by the Committee to assist in the administration of the Plan. Neither the Board of Directors nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, decision, construction or determination made in good faith in connection with the Plan or any Award.

Section 5. Shares Subject to the Plan; Maximum Awards

5.1 Number of Shares. Subject to the Share counting rules set forth in Section 5.4 and to adjustment as provided in Section 18, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be equal to the sum of (i) 6,700,000 Shares, plus (ii) the total number of Shares remaining available for awards under the Prior Plan as of the Effective Date, with the aggregate maximum number of Shares available for Awards under the Plan pursuant to clauses (i) and (ii) not to exceed 17,000,000, of which no more than 1,500,000 may be issued as Full-Value Awards.

5.2 Incentive Stock Options. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 17,000,000 subject to adjustment as provided in Section 18.

5.3 Prior Plan. On or after the Effective Date, no further awards shall be granted under the Prior Plan, it being understood that: (i) awards granted under the Prior Plan as of the Effective Date shall remain in full force and effect under the Prior Plan according to their respective terms; and (ii) to the extent that any such award is canceled, terminates, expires, is forfeited or lapses for any reason (in whole or in part), or is settled for cash or other consideration in lieu of Shares, the Shares subject to such award not delivered as a result thereof shall again be available for Awards under this Plan, subject to the maximum amount of 17,000,000 Shares, as set forth in Section 5.1.

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5.4 Share Counting.

(a)	The number of Shares covered by an Award, or to which an Award relates, shall be subtracted from the Plan Share reserve as of the Grant Date.
(b)

To the extent an Award (or an award under a Prior Plan) is canceled, terminates, expires, is forfeited or lapses for any reason (in whole or in part), any unissued or forfeited Shares subject to the Award shall be added back to the Plan Share reserve and available again for issuance pursuant to Awards granted under the Plan.

(c)

Any Shares related to Awards (or an award under a Prior Plan) that are settled in cash or other consideration in lieu of Shares shall be added back to the Plan Share reserve and available again for issuance pursuant to Awards granted under the Plan.

(d)

Shares withheld or deducted from an Award by the Company to satisfy tax withholding requirements relating to Stock Options or Stock Appreciation Rights shall not be added back to the Plan Share reserve and shall not again be available for issuance pursuant to Awards granted under the Plan, but Shares withheld or deducted by the Company to satisfy tax withholding requirements relating to Full-Value Awards shall be added back to the Plan Share reserve and available again for issuance pursuant to Awards granted under the Plan. Shares delivered by a Participant to the Company to satisfy tax withholding requirements shall be treated in the same way as Shares withheld or deducted from an Award as specified above for purposes of Share counting under this Section 5.4(d).

(e)

To the extent that the full number of Shares subject to a Stock Option or a Share-settled Stock Appreciation Right is not issued upon exercise of such Stock Option or Stock Appreciation Right for any reason, including by reason of a net settlement or Net Exercise, then all Shares that were covered by the exercised Stock Option or SAR shall not be added back to the Plan Share reserve and shall not again be available for issuance pursuant to Awards granted under the Plan.

(f)

If the Exercise Price of a Stock Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), such Shares shall not be added to the Plan Share reserve and shall not be available for issuance pursuant to Awards granted under the Plan.

(g)

To the extent that the full number of Shares subject to a Performance Award (other than a Stock Option or Stock Appreciation Right) is not issued by reason of failure to achieve maximum performance goals, the number of Shares not issued shall be added back to the Plan Share reserve and shall be available again for issuance pursuant to Awards granted under the Plan.

(h)

Shares repurchased on the open market with the proceeds of a Stock Option exercise shall not be added to the Plan Share reserve and shall not be available for issuance pursuant to Awards granted under the Plan.

(i)

Any Dividend Equivalent denominated in Shares shall be counted against the aggregate number of Shares available for issuance pursuant to Awards under the Plan in such amount and at such time as the Dividend Equivalent first constitutes a commitment to issue Shares.

(j)	Substitute Awards granted pursuant to Section 7.6 shall not count against the Plan Share reserve and the Shares otherwise available for issuance under the Plan.

5.5 Source of Shares. Shares issued under the Plan may consist, in whole or in part, of authorized but unissued shares or treasury shares.

5.6 Fractional Shares. No fractional Shares shall be issued under or pursuant to the Plan or any Award and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

5.7 Maximum Awards. Subject to Section 4.3(c) and adjustment as provided in Section 18:

(a)	Stock Options. The maximum aggregate number of Shares subject to Stock Options granted under the Plan to any one Participant during any fiscal year of the Company shall be 1,000,000.
(b)	SARs. The maximum aggregate number of Shares subject to Stock Appreciation Rights granted under the Plan to any one Participant during any fiscal year of the Company shall be 1,000,000.
(c)	Restricted Shares. The maximum aggregate number of Restricted Shares granted under the Plan to any one Participant during any fiscal year of the Company shall be 500,000.

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(d)	RSUs. The maximum aggregate number of Shares underlying Awards of Restricted Stock Units granted under the Plan to any one Participant during any fiscal year of the Company shall be 500,000.
(e)

Other Stock-Based Awards. The maximum aggregate number of Shares underlying Other Stock-Based Awards granted under the Plan to any one Participant during any fiscal year of the Company shall be 500,000.

(f)

Performance Awards. The maximum aggregate number of Shares underlying Performance Awards granted under the Plan to any one Participant during any fiscal year of the Company shall be as set forth in Sections 5.7(a) – (e) above.

Section 6. Eligibility and Participation in the Plan; Limitation on Rights of Participants

6.1 Eligible Persons. Only Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan.

6.2 Participation in the Plan. The Committee shall from time to time, in its sole and complete discretion and subject to the provisions of the Plan, designate those Eligible Persons to whom Awards shall be granted and shall determine the nature and amount of each Award.

6.3 No Right to Receive Award or Be Treated Uniformly.

(a)

No Eligible Person or other person shall have any claim or right to receive an Award under the Plan, and no Participant, having received an Award, shall have any claim or right to receive a future Award.

(b)

Neither the Company, its Affiliates nor the Committee has any obligation to treat Eligible Persons or Participants uniformly under the Plan. Determinations made under the Plan may be made by the Committee selectively among Eligible Persons and Participants, whether or not such persons are similarly situated.

(c)

The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award or to all Awards or as are expressly set forth in the Award Agreement relating to such Award.

6.4 No Right to Employment or Service. Neither the Plan, any Award granted under the Plan nor any Award Agreement (a) shall be deemed to constitute an employment contract or confer or be deemed to confer upon any Eligible Person or Participant any right to remain employed by the Company or an Affiliate, as the case may be, or to continue to provide services as a Non-Management Director, or (b) interfere with or limit in any way the right of the Company or an Affiliate, as the case may be, to terminate an Eligible Person’s or Participant’s employment by the Company or an Affiliate or service as a Non-Management Director for any reason at any time.

Section 7. Awards Generally

7.1 Form and Grant of Awards. The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Subject to the provisions of the Plan (including Section 20), Awards may, in the sole discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

7.2 No Cash Consideration for the Grant of Awards. Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

7.3 Award Agreements. Awards granted under the Plan shall be evidenced by an Award Agreement that shall contain such terms, conditions, restrictions and provisions as the Committee shall determine and that are not inconsistent with the Plan. The Committee may, in its sole discretion, require as a condition to any Award Agreement’s effectiveness that such Award Agreement be executed by the Participant, including by electronic signature or other electronic indication of acceptance. The terms and conditions of Award Agreements need not be the same with respect to each Participant.

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7.4 Forms of Payment Under Awards. Subject to the provisions of the Plan, payment or settlement of Awards may be made in such form or forms as the Committee shall determine and as shall be set forth in the applicable Award Agreement, including Shares, cash, other securities of the Company, other Awards, any other form of property as the Committee shall determine, or any combination thereof. Payment of Awards may be made in a single payment or transfer, in installments, or on a deferred basis (subject to the provisions of Section 23.10), as determined by the Committee and subject to the provisions of the Plan.

7.5 Nontransferability of Awards; Beneficiaries.

(a)

Unless otherwise determined by the Committee, no Award, nor any interest in such Award, may be sold, pledged, assigned, exchanged, encumbered, hypothecated, gifted, transferred or disposed of in any manner by the Participant, other than by will or by the laws of descent and distribution. Unless otherwise determined by the Committee, all rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or a duly appointed legal guardian or legal representative of such Participant. Notwithstanding the foregoing, the Committee shall not permit any Participant to transfer an Award to a third party for value.

(b)

Notwithstanding the provisions of Section 7.5(a), the Committee, in its sole discretion, may provide in the terms of an Award Agreement, or in any other manner prescribed by the Committee, that a Participant shall have the right to designate, in the manner determined by the Committee, a beneficiary or beneficiaries who shall be entitled to exercise any rights and to receive any payments or distributions with respect to an Award following the Participant’s death.

(c)

A legal guardian, legal representative, beneficiary or other person claiming any rights under the Plan from or through a Participant shall be subject to all terms and conditions of the Plan and the relevant Award Agreement applicable to the Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary, appropriate or advisable by the Committee. If the Committee does not authorize the designation of a beneficiary, or if so authorized, no beneficiary has been designated or survives the Participant, an outstanding Award may be exercised by or shall become payable to the legal representative of the Participant’s estate.

7.6 Substitute Awards. The Committee may grant Awards under the Plan in assumption of, or in substitution or exchange for, stock and stock-based awards held by employees and directors of another entity who become Eligible Persons in connection with the acquisition (whether by purchase, merger, consolidation or other corporate transaction) by the Company or an Affiliate of the business or assets of the former employing entity (“Substitute Awards”). The Committee may direct that the Substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

7.7 Issuance of Shares. To the extent that the Plan or any Award Agreement provides for the issuance of Shares, the issuance may be effected on a certificated or non-certificated basis, subject to applicable law and the applicable rules of any stock exchange.

Section 8. Stock Options

8.1 Grant of Stock Options. The Committee may grant Stock Options to any Eligible Person selected by the Committee. Stock Options shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Non-Qualified Stock Option or a combination thereof. Each Stock Option will be evidenced by an Award Agreement that shall set forth the number of Shares covered by the Stock Option, the Exercise Price, the term of the Stock Option, the vesting schedule, and such other terms, conditions and provisions as may be specified by the Committee consistent with the terms of the Plan.

8.2 Exercise Price. The Exercise Price of a Stock Option shall be determined by the Committee, provided that the Exercise Price of a Stock Option (other than a Stock Option issued as a Substitute Award) shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.

8.3 Exercise Term. The Committee shall determine the period during which a Stock Option may be exercised, provided that no Stock Option shall be exercisable for more than ten years from the Grant Date of such Stock Option.

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8.4 Time and Conditions of Exercise. The Committee shall establish the time or times at which a Stock Option may be exercised in whole or in part, subject to Section 8.3 and the Minimum Vesting Requirement. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of a Stock Option may be exercised.

8.5 Incentive Stock Options.

(a)	Eligibility. Incentive Stock Options may be granted only to employees of (1) the Company or (2) an Affiliate that is a “subsidiary corporation” within the meaning of Code Section 424(f).
(b)

Annual Limit. To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other stock option plan of the Company) exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under the Code (the Fair Market Value being determined as of the Grant Date for the ISO), such portion in excess of $100,000 shall be treated as a Non-Qualified Stock Option.

(c)

Code Section 422. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Code Section 422. Any Stock Option or portion thereof that is designated as an ISO that for any reason fails to meet the requirements of an ISO shall be treated as a Non-Qualified Stock Option.

(d)

Disqualifying Dispositions. If Shares acquired upon exercise of an Incentive Stock Option are disposed of within two years following the Grant Date of the ISO or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

8.6 No Reloads. Award Agreements for Stock Options shall not contain any provision entitling a Participant to the automatic grant of additional Stock Options in connection with the exercise of the original Stock Option.

8.7 Exercise Procedures. Stock Options may be exercised by Participants in accordance with such rules and procedures as may be established by the Committee.

8.8 Payment of Exercise Price. The full Exercise Price of a Stock Option shall be payable in cash at the time the Stock Option is exercised (including payment through a “cashless exercise” arrangement), together with any applicable withholding taxes. The Committee, in its sole discretion, may provide in an Award Agreement or otherwise (subject to such terms, conditions, provisions and restrictions set forth therein) that: (a) payment of all or any part of the aggregate Exercise Price of a Stock Option may be made by tendering (actually or by attestation) Shares already owned by the Participant; or (b) the Stock Option may be exercised through a Net Exercise procedure.

Section 9. Stock Appreciation Rights

9.1 Grant of SARs. The Committee may grant Stock Appreciation Rights to any Eligible Person selected by the Committee. An SAR may be granted in tandem with a Stock Option or alone (“freestanding”). Each SAR will be evidenced by an Award Agreement that shall set forth the number of Shares covered by the SAR, the Exercise Price, the term of the SAR, the vesting schedule, and such other terms, conditions and provisions as may be specified by the Committee consistent with the terms of the Plan.

9.2 Freestanding SARs.

(a)

Exercise Price. The Exercise Price of a freestanding Stock Appreciation Right shall be determined by the Committee, provided that the Exercise Price of a freestanding SAR (other than a freestanding SAR issued as a Substitute Award) shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.

(b)

Exercise Term. The Committee shall determine the period during which a freestanding Stock Appreciation Right may be exercised, provided that no freestanding SAR shall be exercisable for more than ten years from the Grant Date of such SAR.

(c)

Time and Conditions of Exercise. The Committee shall determine the time or times at which a freestanding SAR may be exercised in whole or in part, subject to Section 9.2(b) and the Minimum Vesting Requirement. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of a freestanding SAR may be exercised.

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9.3 Tandem Stock Options/SARs. A Stock Appreciation Right may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option. A tandem Stock Option/SAR will entitle the Participant to elect, as to all or any portion of the number of Shares subject to the Award, to exercise either the Stock Option or the SAR, resulting in the reduction of the corresponding number of Shares subject to the right so exercised as well as the tandem right not so exercised. An SAR granted in tandem with a Stock Option shall have an Exercise Price equal to the Exercise Price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires.

9.4 Payment of SARs. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price by (b) the number of Shares with respect to which the SAR is exercised. The payment upon exercise of an SAR may be in cash, Shares valued at their Fair Market Value on the date of exercise, any other form of consideration, or some combination thereof, as determined by the Committee and set forth in the applicable Award Agreement, and shall be subject to any applicable withholding taxes.

Section 10. Restricted Shares

10.1 Grant of Restricted Shares. The Committee may grant Restricted Shares to any Eligible Person selected by the Committee, in such amounts as shall be determined by the Committee. Each grant of Restricted Shares will be evidenced by an Award Agreement that shall set forth the number of Restricted Shares covered by the Award and the terms, conditions, restrictions and other provisions applicable to the Restricted Shares as may be specified by the Committee consistent with the terms of the Plan.

10.2 Restrictions and Lapse of Restrictions. Restricted Shares shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions as the Committee may impose. Subject to the Minimum Vesting Requirement, these restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or continued Service requirements, or otherwise, as determined by the Committee and set forth in the applicable Award Agreement. If the vesting requirements applicable to all or any part of an Award of Restricted Shares shall not be satisfied, the Restricted Shares with respect to which such requirements are not satisfied shall be returned to the Company.

10.3 Issuance of Restricted Shares. Restricted Shares shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or if required by the Committee, a custodian or escrow agent (including the Company or its designee) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing the Restricted Shares are registered in the name of the Participant, such certificates may, if the Committee so determines, bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares.

10.4 Additional Shares Received With Respect to Restricted Shares. Any Shares or other securities of the Company received by a Participant as a stock dividend on, or in connection with a stock split or combination, share exchange, reorganization, recapitalization, merger, consolidation or otherwise with respect to, Restricted Shares shall have the same status, be subject to the same restrictions and, if such Restricted Shares are represented by a certificate, bear the same legend, if any, as such Restricted Shares.

10.5 Rights with Respect to Shares. Unless otherwise determined by the Committee, a Participant who receives an Award of Restricted Shares shall have all rights of ownership with respect to such Restricted Shares, including the right to vote such Shares and to receive any dividends or other distributions paid or made with respect thereto, subject, however, to the provisions of the Plan, the applicable Award Agreement and, if such Restricted Shares are represented by a certificate, any legend on the certificate for such Shares.

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Section 11. Restricted Stock Units

11.1 Grant of RSUs. The Committee may grant Restricted Stock Units to any Eligible Person selected by the Committee, in such amounts as shall be determined by the Committee. Each grant of RSUs will be evidenced by an Award Agreement that shall set forth the number of RSUs covered by the Award and the terms, conditions, restrictions and other provisions applicable to the RSUs as may be specified by the Committee consistent with the terms of the Plan.

11.2 Restrictions and Lapse of Restrictions. Restricted Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions as the Committee may impose. Subject to the Minimum Vesting Requirement, these restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or continued Service requirements, or otherwise, as determined by the Committee and set forth in the applicable Award Agreement.

11.3 Settlement of RSUs. Restricted Stock Units shall become payable to a Participant at the time or times set forth in the Award Agreement, which may be upon or following the vesting of the Award (subject to the provisions of Section 23.10). RSUs may be paid in cash, Shares or a combination thereof, as determined by the Committee and set forth in the applicable Award Agreement, subject to any applicable withholding taxes.

11.4 No Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to an Award of Restricted Stock Units until such time as Shares are paid and delivered to the Participant in settlement of the RSUs pursuant to the terms of the Award Agreement.

Section 12. Performance Awards

12.1 Grant of Performance Awards. The Committee may specify that any Award granted under the Plan shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to the provisions of Section 5.7, and to designate the terms, conditions and provisions of such Performance Awards (subject to the Minimum Vesting Requirement). Each Performance Award will be evidenced by an Award Agreement that shall set forth the terms, conditions and other provisions applicable to the Performance Award as may be specified by the Committee consistent with the terms of the Plan.

12.2 Performance Goals and Periods. Each Performance Award shall be earned, vested and payable (as applicable) only upon the achievement of the performance goals established by the Committee based upon one or more performance criteria, together with the satisfaction of any other conditions, such as continued Service, as the Committee may determine to be appropriate; provided, however, that the terms of Section 19.2(c) will control in the event of a Change of Control (as defined in Section 19.1 below).

The Committee may use such business criteria and other performance measures as it may deem appropriate in establishing any objective performance conditions for Performance Awards.

The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods. Performance Periods established by the Committee for any Performance Award may be as short as 12 months and may be any longer period.

12.3 Performance Criteria. Performance goals for Performance Awards may be based on one or more of, but are not limited to, the following performance criteria, on a consolidated basis or for a specified Affiliate or other business unit of the Company, or a division, region, department or function within the Company or an Affiliate:

(a)	Revenues (net or gross);
(b)	Profit (including net profit, pre-tax profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures);
(c)	Earnings (including earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share (basic or diluted) or other corporate earnings measures);

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(d)	Income (including net income (before or after taxes), operating income or other corporate income measures);
(e)	Cash (including cash flow, free cash flow, operating cash flow, net cash provided by operations, cash flow in excess of cost of capital or other cash measures);
(f)

Return measures (including return on assets (gross or net), return on equity, return on income, return on invested capital, return on operating capital, return on sales, and cash flow return on assets, capital, investments, equity or sales);

(g)	Operating margin or profit margin;
(h)	Contribution margin by business segment;
(i)	Share price or performance;
(j)	Total stockholder return;
(k)	Economic value increased;
(l)	Volume growth;
(m)	Package yields;
(n)	Expenses (including expense management, expense ratio, expense efficiency ratios, expense reduction measures or other expense measures);
(o)	Operating efficiency or productivity measures or ratios;
(p)	Dividend payout levels;
(q)	Internal rate of return or increase in net present value; and
(r)

Strategic business criteria consisting of one or more goals regarding, among other things, acquisitions and divestitures, successfully integrating acquisitions, customer satisfaction, employee satisfaction, safety standards, strategic plan development and implementation, agency ratings of financial strength, completion of financing transactions and new product development.

Performance goals may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, and may be measured relative to the performance of one or more specified companies, or a published or special index, or a stock market index, as the Committee deems appropriate. Performance goals need not be based on audited financial results.

The Committee may reserve the right to exercise its discretion to reduce or increase the amounts payable under any Performance Award.

Section 13. Dividend Equivalents

13.1 Grant of Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be established by the Committee and set forth in the applicable Award Agreement. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends paid on outstanding Shares with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested; provided, however, that with respect to Dividend Equivalents payable on Performance Awards, such Dividend Equivalents may be earned but shall not be paid until payment or settlement of the underlying Performance Award.

13.2 Options and SARs. Dividend Equivalents shall not be granted with respect to Stock Options or Stock Appreciation Rights.

Section 14. Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, Shares issued to Non-Management Directors pursuant to the provisions of Section 4.3(b), Shares issued in lieu of other rights to cash compensation,

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convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares and Awards valued by reference to the book value of Shares or the value of securities of or the performance of specified Affiliates. The Committee shall determine the terms and conditions of such Other Stock-Based Awards (any Other Stock-Based Award that includes continued Service requirements shall be subject to the Minimum Vesting Requirement), which shall be set forth in the applicable Award Agreement.

Section 15. Tax Withholding

15.1 Tax Withholding. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy any federal, state, local or other taxes of any kind, domestic or foreign, required by any applicable law, rule or regulation to be withheld with respect to any grant, exercise, lapse of restriction, vesting, distribution, payment or other taxable event involving an Award or the Plan, and take such other action as the Committee may deem necessary, appropriate or advisable to enable the Company or an Affiliate to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by delivery of, or withholding from the Award, Shares having a Fair Market Value on the date of withholding equal to an amount (rounded up to the nearest whole Share) required to be withheld for tax purposes as determined by the Committee in its sole discretion and in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

15.2 Company Not Liable. Neither the Company, any Affiliate, the Board of Directors, nor the Committee shall be liable to any Participant or any other person as to any tax consequences expected, but not realized, by any Participant or other person due to the grant, exercise, lapse of restriction, vesting, distribution, payment or other taxable event involving any Award. Although the Company and its Affiliates may endeavor to (a) qualify an Award for favorable tax treatment in a jurisdiction or (b) avoid adverse tax treatment for an Award, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment.

Section 16. Compliance with Laws

16.1 Compliance with Laws. The Plan, all Awards (including the grant, exercise, payment and settlement thereof), and the issuance of Shares hereunder shall be subject to all applicable laws, rules and regulations, domestic or foreign, and to such approvals by any governmental agencies or securities exchange or similar entity as may be required. Notwithstanding any other provision of the Plan or the provisions of any Award Agreement, the Company shall have no obligation to issue or deliver any Shares under the Plan or make any other payment or distribution of benefits under the Plan unless such issuance, delivery, payment or distribution would comply with all applicable laws, rules and regulations (including the Securities Act and the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity. The Company may require any Participant to make such representations and warranties, furnish such information, take such action and comply with and be subject to such conditions as may be necessary, appropriate or advisable to comply with the foregoing.

16.2 No Obligation to Register Shares. The Company shall be under no obligation to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any Shares, security or interest in a security payable, issuable or deliverable under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

16.3 Stock Trading Restrictions. All Shares issuable under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign securities laws, rules and regulations and the rules of any securities exchange or similar entity. The Committee may place legends on any certificate evidencing Shares or issue instructions to the transfer agent to reference restrictions applicable to the Shares.

Section 17. Rights After Termination of Service; Acceleration For Other Reasons

17.1 Death. Unless otherwise determined by the Committee, if a Participant’s Service terminates by reason of his or her death:

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(a)

All of that Participant’s outstanding Stock Options and Stock Appreciation Rights that are not Performance Awards shall become fully vested and exercisable and may thereafter be exercised in full by the legal representative of the Participant’s estate or by the beneficiary, if any, designated by the Participant pursuant to the provisions of Section 7.5(b), for a period of twelve months from the date of the Participant’s death or until the expiration of the stated period of the Stock Option or SAR, whichever period is shorter (to the extent that the provisions of this Section 17.1(a) cause Incentive Stock Options to fail to comply with the provisions of Code Section 422, such Stock Options shall be deemed to be Non-Qualified Stock Options); and

(b)	All vesting restrictions and conditions on that Participant’s outstanding Restricted Shares that are not Performance Awards shall immediately lapse and such Restricted Shares shall be fully vested.

The applicable Award Agreement shall set forth the treatment of a Participant’s outstanding Restricted Stock Units, Performance Awards and Other Stock-Based Awards upon a Participant’s termination of Service by reason of his or her death.

17.2 Disability. Unless otherwise determined by the Committee, if a Participant’s Service terminates by reason of his or her Disability:

(a)

All of that Participant’s outstanding Stock Options and Stock Appreciation Rights that are not Performance Awards shall become fully vested and exercisable and may thereafter be exercised in full for a period of twenty-four months from the date of such termination of Service or the stated period of the Stock Option or SAR, whichever period is the shorter; provided, however, that if the Participant dies within a period of twenty-four months after such termination of Service, any outstanding Stock Option or SAR may thereafter be exercised by the legal representative of the Participant’s estate or by the beneficiary, if any, designated by the Participant pursuant to the provisions of Section 7.5(b), for a period of twelve months from the date of the Participant’s death or until the expiration of the stated period of the Stock Option or SAR, whichever period is the shorter (to the extent that the provisions of this Section 17.2(a) cause Incentive Stock Options to fail to comply with the provisions of Code Section 422, such Stock Options shall be deemed to be Non-Qualified Stock Options); and

(b)	All vesting restrictions and conditions on that Participant’s outstanding Restricted Shares that are not Performance Awards shall immediately lapse and such Restricted Shares shall be fully vested.

Any rights of a Participant following his or her termination of Service by reason of Disability with respect to his or her outstanding Restricted Stock Units, Performance Awards and Other Stock-Based Awards shall be set forth in the applicable Award Agreement.

17.3 Retirement. Unless otherwise determined by the Committee, if a Participant’s Service terminates by reason of his or her Retirement:

(a)

The Participant’s outstanding Stock Options and Stock Appreciation Rights that are not Performance Awards will cease vesting but, solely to the extent exercisable at the time of the Participant’s Retirement, may thereafter be exercised until the expiration of the stated period of the Stock Option or SAR; provided, however, that if the Participant dies after such termination of Service, any unexercised Stock Option or SAR may thereafter be exercised by the legal representative of the Participant’s estate or by the beneficiary, if any, designated by the Participant pursuant to the provisions of Section 7.5(b), for a period of twelve months from the date of the Participant’s death or until the expiration of the stated period of the Stock Option or SAR, whichever period is the shorter (to the extent that the provisions of this Section 17.3(a) cause Incentive Stock Options to fail to comply with the provisions of Code Section 422, such Stock Options shall be deemed to be Non-Qualified Stock Options);

(b)

If the Participant has attained the age of 60 at the time of his or her Retirement, all vesting restrictions and conditions on that Participant’s outstanding Restricted Shares that are not Performance Awards shall immediately lapse and such Restricted Shares shall be fully vested; and

(c)

If the Participant has not yet attained the age of 60 at the time of his or her Retirement, that Participant’s outstanding Restricted Shares that are not Performance Awards shall not be forfeited, but all time-based vesting conditions and restrictions on such Restricted Shares shall continue in accordance with their terms, or until the Participant’s death or Disability, in which case the provisions of Section 17.1 or Section 17.2, as applicable, shall apply.

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Any rights of a Participant following his or her Retirement with respect to outstanding Restricted Stock Units, Performance Awards and Other Stock-Based Awards shall be set forth in the applicable Award Agreement.

17.4 Other. Unless otherwise determined by the Committee, if a Participant’s Service terminates for any reason other than those set forth in Sections 17.1, 17.2 and 17.3 above:

(a)

The Participant’s outstanding Stock Options and Stock Appreciation Rights that are not Performance Awards will cease vesting but, solely to the extent exercisable at the time of the Participant’s termination of Service, may thereafter be exercised for a period of ninety (90) days from the date of the Participant’s termination of Service or until the expiration of the stated period of the Stock Option or SAR, whichever period is the shorter (to the extent that the provisions of this Section 17.4(a) cause Incentive Stock Options to fail to comply with the provisions of Code Section 422, such Stock Options shall be deemed to be Non-Qualified Stock Options); and

(b)	For all other Awards, the Participant’s Awards shall thereupon terminate and be forfeited.

17.5 Transfer; Leave of Absence.

(a)

Transfer. For purposes of the Plan, a transfer of an employee Participant from the Company to an Affiliate, or vice versa, or from one Affiliate to another shall not be deemed a termination of Service by the Participant.

(b)

Leave of Absence. Unless otherwise determined by the Committee, a leave of absence by an employee Participant, duly authorized in writing by the Company or an Affiliate, shall not be deemed a termination of Service by the Participant for purposes of the Plan.

17.6 Acceleration For Any Other Reason. Regardless of whether an event has occurred as described in Sections 17.1, 17.2 and 17.3 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of any time-based or Service-based vesting conditions on all or a portion of any outstanding Awards shall lapse, or that any performance-based conditions with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, determine. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 17.6. Notwithstanding any other provision of the Plan, including this Section 17.6, the Committee may not accelerate the payment of any Award if such acceleration would fail to comply with Code Section 409A(a)(3).

Section 18. Adjustments for Changes in Capitalization

18.1 Mandatory Adjustments. In the event of an “equity restructuring” (as such term is defined in Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation”), including any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend, the authorization limits under Sections 5.1, 5.2 and 5.7 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and outstanding Awards as it deems necessary or appropriate, in its sole discretion, to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, including: (a) adjustment of the number and kind of shares or securities that may be issued under the Plan; (b) adjustment of the number and kind of shares or securities subject to outstanding Awards; (c) adjustment of the Exercise Price of outstanding Stock Options and Stock Appreciation Rights or the measure to be used to determine the amount of the benefit payable on an Award; (d) adjustment to market price-based performance goals or performance goals set on a per-Share basis; and (e) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Stock Options or SARs to the extent that it causes such Stock Options or SARs to provide for a deferral of compensation subject to Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Common Stock (a stock split), a dividend payable in Shares, or a combination or consolidation of the outstanding Common Stock into a lesser number of Shares, the authorization limits under Sections 5.1, 5.2 and 5.7 shall automatically be adjusted proportionately, and the Shares then subject to each outstanding Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate Exercise Price therefor.

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18.2 Discretionary Adjustments. Upon the occurrence or in anticipation of any share combination, exchange or reclassification, recapitalization, merger, consolidation or other corporate reorganization affecting the Common Stock, or any transaction described in Section 18.1, in addition to any of the actions described in Section 18.1, the Committee may, in its sole discretion, provide: (a) that Awards will be settled in cash rather than Shares; (b) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised; (c) that Awards will be equitably converted, adjusted or substituted in connection with such transaction; (d) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares as of a specified date associated with the transaction, over the Exercise Price of the Award; (e) that performance targets and Performance Periods for Performance Awards will be modified; or (f) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

18.3 No Fractional Shares, etc. After giving effect to any adjustment pursuant to the provisions of this Section 18, the number of Shares subject to any Award denominated in whole Shares shall always be a whole number, unless otherwise determined by the Committee. Any discretionary adjustments made pursuant to the provisions of this Section 18 shall be subject to the provisions of Section 21. To the extent any adjustments made pursuant to this Section 18 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Stock Options shall be deemed to be Non-Qualified Stock Options.

Section 19. Change of Control

19.1 Definition. For purposes of the Plan, the term “Change of Control” means the occurrence of any of the following on or after the Effective Date:

(a)

Any “person” (as such term is used in Sections 13(d) and 14 of the Exchange Act), other than (1) the Company, (2) any subsidiary of the Company, (3) any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any subsidiary of the Company, (4) any underwriter temporarily holding securities of the Company pursuant to an offering of such securities or (5) any person in connection with a transaction described in clauses (1), (2) and (3) of Section 19.1(b) below, becomes the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the total voting power of the Company’s then outstanding voting securities, unless such securities (or, if applicable, securities that are being converted into voting securities) are acquired directly from the Company in a transaction approved by a majority of the Incumbent Board (as defined in Section 19.1(d) below).

(b)

The consummation of a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, or the sale or other disposition, in one transaction or a series of transactions, of all or substantially all of the assets of the Company (a “Corporate Transaction”), unless:

(1)

the stockholders of the Company immediately before such Corporate Transaction will own, directly or indirectly, immediately following such Corporate Transaction, at least 60% of the total voting power of the outstanding voting securities of the corporation or other entity resulting from such Corporate Transaction (including a corporation or other entity that acquires all or substantially all of the Company’s assets, the “Surviving Company”) or the ultimate parent company thereof in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Corporate Transaction;

(2)

the individuals who were members of the Board of Directors immediately prior to the execution of the agreement providing for such Corporate Transaction constitute a majority of the members of the board of directors or equivalent governing body of the Surviving Company or the ultimate parent company thereof; and

(3)

no person, other than (A) the Company, (B) any subsidiary of the Company, (C) any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any subsidiary of the Company, (D) the Surviving Company, (E) any subsidiary or parent company of the Surviving Company, or (F) any person who, immediately prior to such Corporate Transaction, was the beneficial owner of securities of the Company representing 30% or more of the total voting power of the Company’s then outstanding voting securities, is the beneficial owner of 30% or more of the total voting power of the then outstanding voting securities of the Surviving Company or the ultimate parent company thereof.

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(c)	The stockholders of the Company approve a complete liquidation or dissolution of the Company.
(d)

Directors who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”), cease to constitute at least a majority of the Board of Directors (or, in the event of any merger, consolidation or reorganization the principal purpose of which is to change the Company’s state of incorporation, form a holding company or effect a similar reorganization as to form, the board of directors of such surviving company or its ultimate parent company); provided, however, that any individual becoming a member of the Board of Directors subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened proxy contest relating to the election of directors.

Notwithstanding the foregoing, a Change of Control will not be deemed to occur solely because any person (a “Subject Person”) becomes the beneficial owner of more than the permitted amount of the outstanding voting securities of the Company as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of voting securities beneficially owned by the Subject Person, provided, that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such acquisition by the Company, the Subject Person becomes the beneficial owner of any additional voting securities that increases the percentage of the then outstanding voting securities beneficially owned by the Subject Person to 30% or more of the total voting power, then a Change of Control will have occurred.

19.2 Effect of Change of Control. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee, the provisions of this Section 19.2 shall apply to the types of Awards specified in subsections (a) and (b) below in the event of a Change of Control.

(a)

Stock Options and SARs. In the event of a Change of Control, all outstanding Stock Options and Stock Appreciation Rights that are not Performance Awards shall become fully vested and immediately exercisable. To the extent that the provisions of this Section 19.2(a) cause Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Stock Options shall be deemed to be Non-Qualified Stock Options.

(b)

Restricted Shares, Restricted Stock Units and Other Stock-Based Awards. In the event of a Change of Control as described in Section 19.1(b), as shall be determined by the Committee: (1) any outstanding and unvested Restricted Shares, Restricted Stock Units or Other Stock-Based Awards that are not Performance Awards shall be canceled and the Company shall make a cash payment to those Participants in an amount equal to the highest price per Share received by the holders of Common Stock in connection with such Change of Control multiplied by the number of such unvested Restricted Shares, Restricted Stock Units or Other Stock-Based Awards then held by such Participant, with any non-cash consideration to be valued in good faith by the Committee; or (2) all vesting restrictions and conditions with respect to all outstanding Restricted Shares, Restricted Stock Units or Other Stock-Based Awards that are not Performance Awards shall immediately lapse and such Restricted Shares, Restricted Stock Units or Other Stock-Based Awards shall be fully vested. In the event of a Change of Control as described in Section 19.1(a), (c) or (d), all vesting restrictions and conditions with respect to all outstanding Restricted Shares, Restricted Stock Units or Other Stock-Based Awards that are not Performance Awards shall immediately lapse and such Restricted Shares, Restricted Stock Units or Other Stock-Based Awards shall be fully vested.

(c)

Performance Awards. In the event of a Change of Control, all performance goals or other vesting criteria with regard to all outstanding Performance Awards shall be deemed to be achieved at 100% of target levels and all other terms and conditions will be deemed met.

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19.3 Excise Taxes. In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant under the Plan in connection with a Change of Control would subject a Participant to any excise tax pursuant to Code Section 4999 (which excise tax would be the Participant’s obligation) due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Code Section 280G, then the Award and any other payments or benefits provided hereunder shall be either (a) reduced (but not below zero) so that the present value of such total amounts and benefits received by the Participant will be one dollar ($1.00) less than three times the Participant’s “base amount” (as defined in Code Section 280G) and so that no portion of such amounts and benefits received by the Participant shall be subject to the excise tax imposed by Code Section 4999 or (b) paid in full, whichever produces the better net after-tax position to the Participant (taking into account any applicable excise taxes under Code Section 4999 and any other applicable taxes). The reduction of payments and benefits hereunder, if applicable, shall be made by reducing, first, payments or benefits to be paid in cash hereunder in the order in which such payment or benefit would be paid or provided (beginning with such payment or benefit that would be made last in time and continuing, to the extent necessary, through to such payment or benefit that would be made first in time) and, then, reducing any benefit to be provided in-kind hereunder in a similar order. The determination as to whether any such reduction in the amounts of the Award and any other payments and benefits provided hereunder is necessary shall be made by the Committee in its sole discretion. If a reduced Award or any other payment or benefit is made or provided and through error or otherwise that payment or benefit, when aggregated with other payments and benefits from the Company (or an Affiliate) used in determining if an “excess parachute payment” exists, exceeds one dollar ($1.00) less than three times the Participant’s base amount, then the Participant shall immediately repay such excess to the Company upon notification that an overpayment has been made. Nothing in this Section 19.3 shall require the Company to be responsible for, or have any liability or obligation with respect to, the Participant’s excise tax liabilities under Code Section 4999.

Section 20. Repricing Prohibited

Except as contemplated by the provisions of Section 18, outstanding Stock Options and Stock Appreciation Rights will not be “repriced” for any reason without the prior approval of the Company’s stockholders. For purposes of the Plan, a “repricing” means lowering the Exercise Price of an outstanding Stock Option or SAR or any other action that has the same effect or is treated as a repricing under generally accepted accounting principles, and includes a tandem cancellation of a Stock Option or SAR at a time when its Exercise Price exceeds the fair market value of the underlying Common Stock and exchange for another Stock Option, SAR, other Award, other equity security or a cash payment.

Section 21. Amendment and Termination

21.1 Amendment or Termination of the Plan. The Board of Directors or the Committee may amend, modify, suspend, discontinue or terminate the Plan or any portion of the Plan at any time; provided, however, any amendment or modification that (a) increases the total number of Shares available for issuance pursuant to Awards granted under the Plan (except as contemplated by the provisions of Section 18), (b) deletes or limits the provision of Section 20 (repricing prohibition), or (c) requires the approval of the Company’s stockholders pursuant to any applicable law, regulation or securities exchange rule or listing requirement, shall be subject to approval by the Company’s stockholders. Subject to the provisions of Section 21.3, no amendment, modification, suspension, discontinuance or termination of the Plan shall impair the rights of any Participant under any Award previously granted under the Plan without such Participant’s consent, provided that such consent shall not be required with respect to any Plan amendment, modification or other such action if the Committee determines in its sole discretion that such amendment, modification or other such action is not reasonably likely to significantly reduce or diminish the benefits provided to the Participant under such Award.

21.2 Awards Previously Granted. The Committee may waive any conditions or restrictions under, amend or modify the terms and conditions of, or cancel or terminate any outstanding Award at any time and from time to time; provided, however, subject to the provisions of Section 21.3 and the provisions of the applicable Award Agreement, no such amendment, modification, cancellation or termination shall impair the rights of a Participant under an Award without such Participant’s consent, provided that such consent shall not be required with respect to any amendment, modification or other such action if the Committee determines in its sole discretion that such amendment, modification or other such action is not reasonably likely to significantly reduce or diminish the benefits provided to the Participant under such Award.

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21.3 Compliance Amendments. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable in order for the Company, the Plan, an Award or an Award Agreement to satisfy or conform to any applicable present or future law, regulation or rule or to meet the requirements of any accounting standard.

Section 22. Foreign Jurisdictions

Awards granted to Participants who are foreign nationals or who are employed by the Company or an Affiliate outside of the United States may have such terms and conditions different from those specified in the Plan and such additional terms and conditions as the Committee, in its sole discretion, determines to be necessary, appropriate or advisable to foster and promote achievement of the material purposes of the Plan and to fairly accommodate for differences in local law, tax policy or custom or to facilitate administration of the Plan. The Committee may approve such sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or advisable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Company’s stockholders.

Section 23. General

23.1 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall preclude or limit the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

23.2 Treatment for Other Compensation Purposes. The amount of any compensation received or deemed to be received by a Participant pursuant to an Award shall not be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws, and shall not be included in or have any effect on the determination of benefits under any other compensation or benefit plan, program or arrangement of the Company or an Affiliate, including any pension or severance benefits plan, unless expressly provided by the terms of any such plan, program or arrangement.

23.3 No Trust or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein or in any Award Agreement shall (a) require the Company to segregate any monies, other property or Shares, create any trusts, or to make any special deposits for any amounts payable to any Participant or other person, or (b) be construed as creating in respect of any Participant or any other person any equity or other interest of any kind in any assets of the Company or an Affiliate or creating a trust of any kind or a fiduciary relationship of any kind between the Company or any Affiliate and a Participant or any other person. Prior to the payment or settlement of any Award, nothing contained herein or in any Award Agreement shall give any Participant or any other person any rights that are greater than those of a general unsecured creditor of the Company or an Affiliate.

23.4 Use of Proceeds. All proceeds received by the Company pursuant to Awards granted under the Plan shall be used for general corporate purposes.

23.5 No Limitations on Corporate Action. Neither the Plan, the grant of any Award nor any Award Agreement shall limit, impair or otherwise affect the right or power of the Company or any of its Affiliates to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

23.6 No Stockholder Rights. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant shall have any rights as a stockholder with respect to any Shares to be issued under the Plan prior to the issuance thereof.

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23.7 Prohibition on Loans. The Company shall not loan funds to any Participant for the purpose of paying the Exercise Price associated with any Stock Option or Stock Appreciation Right or for the purpose of paying any taxes associated with the grant, exercise, lapse of restriction, vesting, distribution, payment or other taxable event involving an Award or the Plan.

23.8 No Obligation to Exercise Awards; No Right to Notice of Expiration Date. An Award of a Stock Option or a Stock Appreciation Right imposes no obligation upon the Participant to exercise the Award. The Company, its Affiliates and the Committee have no obligation to inform a Participant of the date on which a Stock Option or SAR is no longer exercisable except in the Award Agreement.

23.9 Compliance with Section 16(b). With respect to Participants who are Reporting Persons, all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. All transactions under the Plan involving Reporting Persons are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan. Any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to such Reporting Persons.

23.10 Code Section 409A Compliance. Notwithstanding anything contained in the Plan or in any Award Agreement to the contrary, the Plan and all Awards hereunder are intended to satisfy the requirements of Code Section 409A so as to avoid the imposition of any additional taxes or penalties thereunder, and all terms, conditions and provisions of the Plan and an Award Agreement shall be interpreted and applied in a manner consistent with this intent. If the Committee determines that an Award, Award Agreement, payment, distribution, transaction, or any other action or arrangement contemplated by the provisions of the Plan or an Award Agreement would, if undertaken, cause a Participant to become subject to any additional taxes or penalties under Code Section 409A, such Award, Award Agreement, payment, distribution, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan or Award Agreement will be deemed modified or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee in its sole discretion, in each case without the consent of or notice to the Participant.

If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a Participant’s termination of Service will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the Participant’s termination of Service. For purposes of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms mean a “separation from service.”

Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, any payment(s) of “nonqualified deferred compensation” required to made under an Award to a “specified employee” (as defined under Section 409A and as the Company determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following a Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, each and every payment made hereunder shall be treated as a separate payment and not as a series of payments. Whenever a payment under the Plan or an Award Agreement may be paid within a specified period, the actual date of payment within the specified period shall be within the sole discretion of the Company.

23.11 Governing Law. Except as to matters governed by United States federal law or the Delaware General Corporation Law, the Plan, all Award Agreements and all determinations made and actions taken under the Plan and any Award Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without giving effect to its conflicts of law principles.

FEDEX.COM D-20

Appendix D – FedEx Corporation 2019 Omnibus Stock Incentive Plan

23.12 Plan Controls. In the event of any conflict or inconsistency between the Plan and any Award Agreement, the provisions of the Plan shall govern and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

23.13 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

23.14 Successors. The Plan shall be binding upon the Company and its successors and assigns, and the Participant and the Participant’s legal representatives and beneficiaries.

Effective as of September 24, 2019

D-21	2019 PROXY STATEMENT

FedEx Corporation
942 South Shady Grove Road
Memphis, Tennessee 38120

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern time on September 22, 2019.
Vote by Internet
●	Go to www.investorvote.com/FDX
●	Or scan the QR code with your smartphone
●	Follow the steps outlined on the secure website

Vote by telephone
●	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch-tone telephone
●	Follow the instructions provided by the recorded message

Annual Meeting Proxy Card/Sign and Date on Reverse Side

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

A	The Board of Directors recommends a vote FOR each of the listed nominees and FOR Proposals 2, 3 and 4.

1.	Election of Directors:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - John A. Edwardson				02 - Marvin R. Ellison				03 - Susan Patricia Griffith
	04 - John C. (“Chris”) Inglis				05 - Kimberly A. Jabal				06 - Shirley Ann Jackson
	07 - R. Brad Martin				08 - Joshua Cooper Ramo				09 - Susan C. Schwab
	10 - Frederick W. Smith				11 - David P. Steiner				12 - Paul S. Walsh
		For	Against	Abstain			For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.				3.	Approval of the FedEx Corporation 2019 Omnibus Stock Incentive Plan.
4.	Ratification of independent registered public accounting firm.
B	The Board of Directors recommends a vote AGAINST Proposals 5 and 6.
		For	Against	Abstain			For	Against	Abstain
5.	Stockholder proposal regarding lobbying activity and expenditure report.				6.	Stockholder proposal regarding employee representation on the Board of Directors.

FedEx Corporation

Annual Meeting of Stockholders
Monday, September 23, 2019
8:00 a.m. local time
FedEx Express World Headquarters
Auditorium
3670 Hacks Cross Road, Building G, Memphis, TN 38125

Important information if you plan to attend the annual meeting in person

If you plan to attend the annual meeting in person, you must register in advance. The registration deadline is 11:59 p.m. Eastern time on Thursday, September 19, 2019. You may register by accessing www.investorvote.com/FDX and following the instructions to register for the meeting and print out an admission ticket when you vote. If you do not have access to or do not vote on the Internet, you may register by contacting FedEx Investor Relations at 1-901-818-7200 or ir@fedex.com. You will need the 15-digit control number included on the reverse side of this proxy card to register.

In order to be admitted to the meeting, you must present both an admission ticket, which you will obtain when you register in advance, and a valid government-issued photo identification, such as a driver’s license or a passport.

Security measures will be in place at the meeting to help ensure the safety of attendees. Metal detectors similar to those used in airports will be located at the entrance to the meeting room, and briefcases, handbags and packages will be inspected. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted.

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy Solicited on Behalf of the Board of Directors of FedEx Corporation for the Annual Meeting of Stockholders, September 23, 2019

The undersigned hereby constitutes and appoints Mark R. Allen and Alan B. Graf, Jr., and each of them, his or her true and lawful agents and proxies, each with full power of substitution, to represent the undersigned and to vote all of the shares of FedEx Corporation common stock of the undersigned at the Annual Meeting of Stockholders of FedEx to be held in the auditorium at the FedEx Express World Headquarters, 3670 Hacks Cross Road, Building G, Memphis, Tennessee 38125, on Monday, September 23, 2019, at 8:00 a.m. local time, and at any postponements or adjournments thereof, on Proposals 1 through 6 as specified on the reverse side hereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to stand for election) and on such other matters as may properly come before said meeting. This card also constitutes voting instructions for any shares held for the undersigned in the FedEx Corporation employee stock purchase plan or in a benefit plan of FedEx Corporation or its subsidiaries. If you wish to instruct a record holder or plan trustee on the voting of shares held in your account, your instructions must be received by September 18, 2019. If no direction is given, the plan trustee will vote the shares held in your account in the same proportion as votes received from other plan participants.

This proxy, when properly signed, dated and returned, will be voted as specified by you. If no direction is made, this proxy will be voted (and voting instructions given) FOR each of the director nominees, FOR Proposals 2, 3 and 4, and AGAINST Proposals 5 and 6. The Board of Directors recommends that you vote FOR each of the director nominees, FOR Proposals 2, 3 and 4, and AGAINST Proposals 5 and 6. In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the meeting or any postponements or adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Messrs. Allen and Graf cannot vote your shares unless you sign, date and return this card or vote on the Internet or by telephone.

If you vote by the Internet or telephone, please DO NOT mail back this proxy card. If you wish to attend the annual meeting in person, however, you will need to register in advance and bring the admission ticket with you that you will receive when you register.

NOTE: If you vote on the Internet, you may elect to have next year’s proxy statement and annual report to stockholders delivered to you electronically. We strongly encourage you to enroll in electronic delivery. It is a cost-effective way for us to send you proxy materials and annual reports.

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Mark this box if you would like your name to be disclosed with your vote and comments, if any.

D	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below.
The signer hereby revokes all proxies previously given by the signer to vote at said meeting or at any postponements or adjournments thereof.
NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, officer, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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